SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 10/A

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
               Pursuant to Section 12(b) or (g) of the Securities
                              Exchange Act of 1934




                      Belport Capital Fund LLC (the "Fund")
                      -------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                      04-3551830
         --------                         ------------------------------------
  (State of organization)                 (I.R.S. Employer Identification No.)


       The Eaton Vance Building
255 State Street, Boston, Massachusetts                   02109
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(Address of principal executive offices)                (Zip Code)


Registrant's telephone number:  617-482-8260
                                ------------


Securities to be registered pursuant to Section 12(b) of the Act:  None
                                                                   ----


Securities to be registered pursuant to Section 12(g) of the Act:


           Limited Liability Company Interests in the Fund ("Shares")
           ----------------------------------------------------------
                                (Title of class)



                    The Exhibit Index is located on page 87.

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                              Belport Capital Fund

                                Index to Form 10

ITEM                                                                        PAGE

1   Business................................................................  1
       Fund Overview........................................................  1
          Structure of the Fund.............................................  1
          Fund Management...................................................  1
          The Fund's Offering...............................................  2

       The Fund's Investment in Belvedere Capital Fund
       Company LLC and Tax-Managed Growth Portfolio.........................  2
          The Company.......................................................  2
          The Portfolio.....................................................  2
          The Portfolio's Investment Objective and Policies.................  2
          The Portfolio's Tax Management Strategies.........................  3

       The Fund's Real Estate Investments through
       Belport Realty Corporation...........................................  4
          Real Estate Joint Venture Investments.............................  4
          Partnership Preference Units......................................  5
          Organization of Belport Realty and the Real Estate
          Joint Ventures....................................................  6

       Fund Borrowings......................................................  6
          Interest Rate Swap Agreements.....................................  7

       The Eaton Vance Organization.........................................  7

2   Financial Information...................................................  8
       Table of Selected Financial Data.....................................  8

       Management's Discussion and Analysis of
       Financial Condition and Results of Operations........................  9
       Results of Operations................................................  9
          Fund Performance.................................................. 10
          Performance of the Portfolio...................................... 10
          Performance of Real Estate Investments............................ 10
          Performance of Interest Rate Swaps................................ 11
       Liquidity and Capital Resources...................................... 11
          Outstanding Borrowings............................................ 11
          Liquidity......................................................... 11
       Quantitative and Qualitative Disclosures About
       Market Risk.......................................................... 12
       Quantitative Information About Market Risk........................... 12
          Interest Rate Risk................................................ 12
       Qualitative Information About Market Risk............................ 13
          Risks Associated with Equity Investing............................ 13

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          Risks of Investing in Foreign Securities.......................... 14
          Risks of Certain Investment Techniques............................ 14
          Risks of Real Estate Investments.................................. 15
          Risks of Leverage................................................. 16

3   Properties.............................................................. 16

4   Security Ownership of Certain Beneficial Owners and Management.......... 17
          Security Ownership of Certain Beneficial Owners................... 17
          Security Ownership of Management.................................. 17
          Changes in Control................................................ 17

5   Directors and Executive Officers........................................ 17
       Directors and Executive Officers of Eaton Vance, Inc................. 17

6   Executive Compensation     ............................................. 18
          The Fund's Investment Advisory and Administrative Fees............ 18
          Belport Realty's Management Fees.................................. 18
          The Portfolio's Investment Advisory Fees.......................... 19

7   Certain Relationships and Related Transactions.......................... 19
          Selling Commissions............................................... 19
          Servicing Fees Paid by the Company................................ 19
          Servicing Fees Paid by the Fund................................... 19
          Distribution Fee Paid to EV Distributors.......................... 20
          Redemption Fee.................................................... 20

8   Legal Proceedings....................................................... 20

9   Net Asset Value of and Distributions on Fund Shares
    and Related Shareholder Matters......................................... 20
       Market Information, Restrictions on Transfers and
       Redemption of Shares................................................. 20
          Transfers of Fund Shares.......................................... 20
          Redemption of Fund Shares......................................... 21
          Determining Net Asset Value....................................... 22
          Historic Net Asset Values......................................... 23
       Record Holders of Shares of the Fund................................. 23
       Distributions ....................................................... 23
          Income and Capital Gains Distributions............................ 23
          Special Distributions............................................. 24

10  Recent Sales of Unregistered Securities................................. 24

11  Description of the Fund's Securities to be Registered................... 24
          General Description of Fund Shares................................ 25
          Voting Rights .................................................... 25
          Amending the LLC Agreement........................................ 25

12  Indemnification of the Manager and its Affiliates....................... 26

13  Financial Statements and Supplementary Data............................. 26

14  Changes in and Disagreements with Accountants on
    Accounting and Financial Disclosures.................................... 27

15  Financial Statements and Exhibits....................................... 27

FINANCIAL STATEMENTS........................................................ 29

SIGNATURES     ..............................................................86

EXHIBIT INDEX  ..............................................................87

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. BUSINESS
----------------

FUND OVERVIEW. Belport Capital Fund LLC (the "Fund") is a private investment company organized to provide diversification and tax-sensitive investment management to investors holding large and concentrated positions in equity securities of selected public companies. The Fund's investment objective is to achieve long-term, after-tax returns for persons who have invested in the Fund ("Shareholders"). The Fund, a Delaware limited liability company, commenced its investment operations on March 14, 2001. Limited liability company interests of the Fund ("Shares") were issued to Shareholders at five closings during 2001. At each Fund closing, the Fund accepted contributions of stock from investors in exchange for Shares of the Fund (the "exchange transaction"). The Fund discontinued offering Shares on December 18, 2001 and no future offering is anticipated.

STRUCTURE OF THE FUND. The Fund is structured to provide tax-free diversification and tax-sensitive investment management to Shareholders. To meet the objective of tax-free diversification, the Fund must satisfy specific requirements of the Internal Revenue Code of 1986, as amended (the "Code"). In order for the contributions of appreciated stock to the Fund by Shareholders to be nontaxable, not more than 80% of the Fund's assets (calculated in the manner prescribed) may consist of "stocks and securities" as defined in the Code. To meet this requirement, the Fund invests at least 20% of its assets as so determined in certain real estate investments (see "The Fund's Real Estate Investments through Belport Realty Corporation" below). The Fund invests up to 80% of its assets in a diversified portfolio of common stocks (see "The Fund's Investment in Belvedere Capital Fund Company LLC & Tax-Managed Growth Portfolio" below). The Fund acquires its real estate investments with borrowed funds, as described below under "Fund Borrowings."

There is no trading market for the Fund's Shares. As described further under "Redemption of Fund Shares" in Item 9(a), Fund Shares may be redeemed on any business day. The Fund plans to satisfy redemption requests principally by distributing securities, but may also distribute cash. The value of securities and cash distributed to satisfy a redemption will equal the net asset value of the number of Shares being redeemed (less any applicable redemption fees).

The Fund intends to distribute each year the amount of its net investment income for such year, if any. The Fund also intends to make annual capital gain distributions equal to approximately 22% of the amount of its net realized capital gains, if any, other than precontribution gains allocated to a Shareholder in connection with a taxable tender offer or other taxable corporate event for a security contributed to the Fund by that Shareholder or the Shareholder's predecessor in interest. The Fund's income distributions are not expected to be significant. The Fund intends to pay distributions (if any) on the last business day of each fiscal year of the Fund (which concludes on December 31) or shortly thereafter. See "Distributions" in Item 9(c).

FUND MANAGEMENT. The manager of the Fund is Eaton Vance Management ("Eaton Vance"), a Massachusetts business trust registered as an investment adviser. Eaton Vance and its wholly-owned subsidiary, Boston Management and Research ("Boston Management"), provide management and advisory services to the Fund, its real estate subsidiary and the investment portfolios in which the Fund invests. Eaton Vance and Boston Management provide advisory, administration and/or management services to over 170 investment companies, as well as individual and institutional investors. As of December 31, 2001, Eaton Vance and its affiliates managed approximately $55 billion on behalf of clients.

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THE FUND'S OFFERING.  Shares of the Fund were privately offered and sold only to
"accredited investors" as defined in Rule 501(a) under the Securities Act of 1933, as amended, (the "Securities Act") who were "qualified purchasers" (as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (the "1940 Act")). The offering was conducted by Eaton Vance Distributors, Inc. ("EV Distributors"), a wholly-owned subsidiary of Eaton Vance, as placement agent and by certain subagents appointed by EV Distributors. The Shares were offered and sold in reliance upon an exemption from registration provided by Rule 506 under the Securities Act. The Fund issued Shares to Shareholders at closings taking place on March 14, 2001, May 23, 2001, July 26, 2001, October 4, 2001, and December 18, 2001. At the five closings, an aggregate of 17,842,860 Shares were issued in exchange for Shareholder contributions totaling $1.78 billion.

THE FUND'S INVESTMENT IN BELVEDERE CAPITAL FUND COMPANY LLC AND TAX-MANAGED GROWTH PORTFOLIO. At each Fund closing, all of the securities accepted for contribution to the Fund were contributed by the Fund to Belvedere Capital Fund Company LLC (the "Company"), a Massachusetts limited liability company, in exchange for shares of the Company. The Company then contributed the securities received from the Fund to Tax-Managed Growth Portfolio (the "Portfolio") in exchange for an interest in the Portfolio. The Portfolio is a diversified, open-end management investment company registered under the 1940 Act with net assets of approximately $18.3 billion as of December 31, 2001. As of December 31, 2001, the Fund's investment in the Portfolio through the Company had an approximate value of $1.76 billion (equal to approximately 73.8% of the Fund's total assets on a consolidated basis).

THE COMPANY. As of December 31, 2001, the investment assets of the Company consisted exclusively of an interest in the Portfolio with a value of approximately $10.33 billion. As of such date, the Fund owned approximately 17% of the Company's outstanding shares. The other investors in the Company include four other investment funds sponsored by the Eaton Vance organization, as well as qualified individual investors who acquired shares of the Company in exchange for portfolios of acceptable securities ("non-investment fund investors").

The Company provides a vehicle through which investment fund and non-investment fund investors contributing a "diversified basket of securities" can acquire an indirect interest in the Portfolio. A "diversified basket of securities" means a group of securities that is diversified such that not more than 25% of the value of the securities are investments in the securities of any one issuer and not more than 50% of the value of the securities are investments in the securities of five or fewer issuers. The securities contributed to the Company at each Fund closing constituted a diversified basket of securities. Because the Fund owns other investments to meet certain tax requirements (see "Structure of the Fund" above and "The Fund's Real Estate Investments through Belport Realty Corporation" below), it does not satisfy the conditions of the 1940 Act for investing directly in the Portfolio.

THE PORTFOLIO. The Portfolio was organized in 1995 as the successor to the investment operations of Eaton Vance Tax-Managed Growth Fund 1.0 (formerly Capital Exchange Fund), a mutual fund established in 1966 and managed from inception for long-term, after-tax returns. As of December 31, 2001, investors in the Portfolio included seven investors in addition to the Company, four of which acquire interests in the Portfolio with cash on a continuous basis. All investors in the Portfolio are sponsored by or affiliated with Eaton Vance. As of December 31, 2001, the Company owned approximately 56% of the Portfolio. The Fund invests indirectly in the Portfolio because it is a well-established investment portfolio that has an investment objective and policies that are compatible to those of the Fund. Investing in the Portfolio enables the Fund to participate in a substantially larger and more diversified investment portfolio than it could achieve by managing the contributed securities directly.

THE PORTFOLIO'S INVESTMENT OBJECTIVE AND POLICIES. The investment objective of the Portfolio is to achieve long-term, after-tax returns for its investors by investing in a diversified portfolio of equity securities. The Portfolio

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emphasizes investments in common stocks of domestic and foreign growth companies that are considered to be high in quality and attractive in their long-term investment prospects. The Portfolio seeks to invest in a broadly diversified portfolio of stocks and to invest primarily in established companies with characteristics of above-average growth, predictability and stability that are acquired with the expectation of being held for a period of years. Under normal market conditions, the Portfolio will invest primarily in common stocks. The Portfolio acquires securities through contributions from the Company and by purchasing securities with cash invested in the Portfolio by other investors.

Although the Portfolio may, in addition to investing in common stocks, invest in investment-grade preferred stocks and debt securities, purchases of such securities are normally limited to securities convertible into common stocks and temporary investments in short-term notes and government obligations. During periods in which the investment adviser to the Portfolio believes that returns on common stock investments may be unfavorable, the Portfolio may invest a portion of its assets in U.S. government obligations and high quality short-term notes. The Portfolio's holdings represent a number of different industries. Not more than 25% of the Portfolio's assets may be invested in the securities of issuers having their principal business activity in the same industry, determined as of the time of acquisition of any such securities.

THE PORTFOLIO'S TAX MANAGEMENT STRATEGIES. In its operations, the Portfolio seeks to achieve long-term, after-tax returns in part by minimizing the taxes incurred by investors in the Portfolio in connection with the Portfolio's investment income and realized capital gains. Taxes on investment income are minimized by investing primarily in lower-yielding securities. Taxes on realized capital gains are minimized by avoiding or minimizing the sale of securities holdings with large accumulated capital gains. The Portfolio generally seeks to avoid realizing short-term capital gains.

When a decision is made to sell a particular appreciated security, the Portfolio will select for sale the share lots resulting in the most favorable tax treatment, generally those with holding periods sufficient to qualify for long-term capital gain treatment that have the highest cost basis. The Portfolio may, when deemed prudent by its investment adviser, sell securities to realize capital losses that can be used to offset realized gains. While the Portfolio generally retains the securities contributed to the Portfolio by the Company, the Portfolio has the flexibility to sell contributed securities. Securities acquired by the Portfolio with cash may be sold in accordance with the tax-management strategies described above. In lieu of selling a security, the Portfolio may hedge its exposure to that security by using the techniques described below. The Portfolio also disposes of contributed securities through its practice of settling redemptions by a distribution of securities as described in Item 9(a) under "Redemption of Fund Shares". As described in Item 9(a), settling redemptions with securities may result in certain tax benefits to the Portfolio, the Company, the Fund and the redeeming Shareholder.

To protect against price declines in securities holdings with large accumulated capital gains, the Portfolio may use various investment techniques, including, but not limited to, the purchase of put options on securities held, equity collars (combining the purchase of a put option and the sale of a call option), equity swaps, covered short sales, and the sale of stock index futures contracts. By using these techniques rather than selling such securities, the Portfolio can, within certain limits, reduce its exposure to price declines in the securities without realizing substantial capital gains under current tax law.

The Portfolio's ability to utilize covered short sales and certain equity swaps and equity collar strategies as a tax-efficient management technique with respect to holdings of appreciated securities is limited to circumstances in which the hedging transaction is closed out within thirty days after the end of the taxable year of the Portfolio in which the hedging transaction was initiated and the underlying appreciated securities position is held unhedged for at least the next sixty days after such hedging transaction is closed. The use of these investment techniques may require the Portfolio to commit or make available cash and, therefore, may not be available at such times as the Portfolio has limited

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holdings of cash.  During January 2001,  the Portfolio  held short  positions on three portfolio securities. The short positions were entered into during 2000 and at December 31, 2000 had a combined value equal to approximately 1% of the Portfolio's net assets. The gain realized when the short positions were sold in January, 2001 constituted less than 0.3% of the Portfolio's net assets as of December 31, 2001. The Portfolio paid commissions totaling approximately $113,000 in connection with the short sales. The Portfolio did not employ any of the techniques described above on other securities holdings during the year ended December 31, 2001.

THE FUND'S REAL ESTATE INVESTMENTS THROUGH BELPORT REALTY CORPORATION. Separate from its investment in the Portfolio through the Company, the Fund invests in certain real estate investments through its subsidiary, Belport Realty Corporation ("Belport Realty"). As referred to above under "Fund Overview - Structure of the Fund", the Fund invests in real estate investments to satisfy certain requirements of the Code for contributions of appreciated stocks to the Fund by Shareholders to be nontaxable. As of December 31, 2001, the consolidated real estate assets of Belport Realty totaled $611.12 million. The Fund's consolidated real estate investments represented 25.6% of the Fund's assets on a consolidated basis at December 31, 2001. The Fund acquired its real estate investments with borrowed funds, as described below under "Fund Borrowings". The Fund seeks a return on its real estate investments over the long-term that exceeds the cost of the borrowings incurred to acquire such investments.

At December 31, 2001, Belport Realty invested primarily in real estate joint ventures ("Real Estate Joint Ventures") that are controlled by Belport Realty and in a portfolio of income-producing preferred equity interests in real estate operating partnerships that generally are affiliated with and controlled by real estate investment trusts ("REITs") that are publicly traded ("Partnership Preference Units"). As of December 31, 2001, approximately 85% of the consolidated real estate investments of Belport Realty were Real Estate Joint Venture assets and approximately 15% were investments in Partnership Preference Units.

In the future, Belport Realty may invest in other types of real estate investments, such as interests in real properties subject to long-term leases. Belport Realty may purchase real estate investments from, and sell them to, other investment funds sponsored by the Eaton Vance organization and REIT subsidiaries of such investment funds that are similar to Belport Realty. The two Real Estate Joint Ventures and the Partnership Preference Units owned by Belport Realty at December 31, 2001 were acquired from such REIT subsidiaries.

Boston Management serves as manager of Belport Realty. In that capacity, Boston Management manages the investment and reinvestment of Belport Realty's assets and administers its affairs.

REAL ESTATE JOINT VENTURE INVESTMENTS. At December 31, 2001, Belport Realty owned a controlling interest in two Real Estate Joint Ventures, Bel Multifamily Property Trust ("Bel Multifamily") and Monadnock Property Trust LLC ("Monadnock"). During 2001, Belport Realty owned a controlling interest in a third Real Estate Joint Venture that was sold during the year to a REIT subsidiary of another investment fund sponsored by the Eaton Vance organization for a gain of $438,595.

The day-to-day operating management of each Real Estate Joint Venture is provided by the real estate operating company (the "Operating Partner") that is the principal minority investor in the Real Estate Joint Venture. A board of managers or trustees controlled by Belport Realty oversees the performance of the Operating Partner and controls the major decisions of each Real Estate Joint Venture.

At December 31, 2001, the assets of the Real Estate Joint Ventures consist of a total of 23 multifamily residential communities acquired from or in conjunction with the Operating Partner of the respective Real Estate Joint Venture. See Item
3. Distributable cash flows from each Real Estate Joint Venture are allocated in

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a manner  that  provides  Belport  Realty:  1) a  priority  position  versus the
Operating Partner with respect to a fixed annual preferred return; and 2) participation on a pro rata or reduced basis in distributable cash flows in excess of the annual preferred return of Belport Realty and a subordinated preferred return of the Operating Partner.

Financing for the Real Estate Joint Ventures consists primarily of fixed-rate secured mortgage debt obligations of the Real Estate Joint Ventures that generally are without recourse to Belport Realty and the Fund. Both Belport Realty and the Operating Partner invested equity in the Real Estate Joint Ventures. Belport Realty's equity in the Real Estate Joint Ventures was acquired using the proceeds of Fund borrowings. At acquisition, Belport Realty's equity investment in Bel Multifamily and Monadnock was approximately $49.1 million and approximately $75.9 million, respectively.

The Operating Partner of Bel Multifamily is ERP Operating Limited Partnership ("ERP"), an affiliate of Equity Residential. Equity Residential is a publicly owned, self-administered and self-managed REIT. As of December 31, 2001, Equity Residential owned or had interests in a portfolio of 1,076 multi-family properties containing 224,801 apartment units. Equity Residential's corporate headquarters are located in Chicago, Illinois. Equity Residential's common shares are traded on the New York Stock Exchange under the symbol "EQR". ERP owns 25% of the issued and outstanding shares of Bel Multifamily that are entitled to vote for election of trustees of Bel Multifamily.

The Operating Partner of Monadnock is Archstone-Smith Operating Trust. Archstone-Smith Trust ("Archstone"), the sole trustee of Archstone-Smith Operating Trust, is a publicly owned REIT focused on the operation, development, redevelopment, acquisition and long-term ownership of garden apartment communities and high-rise apartment properties in the United States. As of December 31, 2001, Archstone's properties consisted of 176 garden properties and 49 high-rise properties, representing a total of 79,982 units, including 2,812 units in development. Archstone's corporate headquarters are located in Englewood, Colorado. Archstone is traded on the New York Stock Exchange under the symbol "ASN". Archstone owns 25% of the issued and outstanding shares of Monadnock that are entitled to Board representation.

The Real Estate Joint Ventures each include a buy/sell provision that can be exercised by either Belport Realty or the Operating Partner after a fixed period of years. Pursuant to the buy/sell provision entered into at the time Bel MultiFamily was established, either Belport Realty or the Bel MultiFamily Operating Partner can give notice after February 22, 2010 either to buy the other's equity interest in Bel MultiFamily or to sell its own equity interest in Bel MultiFamily. Monadnock has a similar buy-sell provision, between Belport Realty and the Monadnock Operating Partner. The Monadnock buy/sell provision can be invoked after September 13, 2010.

A purchase or sale pursuant to a buy/sell provision would be made at a negotiated price. The agreement containing the buy/sell provision applicable to a Real Estate Joint Venture continues indefinitely, but could be terminated upon the receipt of the requisite approval of the owners of the voting interests in the Real Estate Joint Venture. The sale to Belport Realty by the Operating Partner of the Operating Partner's interest in Bel Multifamily or Monadnock would not affect the REIT qualification of Bel Multifamily or Monadnock, respectively. If Belport Realty were to dispose of its interest in a Real Estate Joint Venture pursuant to a buy/sell provision, it may acquire a different real estate investment to replace the investment sold.

PARTNERSHIP PREFERENCE UNITS. Belport Realty's investments in Partnership Preference Units represent preferred equity interests in real estate operating partnerships that generally are affiliated with publicly traded REITs. The assets of the partnerships that issue the Partnership Preference Units owned by Belport Realty consist of direct or indirect ownership interests in real properties, including multifamily properties, office and industrial properties and self-storage facilities. The Partnership Preference Units owned by Belport


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Realty as of December 31, 2001 are  described in Item 2 and in the  Consolidated
Portfolio  of  Investments   included  in  the  Fund's  Consolidated   Financial
Statements, which are incorporated by reference into Item 15.

Each issue of Partnership Preference Units held by Belport Realty pays regular quarterly distributions at fixed rates from the net profits of the issuing partnership. Holders of Partnership Preference Units have a priority interest in the issuing partnership's net profits. Belport Realty acquired its Partnership Preference Units in private transactions from the issuers of such units or from subsidiaries of other investment funds sponsored by Eaton Vance. None of the issues of Partnership Preference Units is or will be registered under the Securities Act and each issue is thus subject to restrictions on transfer.

The Partnership Preference Units held by Belport Realty were issued by partnerships that are not publicly-traded partnerships within the meaning of Code Section 7704(b). When acquired, the Partnership Preference Units held by Belport Realty had a remaining life of at least five years (subject to earlier call provisions) and are not, by their terms, readily convertible or exchangeable into cash or securities of the affiliated public company. The Partnership Preference Units are not rated by a nationally-recognized rating agency, and such interests may not be as high in quality as issues that are rated investment grade.

ORGANIZATION OF BELPORT REALTY AND THE REAL ESTATE JOINT VENTURES. Belport Realty and each Real Estate Joint Venture operate in such a manner as to qualify for taxation as a REIT under the Code. As REITs, Belport Realty and each Real Estate Joint Venture generally are not subject to federal income tax on that portion of their ordinary income or taxable gain that is distributed to stockholders each year. The Fund owns 100% of the common stock issued by Belport Realty, and intends to hold all of Belport Realty's common stock at all times. Belport Realty and the respective Operating Partner own all of the common shares or similar interests of each Real Estate Joint Venture.

Belport Realty and each Real Estate Joint Venture also have issued preferred shares to satisfy certain requirements of the Code relating to qualification as a REIT. The preferred shares of each such entity are owned by approximately 105 charitable organizations. As of December 31, 2001, the total value of the preferred shares of each of Belport Realty, Bel Multifamily and Monadnock was $210,000, $220,000 and $216,000, respectively. Dividends on preferred shares are cumulative and payable at a dividend rate of 8% per year. The dividends paid on preferred shares have priority over payments on common shares. For the period from March 14, 2001 to December 31, 2001, Belport Realty, Bel Multifamily and Monadnock paid distributions to preferred shareholders of $15,792, $8,968 and $8,805, respectively.

FUND BORROWINGS. To finance its investments in Partnership Preference Units and its equity in Real Estate Joint Ventures held through Belport Realty, the Fund has entered into a revolving securitization facility (the "Commercial Paper Facility") of up to $250 million with two special purpose commercial paper issuers affiliated with Citicorp North America, Inc. ("Citicorp") (the "CP Issuers") and Citicorp as agent for the CP Issuers. The Commercial Paper Facility is supported by a committed liquidity facility (the "Liquidity Facility") provided by Citibank, N.A. ("Citibank"), under which borrowings may be made for a maximum term of seven years from the Fund's initial closing. Additionally, Citibank has provided up to $10 million for use of letters of credit. Fees on the letters of credit are charged at a rate of 0.62% per annum.

On borrowings under the Commercial Paper Facility, the Fund pays a rate of interest equal to the CP Issuers' cost of commercial paper funding plus a margin and certain fees and expenses. Based upon the CP Issuers' historical cost of funding, it is expected that borrowings under the Commercial Paper Facility will be at an annual rate of approximately one-month LIBOR plus 0.40%. The Fund also pays a commitment fee of approximately 0.18% per year on the unused portion of the Commercial Paper Facility. In the event that the CP Issuers are unable or unwilling to maintain advances to the Fund, they may assign advances to the providers of the Liquidity Facility. Borrowings under the Liquidity Facility will be at an annual rate of one-month LIBOR plus 0.75%.

The Fund's obligations under the Commercial Paper Facility and the Liquidity Facility (collectively, the "Credit Facility") are secured by a pledge of substantially all of its assets. Obligations under the Credit Facility are without recourse to Fund shareholders. As described above, financing for the Real Estate Joint Ventures consists primarily of fixed-rate secured mortgage debt obligations of the Real Estate Joint Ventures that generally are without recourse to Belport Realty and the Fund. For more information, see "Liquidity and Capital Resources" in Item 2.

INTEREST RATE SWAP AGREEMENTS. The Fund has entered into current and forward interest rate swap agreements with Citibank to fix the cost of borrowings under the Credit Facility used to acquire Belport Realty's equity in Bel Multifamily. The combined term of the swap agreements extends until February 22, 2010. Pursuant to the swap agreements, the Fund makes cash payments to Citibank at fixed rates averaging approximately 6.0% per annum in exchange for floating rate payments from Citibank that equal one-month LIBOR plus approximately 0.40%.

The Fund also has entered into current and forward interest rate swap agreements with Merrill Lynch Capital Services. Inc. ("MLCS") to fix the cost of borrowings under the Credit Facility used to acquire Belport Realty's equity in Monadnock and Belport Realty's investment in Partnership Preference Units. Pursuant to the swap agreements, the Fund makes cash payments to MLCS at fixed rates in exchange for floating rate payments from MLCS that equal one-month LIBOR plus 0.40%. The swap agreements entered into with respect to Belport Realty's equity in Monadnock extend until September 13, 2010 and provide for the Fund to make payments to MLCS at fixed rates averaging 6.1%. The swap agreement entered into with respect to Belport Realty's investments in Partnership Preference Units extends until March 14, 2008 and provides for the Fund to make payments to MLCS at fixed rates of approximately 6.0%. See Note 7 to the Fund's Consolidated Financial Statements incorporated by reference into Item 15.

THE EATON VANCE ORGANIZATION. The Eaton Vance organization sponsors the Fund. Eaton Vance serves as the Fund's manager. Boston Management serves as the Fund's investment adviser and as manager of Belport Realty. EV Distributors served as the Fund's placement agent. The Fund's business affairs are conducted by Eaton Vance (as its manager) and its investment operations are conducted by Boston Management (as its adviser). The Fund's officers are employees of Eaton Vance. Eaton Vance, Boston Management and EV Distributors are indirect wholly-owned subsidiaries of Eaton Vance Corp. ("EVC"), a publicly-held holding company, which through its affiliates and subsidiaries engages primarily in investment management, administration and marketing activities.

As noted above, the Fund pursues its objective primarily by investing in the Company. The Company invests exclusively in the Portfolio. Boston Management acts as investment adviser of the Portfolio and manager of the Company. EV Distributors acts as placement agent for the Company and the Portfolio. As of December 31, 2001, the assets of the Fund represented approximately 4% of assets under management by Eaton Vance and its affiliates. The offices of the Fund, Eaton Vance, Boston Management and EV Distributors are located at 255 State Street, Boston, Massachusetts 02109.

ITEM 2. FINANCIAL INFORMATION.
------------------------------

TABLE OF SELECTED FINANCIAL DATA

The Fund commenced its investment operations on March 14, 2001. The consolidated data referred to below reflects the Fund's results for the period from March 14, 2001 through December 31, 2001. The other consolidated data referred to below is as of December 31, 2001.

                                                              Period Ended/As of
                                                              December 31, 2001
                                                              ------------------

Total investment income                                           $48,271,188

Interest expense                                                  $21,115,627

Net expenses (including interest expense)                         $42,094,986

Net investment income                                              $3,576,308

Minority interests in net income of controlled subsidiaries        $2,599,894

Net realized loss                                                   $(368,915)

Net change in unrealized depreciation                            $(17,999,161)

Net decrease in net assets from operations                       $(14,791,768)

Total assets                                                   $2,389,035,478

Loan payable                                                     $231,000,000

Mortgages payable, net                                           $358,668,115

Net assets                                                     $1,749,157,864

Shares outstanding                                                 17,782,241

Net Asset Value and Redemption Price per Share                         $98.37

Net decrease in net assets from operations per Share                  ($1.604)

Distribution paid per Share                                             $0.00*

* Special Distributions of $0.062 per Share were paid. Special Distributions are not made on a pro rata basis. See Item 9(c).

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Some of the information in this registration statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements typically are identified by use of terms such as "may," "will," "should," "might," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. The Fund's actual results could differ materially from those contained in the forward-looking statements due to a number of factors. The Fund undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Factors that could affect the Fund's performance include a decline in the U.S. stock markets or in general economic conditions, adverse developments effecting the real estate industry or fluctuations in interest rates. See "Qualitative Information About Market Risk" below.

The following discussion should be read in conjunction with the Fund's Consolidated Financial Statements and related notes incorporated by reference into Item 15.

RESULTS OF OPERATIONS. Increases and decreases in the Fund's net asset value per Share are derived from net investment income or loss, and realized and unrealized gains and losses on investments, including security investments held through the Fund's indirect interest (through the Company) in the Portfolio, real estate investments held through Belport Realty and any direct investments of the Fund. Expenses of the Fund include the expenses of Belport Realty and the Real Estate Joint Ventures, the Fund's proportionate share of the expenses of the Company, and, indirectly, the Portfolio, as well as the actual and accrued expenses of the Fund. The Fund's most significant expense is interest incurred on borrowings used primarily to finance the Fund's real estate investments held through Belport Realty.

The Fund's realized and unrealized gains and losses on investments are based on its allocated share of the realized and unrealized gains and losses of the Company, and indirectly the Portfolio, as well as realized and unrealized gains and losses on real estate investments held through Belport Realty and the Fund's interest rate swap agreements. The realized and unrealized gains and losses on investments have the most significant impact on the Fund's net asset value per Share and result from sales of such investments and changes in their underlying value. The investments of the Portfolio consist primarily of common stocks of domestic and foreign growth companies that are considered to be high in quality and attractive in their long-term investment prospects. Because the securities holdings of the Portfolio are broadly diversified, the performance of the Portfolio cannot be attributed to one particular stock or one particular industry or market sector. The performance of the Portfolio and the Fund are substantially influenced by the overall performance of the U.S. stock market, as well as by the relative performance versus the overall market of specific stocks and classes of stocks in which the Portfolio maintains large positions.

Through  the impact of  interest  rates on the value of  Partnership  Preference
Units and, to a lesser degree, the Real Estate Joint Ventures held through Belport Realty and the Fund's positions in interest rate swap agreements, movements in interest rates also affect the performance of the Fund. Because Partnership Preference Units are fixed rate instruments, an increase in interest rates generally will cause a decline in their value and a decrease in interest rates generally will cause an increase in their value. The Fund's interest rate swaps generally will increase in value when interest rates rise and decrease in value when rates fall.

FUND PERFORMANCE.(1) The Fund's total return for the period from its inception on March 14, 2001 through December 31, 2001 was -1.63%. This return reflects a decrease in the Fund's net asset value per Share from $100.00 to $98.37. For comparison, the Standard & Poor's 500 Index (the "S&P 500"), an unmanaged index commonly used to measure the performance of U.S. stocks, had a total return of -3.06% over the same period.(2) The combined impact on performance of the Fund's investments and activities outside of the Portfolio was modestly negative for the period ended December 31, 2001. The performance of the Fund trailed that of the Portfolio by approximately 0.49%.

PERFORMANCE OF THE PORTFOLIO. The year 2001 witnessed a significant slowing of the U.S. and global economies, characterized by deteriorating corporate profits, job layoffs and sharply lower capital spending. Against this discouraging backdrop, the U.S. equity markets moved dramatically lower through much of the year. The tragic events of September 11, 2001 served to accelerate the downward trend. In an effort to stimulate economic activity, the Federal Reserve has continued the accommodative monetary policy it began in January 2001. By year-end, the Fed had lowered its benchmark Federal Funds rate, a key short-term interest rate barometer, on 11 occasions by a total of 475 basis points (4.75%).

In this difficult environment, the Portfolio's performance exceeded that of the overall market. The Portfolio's sector allocation and stock selection contributed to the Portfolio's relative out-performance. In the absence of clear sector leadership, management chose to overweight defensive sectors such as the consumer staples and consumer discretionary sectors. Lack of earnings visibility and continued volatility in the market steered the Portfolio to de-emphasize technology and telecommunication related holdings. An emphasis on industrial company investments, especially within aerospace and defense, aided the Portfolio's performance.

PERFORMANCE OF REAL ESTATE INVESTMENTS. For the period ended December 31, 2001, the Fund's real estate operations (conducted through Real Estate Joint Ventures) achieved operating results that were consistent with expectations. Rental income during the period of approximately $41.9 million was in line with property budgets. Property operating expenses (before debt service and excluding certain operating expenses of Belport Realty of approximately $2.0 million) were also generally in line with expectations, with property and maintenance expenses of approximately $9.4 million (less than 1% greater than budgeted amounts) and property taxes and insurance costs of approximately $4.5 million (about 3% greater than budgeted amounts). While rental income and property operating expenses were generally in line with expectations during the period, Real Estate Joint Venture operations were affected by deteriorating multifamily market fundamentals in a number of different regions toward the end of the year. By year-end, overall Real Estate Joint Venture occupancy levels were falling and rent concessions were on the rise. Given the weakening market conditions at year-end and the uncertain outlook for the U.S. economy as a whole, expectations are for operating results in 2002 to be modestly below the levels of 2001.

As of December 31, 2001, the fair value of the Fund's interest in real properties held through Real Estate Joint Ventures was $518.62 million. Despite weaker market conditions, asset values for multifamily properties have generally been maintained as decreases in capitalization rates have offset declining income. During the period ended December 31, 2001, the Fund recognized unrealized depreciation of $1.7 million of its investments in real properties, which represents structuring costs, primarily underwriting fees, added to the cost of real estate investments.

-------------------------
(1) Past Performance is no guarantee of future results. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original value.
(2)  Investors cannot invest directly in an Index.

For the period ended December 31, 2001, the values of the Fund's investments in Partnership Preference Units generally benefited from declining interest rates and tightening spreads in income-oriented securities, particularly in real estate-related securities. The fair value of the Fund's Partnership Preference Units was $92,501,000 at December 31, 2001. Dividends earned from the Partnership Preference Units equaled approximately $2,114,000 for the period ended December 31, 2001. As of such date, dividend payments on Partnership
Preference Units were current and there were no accumulated and unpaid distributions.

PERFORMANCE OF INTEREST RATE SWAPS. For the period ended December 31, 2001, the fair value of the Fund's interest rate swap agreements declined by approximately $2,344,000. This decline in value was the result of a decline in interest rates during the period.

LIQUIDITY AND CAPITAL RESOURCES

OUTSTANDING BORROWINGS. As of December 31, 2001, the Fund had outstanding borrowings of $231.0 million and unused loan commitments of $19.0 million under the Credit Facility. Additionally, the lender has provided up to $10 million for use of letters of credit. As of December 31, 2001, a letter of credit in the amount of approximately $1.9 million was outstanding and was issued as a substitute for funding mortgage escrow accounts required by the lender of one of the Real Estate Joint Ventures. The Credit Facility is being used primarily to finance the Fund's equity in its real estate investments and will continue to be used for such purpose in the future. The Credit Facility will also provide for any short-term liquidity needs of the Fund. In the future, the Fund may increase the size of the Credit Facility (subject to lender consent) and the amount of outstanding borrowings thereunder for these purposes.

As of December 31, 2001, Monadnock had outstanding borrowings consisting of fixed-rate secured mortgage debt obligations of $217.3 million. As of such date, Bel Multifamily had outstanding borrowings consisting of fixed-rate secured mortgage debt obligations of $143.8 million.

LIQUIDITY. The Fund may redeem shares of the Company at any time. Both the Company and the Portfolio normally follow the practice of satisfying redemptions by distributing securities drawn from the Portfolio. The Company and the Portfolio may also satisfy redemptions by distributing cash. As of December 31, 2001, the Portfolio had cash and short-term investments totaling $421.0 million, compared to $314.2 million and $642.7 million as of December 31, 2000 and December 31, 1999, respectively. The Portfolio participates in a $150 million multi-fund unsecured line of credit agreement with a group of banks. The Portfolio may temporarily borrow from the line of credit to satisfy redemption requests in cash or to settle investment transactions. The Portfolio had no outstanding borrowings at December 31, 2001, December 31, 2000 or December 31, 1999. As of December 31, 2001, the net assets of the Portfolio totaled $18.3 billion, compared to $18.4 billion as of December 31, 2000. To ensure liquidity for investors in the Portfolio, the Portfolio may not invest more than 15% of its net assets in illiquid assets. As of December 31, 2001, illiquid assets (consisting of restricted securities not available for current public sale) constituted 2.0% of the net assets of the Portfolio, compared to 2.7% as of December 31, 2000.

The liquidity of Belport Realty's Real Estate Joint Venture investments is extremely limited, and relies principally upon buy/sell arrangements with the Operating Partners that may be exercised after a specified period (up to ten years) after the formation of the Real Estate Joint Ventures. Transfers of Belport Realty's interest in the Real Estate Joint Ventures to parties other than the relevant Operating Partner are restricted by terms of the operating management agreements, buy/sell arrangements with the Operating Partners, and lender consent requirements. The Partnership Preference Units held by Belport Realty are not registered under the Securities Act and are subject to substantial restrictions on transfer. As such, they are illiquid.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

QUANTITATIVE INFORMATION ABOUT MARKET RISK

INTEREST RATE RISK. The Fund's primary exposure to interest rate risk arises from its real estate investments that are financed by the Fund with floating rate borrowings under the Credit Facility and by fixed-rate secured mortgage debt obligations of the Real Estate Joint Ventures. The interest rate on borrowings under the Fund's Credit Facility is reset at regular intervals based on the CP Issuers' cost of financing plus a margin of one-month LIBOR plus a premium. The Fund utilizes cancelable interest rate swap agreements to fix the cost of its borrowings under the Credit Facility and to mitigate the impact of interest rate changes on the Fund's net asset value. Under the terms of the interest rate swap agreements, the Fund makes cash payments at fixed rates in exchange for floating rate payments that fluctuate with one-month LIBOR. In the future, the Fund may use other interest rate hedging arrangements (such as caps, floors and collars) to fix or limit borrowing costs. The use of interest rate hedging arrangements is a specialized activity that may be considered speculative and which can expose the Fund to significant loss.

The value of Partnership Preference Units and, to a lesser degree, other real estate investments is sensitive to interest rate risk. Increases in interest rates generally will have an adverse affect on the value of Partnership Preference Units and other real estate investments.

The following table summarizes the contractual maturities and weighted-average interest rates associated with the Fund's significant non-trading financial instruments. The Fund has no market risk sensitive instruments held for trading purposes. This information should be read in conjunction with Notes 7 and 8 to the Fund's Consolidated Financial Statements incorporated by reference into Item 15.

                                          Interest Rate Sensitivity
                       Cost, Principal (Notional) Amount by Contractual Maturity
                                 For the Twelve Months Ended December 31,

                             2002-2006  Thereafter       Total      Fair Value
                             ---------------------------------------------------

Rate sensitive
Liabilities:
-----------------------------
Long-term debt:
-----------------------------
Fixed-rate mortgages                   $361,107,500  $361,107,500  $361,107,500
Average interest rate                         6.78%          6.78%
-----------------------------
Variable-rate Credit Facility          $231,000,000  $231,000,000  $231,000,000
Average interest rate                          2.62%         2.62%
--------------------------------------------------------------------------------
Rate sensitive derivative
financial instruments:
-----------------------------
Pay fixed/
Receive variable interest
rate swap contracts                    $338,534,000  $338,534,000  $ (2,344,008)
Average pay rate                               6.16%         6.16%
Average receive rate                           2.62%         2.62%
--------------------------------------------------------------------------------
Rate sensitive investments:
-----------------------------
Fixed-rate Partnership
Preference Units:
-----------------------------
Essex Portfolio, L.P.
7.875%, Series B Cumulative            $ 34,821,763  $ 34,821,763  $ 35,162,050
Redeemable Preferred Units,
Callable 2/6/03, Current
Yield: 9.80%
PSA Institutional Partners,
L.P. 9.50%, Series N                   $ 34,905,000  $ 34,905,000  $ 35,050,100
Cumulative Redeemable
Perpetual Preferred Units,
Callable
3/17/05, Current Yield: 8.82%
Prentiss Properties
Acquisition Partners, L.P.             $ 22,687,060  $ 22,687,060  $ 22,333,850
8.30%, Series B Cumulative
Redeemable Perpetual
Preferred Units,
Callable 6/25/03, Current
Yield: 10.22%
--------------------------------------------------------------------------------

QUALITATIVE INFORMATION ABOUT MARKET RISK

RISKS ASSOCIATED WITH EQUITY INVESTING. The value of Fund Shares may not increase and may decline. The performance of the Fund fluctuates. There can be no assurance that the performance of the Fund will match that of the U.S. stock market or that of other equity funds. In managing the Portfolio for long-term, after-tax returns, the Portfolio's investment adviser generally seeks to avoid or minimize sales of securities with large accumulated capital gains, including contributed securities. Such securities constitute a substantial portion of the assets of the Portfolio. Although the Portfolio may utilize certain management strategies in lieu of selling appreciated securities, the Portfolio's, and hence the Fund's, exposure to losses during stock market declines may nonetheless be higher than funds that do not follow a general policy of avoiding sales of highly-appreciated securities.

RISKS OF INVESTING IN FOREIGN SECURITIES. The Portfolio invests in securities issued by foreign companies and the Fund may acquire foreign investments. Foreign investments involve considerations and possible risks not typically associated with investing in the United States. The value of foreign investments to U.S. investors may be adversely affected by changes in currency rates.
Foreign brokerage commissions, custody fees and other costs of investing are generally higher than in the United States, and foreign investments may be less liquid, more volatile and subject to more government regulation than in the United States. Foreign investments could be adversely affected by other factors not present in the United States, including expropriation, confiscatory taxation, lack of uniform accounting and auditing standards, armed conflict, and potential difficulty in enforcing contractual obligations.

RISKS OF CERTAIN INVESTMENT TECHNIQUES. In managing the Portfolio, the investment adviser may purchase or sell derivative instruments (which derive their value by reference to other securities, indices, instruments, or currencies) to hedge against securities price declines and currency movements and to enhance returns. Such transactions may include, without limitation, the purchase and sale of stock index futures contracts and options on stock index futures; the purchase of put options and the sale of call options on securities held; equity swaps; and the purchase and sale of forward currency exchange contracts and currency futures. The Portfolio may make short sales of securities provided that an equal amount is held of the security sold short (a covered short sale) and may also lend portfolio securities.

The use of these investment techniques is a specialized activity that may be considered speculative and which can expose the Fund and the Portfolio to significant risk of loss. Successful use of these investment techniques is subject to the ability and performance of the investment adviser. The Fund's and the Portfolio's ability to achieve their investment objectives may be adversely affected by the use of these techniques. The writer of an option or a party to an equity swap may incur losses that substantially exceed the payments, if any, received from a counterparty. Swaps, caps, floors, collars and over-the-counter options are private contracts in which there is also a risk of loss in the event of a default on an obligation to pay by the counterparty. Such instruments may be difficult to value, may be illiquid and may be subject to wide swings in valuation caused by changes in the price of the underlying security, index, instrument or currency. In addition, if the Fund or the Portfolio has insufficient cash to meet margin, collateral or settlement requirements, it may have to sell assets to meet such requirements. Alternatively, should the Fund or the Portfolio fail to meet these requirements, the counterparty or broker may liquidate positions of the Fund or the Portfolio. The Portfolio may also have to sell or deliver securities holdings in the event that it is not able to purchase securities on the open market to cover its short positions or to close out or satisfy an exercise notice with respect to options positions it has sold. In any of these cases, such sales may be made at prices or in circumstances that the investment adviser considers unfavorable.

The Portfolio's ability to utilize covered short sales and certain equity swaps and equity collar strategies (combining the purchase of a put option and the sale of a call option) as a tax-efficient management technique with respect to holdings of appreciated securities is limited to circumstances in which the hedging transaction is closed out within thirty days of the end of the taxable year of the Portfolio in which the hedging transaction was initiated and the underlying appreciated securities position is held unhedged for at least the next sixty days after such hedging transaction is closed. There can be no assurance that counterparties will at all times be willing to enter into covered short sales, interest rate hedges, equity swaps and other derivative instrument transactions on terms satisfactory to the Fund or the Portfolio. The Fund's and the Portfolio's ability to enter into such transactions may also be limited by covenants under the Fund's Credit Facility, the federal margin regulations and other laws and regulations. The Portfolio's use of certain investment techniques may be constrained because the Portfolio is a diversified, open-end management investment company registered under the 1940 Act and because other investors in the Portfolio are regulated investment companies under Subchapter M of the Code. Moreover, the Fund and the Portfolio are subject to restrictions under the federal securities laws on their ability to enter into transactions in respect of securities that are subject to restrictions on transfer pursuant to the Securities Act.

RISKS OF REAL ESTATE INVESTMENTS. The success of Belport Realty's real estate investments depends in part on many factors related to the real estate market. These factors include, without limitation, general economic conditions, the supply and demand for different types of real properties, the financial health of tenants, the timing of lease expirations and terminations, fluctuations in rental rates and operating costs, exposure to adverse environmental conditions and losses from casualty or condemnation, fluctuations in interest rates, availability of financing, managerial performance, government rules and regulations, and acts of God (whether or not insured against).

The performance of the Real Estate Joint Ventures is substantially influenced by the property management capabilities of the Operating Partner and conditions in the specific real estate sub-markets in which the properties owned by the Real Estate Joint Ventures are located. The Operating Partners will be subject to substantial conflicts of interest in structuring, operating and winding up the Real Estate Joint Ventures. The Operating Partners will have an economic incentive to maximize the prices at which they sell properties to the Real
Estate Joint Ventures and to minimize the prices at which they acquire properties from Real Estate Joint Ventures. The Operating Partners may devote greater attention or more resources to managing their wholly-owned properties than properties held by the Real Estate Joint Ventures. Future investment opportunities identified by the Operating Partners will more likely be pursued independently, rather than through, the Real Estate Joint Ventures. Financial difficulties encountered by the Operating Partners in their other businesses may interfere with the operations of the Real Estate Joint Ventures.

The debt of the Real Estate Joint Ventures is fixed-rate, secured by the underlying properties and with limited recourse to Belport Realty. However, the availability of financing and other financial conditions can have a material impact on property values and therefore on the value of Real Estate Joint Venture assets. There can be no assurance that Belport Realty's ownership of real estate investments will be an economic success.

The success of investments in Partnership Preference Units depends upon factors relating to the issuing partnerships that may affect such partnerships' profitability and their ability to make distributions to holders of Partnership Preference Units. Belport Realty's interests in the Real Estate Joint Ventures and Partnership Preference Units are not registered under the federal securities laws and are subject to restrictions on transfer. Due to their illiquidity, they may be difficult to value and the ongoing value of the investments is uncertain. Because the Partnership Preference Units are not rated by a nationally-recognized rating agency, they may be subject to more credit risk than securities that are rated investment grade.

The ongoing value of Belport Realty's investments in Real Estate Joint Ventures is substantially uncertain. Belport Realty's investments in Real Estate Joint Ventures generally is stated at estimated market value based on independent valuations, assuming an orderly disposition of assets. Independent valuations include property appraisals performed by appraisers that are licensed in their respective states and not affiliated with Eaton Vance or the Real Estate Joint Ventures' Operating Partners. Such appraisals are performed in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Standards Board, as well as the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute (and other relevant standards).

Detailed investment evaluations are performed at least annually and reviewed periodically. Interim valuations reflect results of operations and distributions, and may be adjusted to reflect significant changes in economic circumstances since the most recent independent evaluation. Given that such valuations include many assumptions, including, but not limited to, an orderly disposition of assets, values may differ from amounts ultimately realized.

Investments in Partnership Preference Units are valued primarily by referencing market trading prices for comparable preferred equity securities or other fixed-rate instruments having similar investment characteristics. The valuations of Partnership Preference Units fluctuate over time to reflect, among other factors, changes in interest rates, changes in the perceived riskiness of such units (including call risk), changes in the perceived riskiness of comparable or similar securities trading in the public market and the relationship between supply and demand for comparable or similar securities trading in the public market. Increases in interest rates and increases in the perceived riskiness of such units or comparable or similar securities will adversely affect the valuation of the Partnership Preference Units. Fluctuations in the value of Partnership Preference Units derived from changes in general interest rates can be expected to be offset in part (but not entirely) by changes in the value of interest rate swap agreements or other interest rate hedges entered into by the Fund with respect to its borrowings under the Credit Facility.

Fluctuations in the value of Partnership Preference Units and Real Estate Joint Venture equity that are derived from other factors besides general interest rate movements (including issuer-specific and sector-specific credit concerns, property-specific concerns and changes in interest rate spread relationships) will not be offset by changes in the value of interest rate swap agreements or other interest rate hedges entered into by the Fund. Changes in the value of real estate investments not offset by changes in the valuation of interest rate swap agreements or other interest rate hedges entered into by the Fund cause the performance of the Fund to deviate from the performance of the Portfolio. Over time, the performance of the Fund can be expected to be more volatile than the performance of the Portfolio.

RISKS OF LEVERAGE. Although intended to add to returns, the borrowing of funds to purchase real estate investments exposes the Fund to the risk that the returns achieved on the real estate investments will be lower than the cost of borrowing to purchase such assets and that the leveraging of the Fund to buy such assets will therefore diminish the returns achieved by the Fund as a whole. In addition, there is a risk that the availability of financing will be interrupted at some future time, requiring the Fund to sell assets to repay outstanding borrowings or a portion thereof. It may be necessary to make such sales at unfavorable prices. The Fund's obligations under the Credit Facility are secured by a pledge of its assets. In the event of default, the lender could elect to sell assets of the Fund without regard to consequences of such action for Shareholders. The rights of the lender to receive payments of interest on and repayments of principal of borrowings under the Credit Facility are senior to the rights of the Shareholders.

Under the terms of the Credit Facility, the Fund is not permitted to make distributions of cash or securities while there is an event of default outstanding under the Credit Facility. During such periods, the Fund would not be able to honor redemption requests or make cash distributions. In addition, the rights of lenders under the mortgages used to finance Real Estate Joint Venture properties are senior to Belport Realty's right to receive distributions from Real Estate Joint Ventures.

ITEM 3. PROPERTIES.
-------------------

The Fund does not own any physical properties, other than indirectly through Belport Realty's investments in Partnership Preference Units and Real Estate Joint Ventures. At December 31, 2001, Belport Realty owned majority interests in two Real Estate Joint Ventures, Bel Multifamily and Monadnock, whose assets are reflected in the Consolidated Financial Statements of the Fund. Bel Multifamily owns eleven multifamily residential properties located in seven states
(Washington, Missouri, North Carolina, Arizona, Florida, Georgia and Texas). Monadnock owns twelve multifamily residential properties, located in eight states (Texas, Arizona, Georgia, North Carolina, Oregon, Utah, Tennessee and

Florida).   As  of  December  31,  2001,  Belport  Realty  held  investments  in
Partnership Preference Units of three issuers.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
-----------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. To the knowledge of the Fund, no person beneficially owns more than five percent of the Shares of the Fund.

SECURITY OWNERSHIP OF MANAGEMENT. As of February 14, 2003, Eaton Vance, the manager of the Fund, beneficially owned 100 Shares of the Fund and James B. Hawkes, Chairman, President and Chief Executive Officer of Eaton Vance, owned 78,124.100 Shares of the Fund individually and 24,130.098 Shares of the Fund jointly with his spouse. The Shares owned by Mr. Hawkes and Eaton Vance represent less than 1% of the outstanding Shares of the Fund as of March 31, 2003. None of the other entities or individuals named in response to Item 5 below beneficially owned Shares of the Fund as of such date.

CHANGES IN CONTROL. Not applicable.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.
-----------------------------------------

The Fund is managed by Eaton Vance. Boston Management is investment adviser to the Fund and the Portfolio and manager of Belport Realty. The portfolio manager of the Fund and the Portfolio is Duncan W. Richardson, Senior Vice President and Chief Equity Investment Officer of Eaton Vance and Boston Management. Mr. Richardson has been employed by the Eaton Vance organization since 1987 and has served as portfolio manager of the Fund since its inception and of the Portfolio and its predecessor since 1990. Boston Management has an experienced team of analysts that provides Mr. Richardson with research and recommendations on investments, including William R. Cross who is primarily responsible for providing research and analysis relating to the Fund's real estate investments held through Belport Realty. A majority of Mr. Richardson's time is spent managing the Portfolio and related entities.

As of December 31, 2001, the Fund had no officers. On October 16, 2002, Eaton Vance, in its capacity as the Fund's manager, elected Thomas E. Faust Jr. and Michelle A. Alexander as the Fund's Chief Executive Officer and Chief Financial Officer, respectively. Information about Mr. Faust appears below. Ms. Alexander, 33, is a Vice President of Eaton Vance and Boston Management. She also serves as an officer of various investment companies managed by Eaton Vance or Boston Management and has been an employee of Eaton Vance since 1997. As members of the Eaton Vance organization, Mr. Faust and Ms. Alexander receive no compensation from the Fund for serving as Fund officers.

As disclosed under "The Eaton Vance Organization" in Item 1, Eaton Vance and Boston Management are indirect wholly-owned subsidiaries of EVC. The non-voting common stock of EVC is listed and traded on the New York Stock Exchange. All shares of the voting common stock of EVC are held in a voting trust, the voting trustees of which are senior officers of the Eaton Vance organization. Eaton Vance, Inc. ("EV"), a wholly-owned subsidiary of EVC, is the sole trustee of Eaton Vance and of Boston Management, each of which is a Massachusetts business trust. The names of the executive officers and the directors of EV and their ages and principal occupations are set forth below.

DIRECTORS AND EXECUTIVE OFFICERS OF EATON VANCE, INC.

James B. Hawkes, 61, is Chairman, President and Chief Executive Officer of Eaton Vance, Boston Management, EVC and EV and a Director of EVC and EV. He is also Vice President and Director of EV Distributors. He is also a Trustee and an officer of various investment companies managed by Eaton Vance or Boston Management and has been employed by Eaton Vance since 1970.

Thomas E. Faust Jr., 44, is Executive Vice President and Chief Investment Officer of Eaton Vance, Boston Management, EVC and EV, and a Director of EVC. He is also Chief Executive Officer of Belair Capital Fund LLC, Belcrest Capital Fund LLC, Belmar Capital Fund LLC and the Fund. He is also an officer of various investment companies managed by Eaton Vance or Boston Management and has been employed by the Eaton Vance since 1985.

Alan R. Dynner, 62, is Vice President, Chief Legal Officer and Secretary of Eaton Vance, Boston Management, EVC, EV Distributors and EV. He is also an officer of various investment companies managed by Eaton Vance or Boston Management and has been employed by Eaton Vance since 1996.

William M. Steul, 60, is Vice President and Chief Financial Officer of Eaton Vance, Boston Management, EVC and EV. He is also Vice President of EV Distributors. He has been employed by Eaton Vance since 1994.

ITEM 6. EXECUTIVE COMPENSATION.
-------------------------------

As noted in Item 5, the officers of the Fund receive no compensation from the Fund. The Fund's Manager, Eaton Vance, and its affiliates receive compensation from the Fund for services provided to the Fund. Set forth below are the investment advisory and administrative fees, servicing fees and distribution fees paid or payable by, or allocable to, the Fund and the management fee paid or payable by Belport Realty for the period from the start of business, March 14, 2001, to December 31, 2001. Information about advisory and management fees is provided below. Information about distribution and servicing fees appears in
Item 7.

--------------------------------------------------------------------------------
Advisory and Administrative Fees Paid or Payable by the Fund*        $   556,622
--------------------------------------------------------------------------------
Management Fee Paid or Payable by Belport Realty*                    $ 1,527,066
--------------------------------------------------------------------------------
Fund's Allocable Portion of the Portfolio's Advisory Fee**           $ 3,487,825
--------------------------------------------------------------------------------
Servicing Fees Paid or Payable by the Fund                           $   766,867
--------------------------------------------------------------------------------
Fund's Allocable Portion of the Company's Servicing Fees             $ 1,217,658
--------------------------------------------------------------------------------
Distribution Fee Paid or Payable by the Fund*                        $   799,935
--------------------------------------------------------------------------------

* Boston Management has agreed to waive the portion of the investment advisory and administrative fee payable by the Fund to the extent that such fee, together with the distribution fee payable by the Fund and the Fund's attributable share of the investment advisory and management fees payable by the Portfolio and Belport Realty, respectively, exceeds 0.60% of the average daily gross assets of the Fund. The amount shown reflects this waiver by Boston Management.

** For its fiscal year ended December 31, 2001, advisory fees paid or payable by the Portfolio totaled $76,812,367. The Company's allocable portion of that fee was $33,753,655, of which $3,487,825 was allocable to the Fund.

THE FUND'S INVESTMENT ADVISORY AND ADMINISTRATIVE FEES. Under the terms of the Fund's investment advisory and administrative agreement, Boston Management is entitled to receive, subject to the fee waiver described in the next sentence, a monthly advisory and administrative fee at the rate of 1/20th of 1% (equivalent to 0.60% annually) of the average daily gross assets of the Fund. Boston Management has agreed to waive that portion of the monthly investment advisory and administrative fee payable by the Fund to the extent that such fee, together with the distribution fees payable by the Fund (see Item 7 below) and the Fund's attributable share of the monthly investment advisory and management fees for such month payable by the Portfolio and Belport Realty, respectively, exceeds 1/20th of 1% of the average daily gross assets of the Fund. The term "gross assets of the Fund" means the value of all Fund assets (including the Fund's interest in the Company and the Fund's ratable share of the assets of its directly and indirectly controlled subsidiaries), without reduction by any liabilities.

BELPORT REALTY'S MANAGEMENT FEES. Under the terms of Belport Realty's management agreement with Boston Management, Boston Management receives a monthly management fee at the rate of 1/20th of 1% (equivalent to 0.60% annually) of the average daily gross assets of Belport Realty. The term "gross assets of Belport Realty" means the current value of all assets of Belport Realty, including Belport Realty's ratable share of the assets of its controlled subsidiaries, without reduction by any liabilities.

THE PORTFOLIO'S INVESTMENT ADVISORY FEES. Under the terms of the Portfolio's investment advisory agreement with Boston Management, Boston Management receives a monthly advisory fee as follows:


   Average Daily Net Assets for the Month        Annual Fee Rate
                                                 (for each level)
--------------------------------------------------------------------
   Up to $500 million                                 0.6250%
   $500 million but less than $1 billion              0.5625%
   $1 billion but less than $1.5 billion              0.5000%
   $1.5 billion but less than $7 billion              0.4375%
   $7 billion but less than $10 billion               0.4250%
   $10 billion but less than $15 billion              0.4125%
   $15 billion and over                               0.4000%

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
-------------------------------------------------------

See the information set forth under Item 6 above.

SELLING COMMISSIONS. Shares of the Fund were privately placed with qualified purchasers pursuant to a placement agency agreement entered into between the Fund and EV Distributors as exclusive placement agent. EV Distributors is a wholly-owned subsidiary of Eaton Vance. EV Distributors appointed certain securities dealers and banks as subagents to participate in the private offering. No selling commissions were paid by the Fund on behalf of Shareholders making investment commitments of $5 million or more. The Fund generally paid a 1.5% selling commission to EV Distributors on behalf of each Shareholder making an investment commitment of less than $2 million and a 1.0% selling commission to EV Distributors on behalf of each Shareholder making an investment commitment of at least $2 million but less than $5 million. The selling commission paid by the Fund on behalf of a Shareholder was deducted from the contribution to the Fund by such Shareholder, thereby reducing the number of Shares of the Fund issued to the Shareholder. During the period commencing with the start of the Fund's business, March 14, 2001, to December 31, 2001, the Fund paid selling commissions aggregating $7,971,497 pursuant to the placement agency agreement, and such selling commissions were paid by EV Distributors to those subagents through which Shareholders invested in the Fund.

SERVICING FEES PAID BY THE COMPANY. Pursuant to a servicing agreement between the Company and EV Distributors, the Company pays a servicing fee to EV
Distributors for providing certain services and information to direct and indirect investors in the Company. The servicing fee is paid on a quarterly basis, at an annual rate of 0.15% of the Company's average daily net assets. With respect to investors in the Company and Shareholders of the Fund who subscribed through a subagent, EV Distributors will assign or has assigned servicing responsibilities and fees to the applicable subagent, beginning twelve months after the issuance of shares of the Company or Shares of the Fund to such persons. The Fund assumes its allocated share of the Company's servicing fee. The servicing fee payable in respect of the Fund's investment in the Company is credited toward the Fund servicing fee described below. See the table in Item 6 for the servicing fees attributable to the Fund during the period ended December 31, 2001.

SERVICING FEES PAID BY THE FUND. Pursuant to a servicing agreement between the Fund and EV Distributors, the Fund pays a servicing fee to EV Distributors for providing certain services and information to the Shareholders of the Fund. The servicing fee is paid on a quarterly basis at an annual rate of 0.25% of the Fund's average daily net assets. With respect to Shareholders who subscribed through a subagent, EV Distributors will assign or has assigned servicing responsibilities and fees to the applicable subagent, beginning twelve months after the issuance of Shares of the Fund to such persons. The Fund's allocated share of the servicing fee paid by the Company is credited toward the Fund's servicing fee payment, thereby reducing the amount of the servicing fee payable by the Fund. See the table in Item 6 for the servicing fees paid or payable by the Fund during the period ended December 31, 2001.

DISTRIBUTION FEES PAID TO EV DISTRIBUTORS. Under the terms of the Fund's placement agreement with EV Distributors, EV Distributors receives a monthly distribution fee at an annual rate of 0.10% of the average daily net assets of the Fund as compensation for its services as placement agent. The distribution fee accrued from the Fund's initial closing and will continue for a period of ten years (subject to the annual approval of EV). See the table in Item 6 for the distribution fees paid or payable by the Fund during the period ended December 31, 2001.

REDEMPTION FEE. Shares of the Fund redeemed within three years of issuance are generally subject to a redemption fee equal to 1% of the net asset value of the Shares redeemed. The redemption fee is payable to EV Distributors in cash by the Fund on behalf of the redeeming Shareholder. No redemption fee is imposed on Shares of the Fund held for at least three years, Shares acquired through the reinvestment of Fund distributions, Shares redeemed in connection with a tender offer or other extraordinary corporate event involving securities contributed by the redeeming Shareholder, or Shares redeemed following the death of all of the initial owners of the Shares redeemed. In addition, no fee applies to redemptions made pursuant to a systematic redemption plan established by a Shareholder with the Fund. During the period commencing with the start of the Fund's business, March 14, 2001, to December 31, 2001, EV Distributors received redemption fees of $28,772 from the Fund on behalf of redeeming Shareholders.

ITEM 8. LEGAL PROCEEDINGS.
--------------------------

Although in the ordinary course of business, the Fund, Belport Realty and the Real Estate Joint Ventures may become involved in legal proceedings, the Fund is not aware of any material pending legal proceedings to which any of them is subject.

ITEM 9. NET ASSET VALUE OF AND DISTRIBUTIONS ON FUND SHARES AND RELATED SHAREHOLDER MATTERS.
--------------------------------------------------------------------------------

This Item and other Items in this registration statement contain summaries of certain provisions contained in the Limited Liability Company Agreement of the Fund (the "LLC Agreement"), which was filed as an exhibit to the Fund's initial Registration Statement on Form 10. All such summaries are qualified in their entirety by the actual provisions of the LLC Agreement, which are incorporated by reference herein.

(a)  MARKET INFORMATION, RESTRICTIONS ON TRANSFERS AND REDEMPTION OF SHARES.

TRANSFERS OF FUND SHARES. There is no established public trading market for the Shares of the Fund. Other than transfers to the Fund in a redemption, transfers of Shares are expressly prohibited by the LLC Agreement of the Fund without the consent of Eaton Vance. Eaton Vance's consent to a transfer may be withheld in its sole discretion for any reason or for no reason.

The Shares have not been and will not be registered under the Securities Act, and may not be resold unless an exemption from such registration is available. Shareholders have no right to require registration of the Shares and the Fund does not intend to register the Shares under the Securities Act or take any action to cause an exemption (whether pursuant to Rule 144 of the Securities Act or otherwise) to be available.

The Fund is not and will not be registered under the 1940 Act, and no transfer of Shares may be made if, as determined by Eaton Vance or counsel to the Fund, such transfer would result in the Fund being required to be registered under the 1940 Act. In addition, no transfer of Shares may be made unless, in the opinion of counsel for the Fund, such transfer would not result in termination of the Fund for purposes of Section 708 to the Code or result in the classification of the Fund as an association or a publicly traded partnership taxable as a corporation under the Code.

In no event shall all or any part of a Shareholder's Shares be assigned to a minor or an incompetent, unless in trust for the benefit of such person. Shares may be sold, transferred, assigned or otherwise disposed of by a Shareholder only if it is determined by Eaton Vance or counsel to the Fund that such transfer, assignment or disposition would not violate federal securities or state securities or "blue sky" laws (including investor qualification standards).

There are no outstanding options or warrants to purchase, or securities convertible into, Shares of the Fund. Shares of the Fund cannot be sold pursuant to Rule 144 under the Securities Act, and the Fund does not propose to publicly offer any of its Shares at any time.

REDEMPTION OF FUND SHARES. Shares of the Fund may be redeemed on any business day. The redemption price of Shares that are redeemed is based on the net asset value next computed after receipt of the redemption request. Shares redeemed within three years of issuance are generally subject to a redemption fee equal to 1% of the net asset value of the Shares redeemed. See Item 7 above.

The Fund satisfies redemption requests principally by distributing securities drawn from the Portfolio, but may also distribute cash. If requested by a redeeming Shareholder, the Fund will satisfy a redemption request by distributing securities that were contributed by the redeeming Shareholder, provided that such securities are held in the Portfolio at the time of redemption. The securities contributed by a Shareholder will not be distributed to any other Shareholder in the Fund (or to any other investor in the Company or the Portfolio) during the first seven years following their contribution unless the contributing Shareholder has withdrawn from the Fund.

Under most circumstances, a redemption from the Fund that is settled with securities as described herein will not result in the recognition of capital gains by the Fund or by the redeeming Shareholder. The redeeming Shareholder would generally recognize capital gains upon the sale of the securities received upon the redemption. If a redeeming Shareholder receives cash in addition to securities to settle a redemption, the amount of cash received will be taxable to the Shareholder to the extent it exceeds such Shareholder's tax basis in Fund Shares. Shareholders should consult their tax advisors about the tax consequences of redeeming Fund Shares.

A Shareholder redemption request within seven years of a contribution of securities by such Shareholder will ordinarily be satisfied by distributing securities that were contributed by such Shareholder, prior to distributing to such Shareholder any other securities held in the Portfolio. Securities contributed by a Shareholder may be distributed to other Shareholders in the Fund (or to other investors in the Company or the Portfolio) after a holding period of at least seven years and, if so distributed, would not be available to meet subsequent redemption requests made by the contributing Shareholder.

If requested by a redeeming Shareholder making a redemption of at least $1 million occurring more than seven years after such Shareholder's final contribution of securities to the Fund, the Fund will generally distribute to the redeeming Shareholder a diversified basket of securities representing a range of industry groups that is drawn from the Portfolio, but the selection of individual securities would be made by Boston Management in its sole discretion. No interests in Real Estate Joint Ventures, Partnership Preference Units or other real estate investments held by Belport Realty will be distributed to meet a redemption request, and "restricted securities" will be distributed only to the Shareholder who contributed such securities or such Shareholder's successor in interest.

Other than as set forth above, the allocation of each redemption between securities and cash and the selection of securities to be distributed is at the sole discretion of Boston Management. Distributed securities may include securities contributed by Shareholders as well as other readily marketable securities held in the Portfolio. The value of securities and cash distributed to meet a redemption will equal the net asset value of the number of Shares being redeemed less the applicable redemption fee, if any. The Fund's Credit Facility prohibits the Fund from honoring redemption requests while there is an event of default outstanding under the Credit Facility.

The Fund may compulsorily redeem all or a portion of the Shares of a Shareholder if the Fund has determined that such redemption is necessary or appropriate to avoid registration of the Fund or the Company under the 1940 Act, or to avoid adverse tax or other consequences to the Portfolio, the Company, the Fund or Fund Shareholders. No redemption fee is payable in the event of a compulsory redemption.

DETERMINING NET ASSET VALUE. Boston Management, as investment adviser, is responsible for determining the value of the Fund's assets. The Fund's custodian, Investors Bank & Trust Company, calculates the value of the assets of the Fund, the Company and the Portfolio each day that the New York Stock Exchange ("NYSE") is open for trading, as of the close of regular trading on the NYSE. The Fund's net asset value per Share is calculated by dividing the value of the Fund's total assets, less its accrued and allocated liabilities, by the number of Shares outstanding.

The Fund's net assets are valued in accordance with the Fund's valuation procedures and reflect the value of its directly-held assets and liabilities, as well as the net asset value of the Fund's investment in the Portfolio held through the Company and in real estate investments held through Belport Realty. The Trustees of the Portfolio have established the following procedures for the fair valuation of the Portfolio's assets under normal market conditions. Marketable securities listed on foreign or U.S. securities exchanges or on the NASDAQ National Market System generally are valued at closing sale prices or, if there were no sales, at the mean between the closing bid and asked prices therefor on the exchange where such securities are principally traded or on such National Market System (such prices may not be used, however, where an active over-the-counter market in an exchange listed security better reflects current market value).

Unlisted or listed securities for which closing sale prices are not available are valued at the mean between the latest bid and asked prices. An option is valued at the last sale price as quoted on the principal exchange or board of trade on which such option or contract is traded, or in the absence of a sale, at the mean between the last bid and asked prices. Futures positions on securities or currencies are generally valued at closing settlement prices. Short-term debt securities with a remaining maturity of 60 days or less are valued at amortized cost. If securities were acquired with a remaining maturity of more than 60 days, their amortized cost value will be based on their value on the sixty-first day prior to maturity. Other fixed income and debt securities, including listed securities and securities for which price quotations are available, will normally be valued on the basis of valuations furnished by a pricing service. All other securities are valued at fair value as determined in good faith by or at the direction of the Portfolio's Trustees.

Generally, trading in the foreign securities owned by the Portfolio is substantially completed each day at various times prior to the close of the NYSE. The values of these securities used in determining the net asset value of the Portfolio generally are computed as of such times. Occasionally, events affecting the value of foreign securities may occur between such times and the close of the NYSE, which will not be reflected in the computation of the Portfolio's net asset value (unless the Portfolio deems that such events would materially affect its net asset value, in which case an adjustment would be made and reflected in such computation). Foreign securities and currency held by the Portfolio are valued in U.S. dollars, based on foreign currency exchange rate quotations supplied by an independent quotation service. The Fund's real estate investments are valued each day as determined in good faith by Boston
Management, as investment adviser to Belport Realty, after consideration of relevant factors, data and information. The procedures for valuing Belport Realty's assets are described in Item 2 under "Risks of Real Estate Investments." Boston Management values the Fund's interest rate swap agreements based upon dealer and counterparty quotes and pricing models.

HISTORIC NET ASSET VALUES. Set forth below are the high and low net asset values ("NAVs") per Share of the Fund during each full quarterly period from the Fund's inception, March 14, 2001, through the fiscal year ended December 31, 2001, the closing NAV on the last business day of each full quarter, and the percentage change in NAV during each such quarter.


Quarter       High        Low         NAV at          Quarterly %
Ended         NAV         NAV       Quarter End     Change in NAV(1)
--------     -------     ------     -----------     ----------------
12/31/01    $ 99.33      $87.05      $ 98.37             +12.23%
 9/30/01    $103.34      $81.20      $ 87.65             -14.64%
 6/30/01    $108.90      $92.25      $102.68             + 6.19%

(1) Past performance is no guarantee of future results. Investment return and principal value will fluctuate so that shares, if redeemed, may be worth more or less than their original cost. Changes in NAV are historical and are calculated by determining the percentage change in NAV with any distributions reinvested. For more information about the performance of the Fund, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 2.

(b)  RECORD HOLDERS OF SHARES OF THE FUND.

As of April 30, 2003, there were 662 record holders of Shares of the Fund.

(c)      DISTRIBUTIONS.

INCOME AND CAPITAL GAIN DISTRIBUTIONS. The Fund intends to distribute each year the amount of its net investment income for such year, if any. The Fund also intends to make annual capital gain distributions equal to approximately 22% of the amount of its net realized capital gains, if any, other than precontribution gain allocated to a Shareholder in connection with a taxable tender offer or other taxable corporate event for a security contributed to the Fund by that Shareholder or the Shareholder's predecessor in interest. The Fund's net investment income and net realized gains include the Fund's allocated share of the net investment income and net realized gains of Belport Realty, the Company and, indirectly, the Portfolio. Because the Portfolio invests primarily in lower yielding securities, seeks to avoid net realized short-term capital gains and bears certain ongoing expenses, it is not expected that income distributions will be significant. The Fund intends to pay distributions (if any) on the last business day of each fiscal year of the Fund (which concludes on December 31) or shortly thereafter.

Shareholder distributions with respect to net investment income and realized post-contribution gains will be made pro rata in proportion to the number of Shares held as of the record date of the distribution. All distributions (including Special Distributions described below) are paid by the Fund in cash. Distributions are generally not taxable to the recipient Shareholder unless the distributions exceed the recipient Shareholder's tax basis in Fund Shares. The Fund's Credit Facility prohibits the Fund from making any distribution to Shareholders while there is an event of default outstanding under the Credit Facility.

The Fund's distribution rates with respect to realized gains may be adjusted at a future time to reflect changes in the effective maximum marginal individual federal tax rate applicable to long-term capital gains. The Fund made no income or capital gain distributions during the period commencing with the start of the

Fund's business, March 14, 2001, to December 31, 2001 because there was no net investment income or net realized capital gains during the period (as computed on a tax basis).

SPECIAL DISTRIBUTIONS. In addition to the income and capital gain distribution described above, the Fund also makes distributions whenever a Shareholder recognizes a precontribution gain (other than precontribution gain allocated to a Shareholder in connection with a tender offer or other extraordinary corporate event involving a security contributed by such Shareholder) (a "Special Distribution"). Special Distributions generally equal approximately 22% of the amount of realized precontribution gains plus approximately 6% of the allocated precontribution gain or such other percentage as deemed appropriate to compensate Shareholders receiving such distributions for taxes that may be due on income specially allocated in connection with the precontribution gain and Special Distributions. Special Distributions will be made solely to the Shareholders to whom the precontribution gain is allocated. The Fund does not intend to make Special Distributions to a Shareholder in respect of realized precontribution gain allocated to a Shareholder in connection with a tender offer or other extraordinary corporate event involving a security contributed by such Shareholder. For the period from the start of business, March 14, 2001, to December 31, 2001, the Fund made Special Distributions of $269,523.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.
-------------------------------------------------

The Fund held its initial closing on March 14, 2001, at which time qualified purchasers contributed equity securities with an aggregate exchange value of $483.7 million in exchange for an aggregate of 4,820,606 Shares of the Fund*. In determining the number of issued Shares, the exchange value of contributed securities was reduced by the applicable selling commission. Shares of the Fund were issued in the initial closing at $100 per Share.

The Fund held a second closing on May 23, 2001, at which time qualified purchasers contributed equity securities with an aggregate exchange value of $369.4 million in exchange for an aggregate of 3,378,091 Shares of the Fund. The Fund held a third closing on July 26, 2001, at which time qualified purchasers contributed equity securities with an aggregate exchange value of $352.7 million in exchange for an aggregate of 3,522,710 Shares of the Fund. The Fund held a fourth closing on October 4, 2001, at which time qualified purchasers contributed equity securities with an aggregate exchange value of $298.8 million in exchange for an aggregate of 3,308,909 Shares of the Fund. The Fund held a fifth and final closing on December 18, 2001, at which time qualified purchasers contributed equity securities with an aggregate exchange value of $273.5 million in exchange for an aggregate of 2,812,544 Shares of the Fund.

In connection with each of the closings, Shares of the Fund were privately offered and sold only to accredited investors who were qualified purchasers in the manner described in Item 1. Shares were issued at each of the foregoing closings after the initial closing at a price per share based on the Fund's net asset value per share determined as of the close of the NYSE on the business day immediately preceding the closing.

ITEM 11. DESCRIPTION OF THE FUND'S SECURITIES TO BE REGISTERED.
---------------------------------------------------------------

The Fund is registering only Shares representing limited liability company interests in the Fund pursuant to Section 12(g) of the Securities Exchange Act of 1934.

------------------------
* Prior to the initial closing, Eaton Vance purchased 100 Shares of the Fund for $10,000. No selling commission applied to such Shares.

GENERAL DESCRIPTION OF FUND SHARES. The Shares have no conversion or preemption rights, and there are no sinking fund provisions applicable to the Shares. The redemption rights of Shareholders are described in Item 9(a) above. Restrictions on transfer of the Shares are described in Item 9(a) above. The distribution practices of the Fund are described in Item 9(c) above. Upon liquidation of the Fund, all assets remaining after payment of all liabilities and obligations and provision for liquidation expenses of the Fund will be distributed in cash or in kind to Shareholders in proportion to the positive balances in their capital accounts. The Shares are not subject to any assessment by the Fund, and the Fund's LLC Agreement provides that no Shareholder shall be liable for any obligations or liabilities of the Fund.

A capital account for each Shareholder is maintained on the books of the Fund. The account reflects the value of such Shareholder's interest in the Fund, which is adjusted for profits, liabilities and distributions allocable to such account in accordance with Article 6 of the Fund's LLC Agreement. Subject to the consent of the manager of the Fund, a Shareholder may make an estate freeze election pursuant to which all or a portion of such Shareholder's Shares will be divided into Preferred Shares and Common Shares ("Estate Freeze Shares"). Such division will be made in accordance with the terms of the LLC Agreement. Estate Freeze Shares are not transferable without the consent of the Fund's manager and have no redemption rights or voting or consent rights.

VOTING RIGHTS. Shareholders have no control of the Fund's business or activities. Shareholders generally do not have the right to replace Eaton Vance as manager of the Fund, but may do so upon the bankruptcy of Eaton Vance. Except as specifically required by the LLC Agreement, no Shareholder shall have any right to vote on, consent to or approve any action or matter under any circumstances whatsoever. Pursuant to and in accordance with the LLC Agreement, Shareholders have a very limited right to consent, only:

     * to a change in or elimination of the Fund's investment objective and fundamental investment restrictions set forth in the LLC Agreement;
     * to the designation by Eaton Vance of another manager which is not an entity directly or indirectly owned by EVC;
     * to the designation of a substitute manager upon the bankruptcy of Eaton Vance;
     *    to an election to dissolve the Fund made by the manager; or
     * to the appointment of a liquidator to wind up the Fund's affairs upon its dissolution in the event there is no manager to serve as liquidator.

The Fund may also be dissolved upon the filing with the records of the Fund of written consents to such dissolution by all Shareholders owning voting shares.

AMENDING THE LLC AGREEMENT. The Fund's LLC Agreement may be amended or restated only by action of the manager by an instrument in writing signed by or on behalf of the manager. No such amendment or restatement shall in any material respect increase, add to or alter any financial obligation of any Shareholder. No consent or approval of the Shareholders is required to affect any such amendment or restatement, except that the Fund's investment objective and fundamental investment restrictions set forth in the LLC Agreement may be changed or eliminated only with the consent of the Shareholders (defined as the consent or approval of Shareholders holding the lesser of (a) 50% of the outstanding Shares, (b) 67% of those Shares acting on the matter if Shareholders holding more than 50% of the outstanding Shares have responded to the consent solicitation or (c) 67% of those Shares present or represented by proxy at a meeting if Shareholders holding more than 50% of the outstanding Shares are present or represented by proxy at the meeting).

ITEM 12. INDEMNIFICATION OF THE MANAGER AND ITS AFFILIATES.
-----------------------------------------------------------

Eaton Vance and Boston Management, their trustee, and their officers, employees and affiliates are entitled to indemnification from the Fund against all liabilities and expenses incurred or paid by them in connection with any claim, suit, action or proceeding in which they become involved as a party or otherwise by reason of the fact that Eaton Vance or Boston Management was or is serving as the manager or investment adviser to the Fund or a subsidiary thereof. Fund officers are also entitled to indemnification. No indemnification shall be provided to any such person with respect to any matter as to which it shall be ultimately determined by final judicial decision that such person did not act in good faith in the reasonable belief that such person's action was in the best interest of the Fund and therefore is not entitled to indemnification by the Fund. Expenses incurred in defending any claim, suit, action or proceeding may be paid by the Fund as they are incurred upon receipt in each case of an undertaking by or on behalf of the relevant party to repay such amounts if it is ultimately determined that such party is not entitled to be indemnified by the Fund in accordance with the LLC Agreement. The indemnification is not to be deemed exclusive of any other rights to which the indemnified parties may be entitled under any statute, contract or otherwise.

The LLC Agreement provides that Eaton Vance and Boston Management, their trustee, and their officers, employees and affiliates shall not be liable to the Fund or to any Shareholder by reason of


     * any tax liabilities incurred by the Shareholders, including, without limitation, as a result of their contribution of securities to the Fund or upon the exchange of such securities from the Fund to the Company or from the Company to the Portfolio, or as a result of any sale or distribution of any such securities;
     * any failure to withhold income tax under federal or state tax laws with respect to income or gains allocated to the Shareholders;
     * any change in the federal or state tax laws or regulations or in the interpretations thereof as they apply to the Portfolio, the Company, Belport Realty, the Fund or the Shareholders, whether such change or interpretation occurs through legislative, judicial or administrative action; or
     * any failure of Belport Realty or any Real Estate Joint Venture to qualify as a REIT under the Code.

The LLC Agreement also provides that such persons, when acting in their respective capacities in connection with the Fund's business or affairs, shall not be liable to the Fund or to any Shareholder for any act, omission or breach of duty of any such person or of any other such persons, provided that no such person shall be exonerated from such liability who has been finally adjudicated by a court or other body before which a proceeding was brought not to have acted in good faith in the reasonable belief that such action was in the best interest of the Fund and to be liable to the Fund or to such Shareholder by reason thereof.

Reference is made to Sections 3.2 and 13.1 of the LLC Agreement, which provisions are incorporated herein by reference.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.
-----------------------------------------------------

The Fund's financial statements for the period ended December 31, 2001, together with the auditors' report thereon, appearing on pages 29 through 85 hereof, are incorporated herein by reference.

The following is a summary of unaudited quarterly results of operations of the Fund for 2001.

                                                                                      2001
                                                           ---------------------------------------------------------
                                                              First           Second          Third         Fourth
                                                            Quarter(1)        Quarter        Quarter        Quarter

Investment income                                           $2,775,030      $9,989,243     $13,956,796    $21,550,119

Minority interest in net income of controlled subsidiaries   ($223,157)      $(561,019)      $(768,931)   $(1,046,787)

Net investment income (loss)                                  $506,393        $148,131       $(149,458)    $3,071,242

Net increase (decrease) in net assets from operations     $(14,793,941)     $6,683,107   $(165,282,786)  $158,601,852

Per share data(2):
Investment income                                                $0.58           $1.60          $ 1.30       $1.41
Net investment income (loss)                                     $0.11           $0.02          $(0.01)      $0.20
Net increase (decrease) in net assets from operations           ($3.07)          $1.07         $(15.39)     $10.37

(1) For the period from the start of business, March 14, 2001, to March 31, 2001.
(2)  Based on average Shares outstanding.


ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES.
--------------------------------------------------------------------------------

There have been no changes in, or disagreements with, accountants on accounting and financial disclosures.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------

(a) The following is a list of all financial statements filed as a part of this registration statement:

     (i)  Consolidated Portfolio of Investments as of December 31, 2001

          Consolidated  Statement of Assets and  Liabilities  as of December 31,
          2001

          Consolidated Statement of Operations for the period from the start of business, March 14, 2001, to December 31, 2001

          Consolidated Statement of Changes in Net Assets for the period from the start of business, March 14, 2001, to December 31, 2001

          Consolidated Statement of Cash Flows for the period from the start of business, March 14, 2001, to December 31, 2001

          Financial Highlights for the period ended December 31, 2001

          Notes to Consolidated Financial Statements

          Independent Auditors' Report dated March 1, 2002

          Portfolio of Investments of Tax-Managed Growth Portfolio as of December 31, 2001

          Statement of Assets and Liabilities of Tax-Managed Growth Portfolio as of December 31, 2001

          Statement of Operations of Tax-Managed Growth Portfolio for the fiscal year ended December 31, 2001

          Statements of Changes in Net Assets of Tax-Managed Growth Portfolio for the fiscal years ended December 31, 2001 and December 31, 2000

          Supplementary Data of Tax-Managed Growth Portfolio for the years ended December 31, 2001, December 31, 2000, December 31, 1999, the two month period ended December 31, 1998, the fiscal year ended October 31, 1998 and October 31, 1997

          Notes to Financial Statements

          Independent Auditors' Report dated February 15, 2002

(b) A list of the exhibits filed as a part of this registration statement is included in the Exhibit Index appearing on page 87 hereof.

BELPORT CAPITAL FUND LLC AS OF DECEMBER 31, 2001
================================================================================
CONSOLIDATED PORTFOLIO OF INVESTMENTS
================================================================================
INVESTMENT IN BELVEDERE CAPITAL

FUND COMPANY LLC -- 74.2%

SECURITY                                          SHARES           VALUE
--------------------------------------------------------------------------------
Investment in Belvedere Capital Fund
Company LLC (Belvedere Capital)                 11,088,800     $1,762,622,297
--------------------------------------------------------------------------------
Total Investment in Belvedere Capital
   (identified cost, $1,776,648,002)                           $1,762,622,297
--------------------------------------------------------------------------------

PARTNERSHIP PREFERENCE UNITS -- 3.9%

SECURITY                                          UNITS            VALUE
--------------------------------------------------------------------------------
Essex Portfolio, L.P. (California
Limited Partnership affiliate of Essex
Property Trust, Inc.), 7.875% Series B
Cumulative Redeemable Preferred Units,
Callable from 2/6/03+                            875,000       $ 35,162,050
PSA Institutional Partners, L.P.
(California Limited Partnership
affiliate of Public Storage, Inc.),
9.50% Series N Cumulative Redeemable
Perpetual Preferred Units, Callable from
3/17/05+                                       1,300,000         35,005,100
Prentiss Properties Acquisition
Partners, L.P. (Delaware Limited
Partnership affiliate of Prentiss
Properties Trust), 8.30% Series B
Cumulative Redeemable Perpetual
Preferred Units, Callable from 6/25/03+          550,000         22,333,850
--------------------------------------------------------------------------------
Total Partnership Preference Units
   (identified cost $92,413,822)                               $ 92,501,000
--------------------------------------------------------------------------------

OTHER REAL ESTATE INVESTMENTS -- 21.8%

DESCRIPTION                                                        VALUE
--------------------------------------------------------------------------------
Rental Property(1)(2)                                         $ 518,617,126
--------------------------------------------------------------------------------
Total Other Real Estate Investments
   (identified cost, $520,333,752)                            $ 518,617,126
--------------------------------------------------------------------------------

COMMERCIAL PAPER -- 0.1%
                                            PRINCIPAL
                                            AMOUNT
SECURITY                                    (000'S OMITTED)          VALUE
--------------------------------------------------------------------------------
General Electric Capital Corp., 1.78%,
01/02/02                                    $   1,706             $ 1,705,915
--------------------------------------------------------------------------------
Total Commercial Paper
   (at amortized cost, $1,705,915)                                $ 1,705,915
--------------------------------------------------------------------------------
Total Investments -- 100.0%
   (identified cost, $2,391,101,491)                           $2,375,446,338
--------------------------------------------------------------------------------

(+) Security exempt from registration under the Securities Act of 1933. At December 31, 2001, the value of these securities totaled $92,501,000, or 5.3% of net assets.
(1) Investment valued at fair value using methods determined in good faith by or at the direction of the Manager of Belport Realty Corporation.
(2) Rental property represents twenty-three multi-family residential properties located in ten states. None of the individual properties represent more than 5% of net assets.


                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BELPORT CAPITAL FUND LLC AS OF DECEMBER 31, 2001
================================================================================
CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES

AS OF DECEMBER 31, 2001

Assets
--------------------------------------------------------------------------------
Investments, at value (identified cost,
   $2,391,101,491)                                              $2,375,446,338
Cash                                                                10,001,955
Escrow deposits-restricted                                           2,081,850
Dividends receivable                                                   570,625
Other assets                                                         3,374,095
--------------------------------------------------------------------------------
TOTAL ASSETS                                                    $2,391,474,863
--------------------------------------------------------------------------------

Liabilities
--------------------------------------------------------------------------------
Mortgages payable                                               $  361,107,500
Loan payable                                                       231,000,000
Open interest rate swap contracts, at
   value                                                             2,344,008
Security deposits                                                      948,853
Swap interest payable                                                  170,110
Accrued expenses:
   Interest expense                                                  2,556,850
   Property taxes                                                    1,698,822
   Other expenses and liabilities                                    3,059,258
Minority interest in controlled
   subsidiaries                                                     39,431,598
--------------------------------------------------------------------------------
TOTAL LIABILITIES                                                $ 642,316,999
--------------------------------------------------------------------------------
NET ASSETS FOR 17,782,241 FUND SHARES
   OUTSTANDING                                                  $1,749,157,864
--------------------------------------------------------------------------------

Shareholders' Capital
--------------------------------------------------------------------------------
SHAREHOLDERS' CAPITAL                                           $1,749,157,864
--------------------------------------------------------------------------------

Net Asset Value and Redemption Price
Per Share (Note 4)
--------------------------------------------------------------------------------
($1,749,157,864  DIVIDED BY 17,782,241
   FUND SHARES OUTSTANDING)                                           $  98.37
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED DECEMBER 31, 2001*

Investment Income
--------------------------------------------------------------------------------
Dividends allocated from Belvedere Capital
   (net of foreign taxes, $47,213)                                  $ 8,345,141
Interest allocated from Belvedere Capital                               541,100
Expenses allocated from Belvedere Capital                            (4,851,729)
--------------------------------------------------------------------------------
Net investment income allocated from Belvedere Capital            $   4,034,512
Rental income                                                        41,868,817
Dividends from Partnership Preference Units                           2,114,375
Interest                                                                253,484
--------------------------------------------------------------------------------
TOTAL INVESTMENT INCOME                                            $ 48,271,188
--------------------------------------------------------------------------------
Expenses
--------------------------------------------------------------------------------
Investment advisory and administrative fee                         $  2,883,623
Property management fees                                              1,684,578
Distribution and servicing fee                                        1,566,802
Interest expense on mortgages                                        15,287,500
Interest expense on Credit Facility                                   3,772,792
Interest expense on swap contracts                                    2,055,335
Property and maintenance expenses                                     9,403,144
Property taxes and insurance                                          4,456,562
Miscellaneous                                                         1,784,585
--------------------------------------------------------------------------------
TOTAL EXPENSES                                                     $ 42,894,921
--------------------------------------------------------------------------------
Deduct --
   Reduction of investment adviser and administrative fee          $    799,935
--------------------------------------------------------------------------------
NET EXPENSES                                                       $ 42,094,986
--------------------------------------------------------------------------------
Net investment income before minority interests in
   net income of controlled subsidiaries                           $  6,176,202
Minority interests in net income of controlled subsidiaries          (2,599,894)
--------------------------------------------------------------------------------

NET INVESTMENT INCOME                                              $  3,576,308
--------------------------------------------------------------------------------
Realized and Unrealized Gain (Loss)
--------------------------------------------------------------------------------
Net realized gain (loss) --
   Investment transactions from Belvedere Capital
      (identified cost basis)                                      $   (807,510)
   Investment transactions in real estate investments,
      excluding Partnership Preference Units                            438,595
--------------------------------------------------------------------------------
NET REALIZED LOSS                                                  $   (368,915)
--------------------------------------------------------------------------------
Change in unrealized appreciation (depreciation) --
   Investment in Belvedere Capital (identified cost basis)         $(14,025,705)
   Investments in Partnership Preference
      Units (identified cost basis)                                      87,178
   Investments in other real estate investments
      (net of minority interests in unrealized gain
      (loss) of controlled subsidiaries of $(2,083,851))             (1,716,626)
   Interest rate swap contracts                                      (2,344,008)

--------------------------------------------------------------------------------
NET CHANGE IN UNREALIZED APPRECIATION
   (DEPRECIATION)                                                 $ (17,999,161)
--------------------------------------------------------------------------------

NET REALIZED AND UNREALIZED LOSS                                  $ (18,368,076)
--------------------------------------------------------------------------------

NET DECREASE IN NET ASSETS FROM
   OPERATIONS                                                     $ (14,791,768)
--------------------------------------------------------------------------------

* For the period from the start of business, March 14, 2001, to December 31, 2001.

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BELPORT CAPITAL FUND LLC AS OF DECEMBER 31, 2001
================================================================================
CONSOLIDATED FINANCIAL STATEMENTS CONT'D
================================================================================
CONSOLIDATED STATEMENT OF CHANGES IN
NET ASSETS

INCREASE (DECREASE)                                         PERIOD ENDED
IN NET ASSETS                                               DECEMBER 31, 2001*
--------------------------------------------------------------------------------
Net investment income                                       $  3,576,308
Net realized loss on investment
   transactions                                                 (368,915)
Net change in unrealized appreciation
   (depreciation) of investments (17,999,161)
--------------------------------------------------------------------------------
NET DECREASE IN NET ASSETS FROM
   OPERATIONS                                              $ (14,791,768)
--------------------------------------------------------------------------------
Transactions in Fund Shares --
   Investment securities contributed                      $1,778,032,763
   Less -- Selling commissions                                (7,971,497)
--------------------------------------------------------------------------------
Net contributions                                         $1,770,061,266
Net asset value of Fund Shares redeemed                       (5,842,111)
--------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS FROM FUND
   SHARE TRANSACTIONS                                     $1,764,219,155
--------------------------------------------------------------------------------
Distributions --
   Special Distributions to Belport
   Capital Fund LLC Shareholders                          $    (269,523)
--------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS TO SHAREHOLDERS                       $    (269,523)
--------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS                                $1,749,157,864
--------------------------------------------------------------------------------
Net Assets
--------------------------------------------------------------------------------
At beginning of period                                    $        --
--------------------------------------------------------------------------------
AT END OF PERIOD                                          $1,749,157,864
--------------------------------------------------------------------------------

* For the period from the start of business, March 14, 2001, to December 31, 2001.

CONSOLIDATED STATEMENT OF CASH FLOWS

INCREASE (DECREASE)                                          PERIOD ENDED
IN CASH                                                      DECEMBER 31, 2001*
--------------------------------------------------------------------------------
Cash Flows From (For) Operating Activities --
Net decrease in net assets from operations                   $   (14,791,768)
Adjustments to reconcile net decrease in net assets
   from operations to net cash flows used for
      operating activities --
   Net investment income allocated from Belvedere Capital        (4,034,512)
   Amortization of debt issuance costs                              160,905
   Decrease in escrow deposits                                    3,717,624
   Increase in other assets                                        (208,301)
   Increase in dividends receivable                                (570,625)
   Increase in minority interest                                    646,000
   Decrease in security deposits                                    (61,343)
   Increase in interest payable for open swap contracts             170,110
   Increase in accrued interest and
      accrued expenses and liabilities                            2,400,263
   Decrease in accrued property taxes                              (308,857)
   Purchases of Partnership Preference Units                   (101,800,438)
   Sales of investments in other real estate                     43,415,885
   Payments for investments in other real estate               (167,665,973)
   Cash assumed in connection with
      acquisition of other real estate investments                3,398,477
   Sales of Partnership Preference Units                          9,386,616
   Improvements to rental property                               (2,685,717)
   Net decrease in investment in Belvedere Capital                1,589,562
   Increase in short-term investments                            (1,705,915)
   Minority interests in net income of
      controlled subsidiaries                                     2,599,894
     Net realized loss on investment transactions                   368,915
     Net change in unrealized (appreciation) depreciation
         Of investments                                          17,999,161
--------------------------------------------------------------------------------
NET CASH FLOWS USED FOR OPERATING
   ACTIVITIES                                                $ (207,980,037)
--------------------------------------------------------------------------------
Cash Flows From (For) Financing
   Activities --
   Proceeds from Credit Facility                             $  231,000,000
   Payments on behalf of investors
      (selling commissions)                                      (7,971,497)
   Payments for Fund Shares redeemed                             (2,819,910)
   Payment of Special Distributions                                (269,523)
   Payment of distributions to minority shareholders             (1,907,924)
   Payments on mortgages                                            (49,154)
--------------------------------------------------------------------------------
NET CASH FLOWS FROM FINANCING ACTIVITIES                     $  217,981,992
--------------------------------------------------------------------------------

NET INCREASE IN CASH                                         $   10,001,955
--------------------------------------------------------------------------------

CASH AT BEGINNING OF PERIOD                                  $        --
--------------------------------------------------------------------------------

CASH AT END OF PERIOD                                        $   10,001,955
--------------------------------------------------------------------------------

Supplemental Disclosure and Non-cash Investing and Financing
Activities

--------------------------------------------------------------------------------
Securities contributed by Shareholders invested in
     Belvedere Capital                                       $1,778,032,763
Change in unrealized appreciation
   (depreciation) of investments and open swap contracts     $  (17,999,161)
Interest paid for loan                                       $    2,912,221
Interest paid for mortgages                                  $   13,050,291
Interest paid for swap contracts                             $    1,885,225
Market value of securities distributed
   in payment of redemptions                                 $    3,022,201
Market value of real property and other assets,
   net of current liabilities, assumed in conjunction
   with acquisition of other real estate investments         $  523,011,166
Mortgages assumed in conjunction with acquisition
   of other real estate investments                          $   361,107,500
--------------------------------------------------------------------------------

* For the period from the start of business, March 14, 2001, to December 31, 2001.

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BELPORT CAPITAL FUND LLC AS OF DECEMBER 31, 2001
================================================================================
CONSOLIDATED FINANCIAL STATEMENTS CONT'D
================================================================================
FINANCIAL HIGHLIGHTS

FOR THE PERIOD ENDED DECEMBER 31, 2001(1)
--------------------------------------------------------------------------------
Net asset value -- Beginning of period                                $  100.00
--------------------------------------------------------------------------------
Income (loss) from operations
--------------------------------------------------------------------------------
Net investment income(7)                                              $   0.341
Net realized and unrealized loss                                         (1.945)
--------------------------------------------------------------------------------
TOTAL LOSS FROM OPERATIONS                                            $  (1.604)
--------------------------------------------------------------------------------
Distributions
--------------------------------------------------------------------------------
Special Distributions to Belport Capital
   Fund LLC Shareholders(7)                                           $  (0.026)
--------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                                                   $  (0.026)
--------------------------------------------------------------------------------
NET ASSET VALUE -- END OF PERIOD                                      $  98.370
--------------------------------------------------------------------------------

TOTAL RETURN(2)                                                          (1.63)%
--------------------------------------------------------------------------------
                                             AS A PERCENTAGE    AS A PERCENTAGE
                                             OF AVERAGE NET     OF AVERAGE GROSS
RATIOS                                         ASSETS(6)          ASSETS(3)(6)
--------------------------------------------------------------------------------
Expenses of Consolidated Real Property
   Subsidiaries
   Interests and other borrowing costs(4)(5)      1.45%              1.10%
   Operating expenses(4)(5)                       1.49%              1.13%
Belport Capital Fund LLC Expenses
   Interest and other borrowing costs(4)(8)       0.72%              0.55%
   Investment advisory and administrative
      fees, servicing fees and other Fund
      operating expenses(4)(8)(9)                 1.23%              0.94%
                                                 --------------------------
Total expenses(4)(9)(10)                          4.89%              3.72%
Net investment income(4)(10)                      0.44%              0.34%
--------------------------------------------------------------------------------
Supplemental Data
--------------------------------------------------------------------------------
Net asset, end of year (000's omitted)                               $1,749,158
Portfolio turnover of Tax-Managed Growth
   Portfolio                                                                18%
--------------------------------------------------------------------------------

(1) For the period from the start of business, March 14, 2001, to December 31, 2001.

(2) Total return is calculated assuming a purchase at the net asset value on the first day and a sale at the net asset value on the last day of the period. Distributions, if any, are assumed reinvested at the net asset value on the reinvestment date. Total return is not calculated on an annualized basis.

(3) Average Gross Assets is defined as the average daily amount of all assets of Belport Capital Fund LLC (not including its investment in Belport Realty Corporation (Belport Realty)) plus all assets of Belport Realty, without reduction by any liabilities. For this purpose, the assets of Belport

     Realty's controlled subsidiaries are reduced by the proportionate interest therein of investors other than Belport Realty.

(4)  Annualized.

(5) Ratio includes Belport Realty's proportional share of expenses incurred by its majority-owned subsidiaries (see Note 1).

(6) For the purpose of calculating ratios, the income and expenses of Belport Realty's controlled subsidiaries are reduced by the proportionate interest therein of investors other than Belport Realty.

(7)  Calculated using average shares outstanding.

(8) Ratio includes the expenses of Belport Capital Fund LLC and Belport Realty for which Belport Capital Fund LLC owns 100% of the outstanding common
     stock.   The  ratio  does  not  include   expenses  of  other  real  estate
     subsidiaries.

(9) Ratio includes Belport Capital Fund LLC's share of Belvedere Capital's allocated expenses, including those expenses allocated from the Portfolio.

(10) The expenses reflect a reduction of the investment advisory and administrative fees. Had such action not been taken, the ratios of total expenses to average net assets and average gross assets would have been 4.99% and 3.79%, respectively, and the ratios of net investment income to average net assets and average gross assets would have been 0.34% and 0.27%, respectively.

                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BELPORT CAPITAL FUND LLC AS OF DECEMBER 31, 2001
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

1    Organization
--------------------------------------------------------------------------------

A Investment Objective -- Belport Capital Fund LLC (Belport Capital) is a Delaware limited liability company established to offer diversification and tax-sensitive investment management to persons holding large and concentrated positions in equity securities of selected publicly-traded companies. The investment objective of Belport Capital is to achieve long-term, after-tax returns for Belport Capital shareholders (Shareholders). Belport Capital pursues this objective primarily by investing indirectly in Tax-Managed Growth Portfolio (the Portfolio), a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended. The Portfolio is organized as a trust under the laws of the State of New York. Belport Capital maintains its investment in the Portfolio by investing in Belvedere Capital Fund Company LLC (Belvedere Capital), a separate Massachusetts limited liability company that invests exclusively in the Portfolio. The performance of Belport Capital and Belvedere Capital is directly and substantially affected by the performance of the Portfolio. Separate from its investment in the Portfolio through Belvedere Capital, Belport Capital invests in real estate assets including income-producing preferred equity interests in real estate operating partnerships (Partnership Preference Units) affiliated with publicly-traded real estate investment trusts (REITs) and interests in controlled real property subsidiaries.

B Subsidiaries -- Belport Capital invests in real estate through its subsidiary Belport Realty Corporation (Belport Realty). At December 31, 2001 Belport Realty invested directly in Partnership Preference Units and indirectly in real property through controlled subsidiaries, Bel Multifamily Property Trust (Bel Multifamily) and Monadnock Property Trust, LLC (Monadnock).

     Belport Realty -- Belport Realty invests directly in Partnership Preference Units and also holds majority interests in Bel Multifamily and Monadnock. At December 31, 2001, Belport Capital owned 100% of the common stock issued by Belport Realty and intends to hold all of Belport Realty's common stock at all times. Additionally, 2,100 shares of preferred stock of Belport Realty are outstanding at December 31, 2001. The preferred stock has a par value of $0.01 per share and is redeemable by Belport Realty at a redemption price of $100 per share after the occurrence of certain tax events or after December 31, 2005. Dividends on the preferred stock are cumulative and payable annually equal to $8 per share. The interest in preferred stock is recorded as a minority interest on the Consolidated Statement of Assets and Liabilities.

     Bel Multifamily -- Bel Multifamily, a majority-owned subsidiary of Belport Realty, owns eleven multi-family residential properties consisting of 3,011 units (collectively, the Bel Multifamily Properties) located in seven states (Washington, Missouri, North Carolina, Arizona, Florida, Georgia and Texas). The average occupancy rate was approximately 95% at December 31, 2001. Belport Realty owns 100% of the Class A units of Bel Multifamily, representing 75% of the voting interests in Bel Multifamily, and a minority shareholder (the Bel Multifamily Minority Shareholder) owns 100% of the Class B units, representing 25% of the voting interests in Bel Multifamily. The Class B equity interest is recorded as a minority interest on the Consolidated Statement of Assets and Liabilities. The primary distinction between the two classes of shares is the distribution priority and voting rights. Belport Realty has priority in distributions and has greater voting rights than the holders of the Class B units. Pursuant to a buy/sell agreement entered into at the time Bel Multifamily was established, either Belport Realty or the Bel Multifamily Minority Shareholder can give notice after February 22, 2010 either to buy the other's equity interest in Bel Multifamily or to sell its own equity interest in Bel Multifamily.

     Monadnock -- Monadnock, a majority-owned subsidiary of Belport Realty, owns twelve multi-family residential properties consisting of 4,614 units (collectively, the Monadnock Properties) located in eight states (Texas, Arizona, Georgia, North Carolina, Oregon, Utah, Tennessee and Florida). The average occupancy rate was approximately 95% at December 31, 2001. Belport Realty owns Class A units of Monadnock, representing 60% of the voting interests in Monadnock, and a minority shareholder (the Monadnock Minority Shareholder) owns Class B units, representing 40% of the voting interests in Monadnock. The Class B equity interest is recorded as a minority interest on the Consolidated Statement of Assets and Liabilities. The primary distinction between the two classes of shares is the distribution priority and voting rights. Belport Realty has priority in distributions and has greater voting rights than the holder of Class B units. Pursuant to a buy/sell agreement entered into at the time Monadnock was established, either Belport Realty or the Monadnock Minority Shareholder can give notice after September 13, 2010 either to buy the other's equity interest in Monadnock or to sell its own equity interest in Monadnock.

     Casco -- Casco, which was a majority-owned subsidiary of Belport Realty during the period ended December 31, 2001, owns eight multi-family residential properties (collectively, the Casco Properties) located in five states (North Carolina, Tennessee, Florida, Georgia and Texas). Belport Realty owned 100% of the Class A units of Casco, representing 60% of the

BELPORT CAPITAL FUND LLC AS OF DECEMBER 31, 2001
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONT'D
================================================================================

     voting interests in Casco, and a minority shareholder (the Casco Minority Shareholder) owned 100% of the Class B units, representing 40% of the voting interests in Casco. The primary distinction between the two classes of shares is the distribution priority and voting rights. Belport Realty had priority in distributions and had greater voting rights than the holders of the Class B units. Belport Realty does not own an interest in Casco at December 31, 2001.

     The accompanying consolidated financial statements include the accounts of Belport Capital, Belport Realty, Bel Multifamily, Monadnock and Casco (for the period during which Belport Realty maintained a majority interest in Casco) (collectively, the Fund). All material intercompany accounts and transactions have been eliminated.

     The audited financial statements of the Portfolio, including the Portfolio of Investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements.

2    Significant Accounting Policies
--------------------------------------------------------------------------------
     The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its consolidated financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America.

A Investment Costs -- The Fund's investment assets were principally acquired through contributions of common stock by Shareholders in exchange for Shares of the Fund, in purchases of Partnership Preference Units and through contributions of real estate investments in exchange for cash and a minority interest in controlled subsidiaries. Upon receipt of common stock from Shareholders, Belport Capital immediately exchanged the contributed securities into Belvedere Capital for shares thereof, and Belvedere Capital, in turn, immediately thereafter exchanged the contributed securities into the Portfolio for an interest in the Portfolio. The cost at which the Fund's investments of contributed securities is carried in the consolidated financial statements is the value of the contributed securities as of the close of business on the day prior to their contribution to the Fund. The initial tax basis of the Fund's investment in the Portfolio through Belvedere Capital is the same as the contributing Shareholders' basis in securities contributed to the Fund. The initial tax and financial reporting basis of the Fund's investment in Partnership Preference Units and other real estate purchased by the Fund is the purchase cost. The initial cost at which the Fund's investments in real estate contributed to the Fund is carried in the consolidated financial statements is the market value on contribution date. The initial tax basis of real estate investments contributed to the Fund is the contributor's tax basis at the time of contribution or value at the time of contribution, depending on the taxability of the contribution.

B Investment Valuations -- The Fund's investments consist of Partnership Preference Units, other real property investments, shares of Belvedere Capital and short-term debt securities. Belvedere Capital's only investment is an interest in the Portfolio, the value of which is derived from a proportional interest therein. Additionally, the Fund has entered into interest rate swap contracts (Note 7). The valuation policy followed by the Fund, Belvedere Capital and the Portfolio is as follows:

     Marketable securities, including options, that are listed on foreign or U.S. securities exchanges or in the NASDAQ National Market System are valued at closing sale prices on the exchange where such securities are principally traded. Futures positions on securities or currencies are generally valued at closing settlement prices. Unlisted or listed securities for which closing sale prices are not available are valued at the mean between the latest bid and asked prices. Short-term debt securities with a remaining maturity of 60 days or less are valued at amortized cost, which approximates fair value. Other fixed income and debt securities, including listed securities and securities for which price quotations are available, are normally valued on the basis of valuations furnished by a pricing service. Investments held by the Portfolio for which valuations or market quotations are unavailable are valued at fair value using methods determined in good faith by or at the direction of the Trustees. Investments held by the Fund for which valuations or market quotations are unavailable are valued at fair value using methods determined in good faith by Boston Management and Research (Boston Management), a wholly-owned subsidiary of Eaton Vance Management (Eaton Vance), as Investment Adviser of Belport Capital and Manager of Belport Realty. Interest rate swap contracts for which prices are unavailable are valued as determined in good faith by Boston Management.

     The value of the Fund's real estate investments is determined in good faith by Boston Management as Manager of Belport Realty, taking into account all relevant factors, data and information including with respect to investments in Partnership Preference Units, information from dealers and similar firms with knowledge of such issues and the prices of comparable preferred equity securities and other fixed or adjustable rate instruments having similar investment characteristics. Real estate investments other than Partnership Preference Units are generally stated at estimated market values based upon independent valuations assuming an orderly disposition of assets. Detailed valuations are performed annually and reviewed periodically and adjusted if there has been a significant change in economic circumstances since the previous valuation. Given that such valuations include many assumptions, including, but not limited to, an orderly disposition of assets, values may differ from amounts ultimately realized.

C Interest Rate Swaps -- Belport Capital has entered into current and forward interest rate swap agreements with respect to its borrowings and real estate investments. Pursuant to these agreements, Belport Capital makes periodic payments to the counterparty at predetermined fixed rates in exchange for floating-rate payments from the counterparty that fluctuate with one-month LIBOR. During the terms of the outstanding swap agreements, changes in the underlying values of the swaps are recorded as unrealized gains or losses. Belport Capital is exposed to credit loss in the event of non-performance by the swap counterparty.

D    Written  Options  -- The  Portfolio  and the  Fund  may  write  listed  and over-the-counter call options on individual securities, on baskets of securities and on stock market indices. Upon the writing of a call option, an amount equal to the premium received by the Portfolio or Fund is included in the Consolidated Statement of Assets and Liabilities of the respective entity as a liability. The amount of the liability is subsequently marked-to-market to reflect the current value of the option written in accordance with the investment valuation policies discussed above. Premiums received from writing options that expire are treated as realized gains. Premiums received from writing options that are exercised or are closed are added to or offset against the proceeds or amount paid on the transaction to determine the realized gain or loss. The Portfolio or Fund as a writer of an option may have no control over whether the underlying securities may be sold and as a result bears the market risk of an unfavorable change in the price of the securities underlying the written option.

BELPORT CAPITAL FUND LLC AS OF DECEMBER 31, 2001
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONT'D
================================================================================

E Purchased Options -- Upon the purchase of a put option, the premium paid by the Portfolio or Fund is included in the Consolidated Statement of Assets and Liabilities of the respective entity as an investment. The amount of the investment is subsequently marked-to-market to reflect the current market value of the option purchased, in accordance with the investment valuation policies discussed above. If an option which the Portfolio or Fund has purchased expires on the stipulated expiration date, the Portfolio or Fund will realize a loss in the amount of the cost of the option. If the Portfolio or Fund enters into a closing sale transaction, the Portfolio or Fund will realize a gain or loss, depending on whether the sales proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio or Fund exercises a put option, it will realize a gain or loss from the sale of the underlying security and the proceeds from such sale will be decreased by the premium originally paid.

F    Rental  Operations  -- The  apartment  units  held by Bel  Multifamily  and
     Monadnock are leased to residents generally for a term of one year renewable upon consent of both parties on a year-to-year or month-to-month basis. The apartment units held by Casco were leased to residents generally for a term of one year or less.

     The escrow accounts related to Monadnock consist of tenant security deposits, deposits for real estate taxes, insurance, reserve for replacements and capital repairs as required under the mortgage agreements. The mortgage escrow accounts are held by the respective financial institutions and controlled by lenders (Note 8).

     Costs incurred in connection with acquisitions of properties have been capitalized. Significant betterments and improvements are capitalized as part of real property.

G Income -- Dividend income is recorded on the ex-dividend date and interest and income is recorded on the accrual basis. Rental income is recorded on the accrual basis based upon the terms of the lease agreements.

     Belvedere  Capital's  net  investment  income or loss consists of Belvedere
     Capital's pro-rata share of the net investment income of the Portfolio, less all actual or accrued expenses of Belvedere Capital, determined in accordance with accounting principles generally accepted in the United States of America. The Fund's net investment income or loss consists of the Fund's pro-rata share of the net investment income of Belvedere Capital, plus all income earned on the Fund's direct investments, less all actual and accrued expenses of the Fund determined in accordance with accounting principles generally accepted in the United States of America.

H Deferred Costs -- Mortgage origination expenses incurred in connection with the financing of Bel Multifamily and Monadnock are capitalized and amortized over the terms of the respective loans.

I Income Taxes -- Belport Capital, Belvedere Capital and the Portfolio are treated as partnerships for federal income tax purposes. As a result, Belport Capital, Belvedere Capital and the Portfolio do not incur federal income tax liability, and the shareholders and partners thereof are

BELPORT CAPITAL FUND LLC AS OF DECEMBER 31, 2001
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONT'D
================================================================================

     individually responsible for taxes on items of partnership income, gain, loss and deduction. The policy of Belport Realty, Bel Multifamily, Monadnock and Casco is to comply with the Internal Revenue Code applicable to REITs. Belport Realty, Bel Multifamily, Monadnock and Casco will generally not be subject to federal income tax to the extent that they distribute their earnings to their stockholders each year and maintain their qualifications as REITs.

J    Other -- Investment transactions are accounted for on a trade date basis.

K Use of Estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

3    Distributions to Shareholders
--------------------------------------------------------------------------------
     Each year Belport Capital intends to distribute all of its net investment income for the year, if any, and approximately 22% of its net realized capital gains for such year, if any, other than precontribution gains allocated to a Shareholder in connection with a tender offer or other extraordinary corporate event with respect to a security contributed by such Shareholder, for which no capital gain distribution is made. In addition, whenever a distribution with respect to a precontribution gain in made, Belport Capital makes a supplemental distribution to compensate Shareholders receiving such distributions for taxes that may be due in connection with the precontribution gain and supplemental distributions (Special Distribution). Special Distributions accrued for or paid during the period from the start of business, March 14, 2001, to December 31, 2001, totaled $269,523.

     In addition, Belport Realty, Bel Multifamily, Monadnock, and Casco intend to distribute substantially all of their taxable income earned by the respective entities during the year.

4    Shareholder Transactions
--------------------------------------------------------------------------------

     Belport Capital may issue an unlimited number of full and fractional Fund Shares. Transactions in Fund Shares, including contributions of securities in exchange for Shares of Belport Capital, were as follows:

                                                              PERIOD ENDED
                                                              DECEMBER 31, 2001*

--------------------------------------------------------------------------------
    Issued at Belport Capital closings                          17,842,860
    Redemptions                                                    (60,619)
--------------------------------------------------------------------------------
  NET INCREASE                                                  17,782,241
--------------------------------------------------------------------------------

* For the period from the start of business, March 14, 2001, to December 31, 2001.

     Redemptions of Fund Shares held less than three years are generally subject to a redemption fee of 1% of the net asset value of Fund Shares redeemed.
     The redemption fee is paid to Eaton Vance Distributors, Inc. (EV Distributors) by Belport Capital on behalf of the redeeming Shareholder. No charge is levied on redemptions of Fund Shares acquired through the reinvestment of distributions, Fund Shares redeemed in connection with a tender offer or other extraordinary corporate event or Fund Shares redeemed following the death of all of the initial holders of the Fund Shares redeemed. In addition, no fee applies to redemptions made pursuant to a Systematic Redemption Plan, whereby a Shareholder can redeem up to 2% of Fund Shares held on a quarterly basis. For the period from the start of business, March 14, 2001, to December 31, 2001 EV Distributors received $28,772 in redemption fees.

     In connection with the offering of Fund Shares, EV Distributors, the Placement Agent, received $7,971,497 in selling commissions paid by Belport Capital on behalf of Shareholders. EV Distributors, in turn, paid this amount to the applicable subagent on behalf of Shareholders investing in Belport Capital through such subagent. In addition, EV Distributors made payments to subagents from its own resources totaling $17,564,770, approximately equal to 1.0% of the value of investments in Belport Capital made through subagents.

     Shareholders in Belport Capital are entitled to restructure their Fund Share interests under what is termed an Estate Freeze Election. Under this election, Fund Shares are divided into Preferred Shares and Common Shares. Preferred Shares have a preferential right over the corresponding Common Shares equal to (i) 95% of the original capital contribution made in respect of the undivided Shares from which the Preferred Shares and Common Shares were derived, plus (ii) an annuity priority return equal to 8.5% of the Preferred Shares' preferential interest in the original capital contribution of the undivided Fund Shares. The associated Common Shares are entitled to the remaining 5% of the original capital contribution in respect of the undivided Fund Shares, plus any returns thereon in excess of the fixed annual priority of the Preferred Shares. The existence of restructured Fund Shares does not adversely affect Shareholders who do not participate in the election nor do the restructured Fund Shares have preferential rights to Fund Shares that have not been restructured.
     Shareholders who subdivide Fund Shares under this election sacrifice certain rights and privileges that they would otherwise have with respect to the Fund Shares so divided, including redemption rights and voting and consent rights. Upon the twentieth anniversary of the issuance of the associated undivided Fund Shares to the original holders thereof, Preferred and Common Shares will automatically convert into full and fractional undivided Fund Shares.

     The allocation of Belport Capital's net asset value per Share of $98.37 between Preferred and Common Shares that have been restructured is as follows:

                                                     PER SHARE VALUE AT
                                                     DECEMBER 31, 2001
                                                     -------------------
                                                     PREFERRED   COMMON
    DATE OF CONTRIBUTION                             SHARES      SHARES

    ----------------------------------------------------------------------------
    July 26, 2001                                     $   94.71   $ 3.66

BELPORT CAPITAL FUND LLC AS OF DECEMBER 31, 2001
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONT'D
================================================================================

5    Investment Transactions
--------------------------------------------------------------------------------
     For the period from the start of business, March 14, 2001, to December 31, 2001, increases and decreases of Belport Capital's investment in Belvedere Capital aggregated $1,836,633,984 and $63,212,984, respectively, and purchases and sales of Partnership Preference Units aggregated $101,800,438 and $9,386,616, respectively. Acquisitions and sales of other real estate investments totaled $167,665,973 and $43,415,885, respectively, during the period from March 14, 2001, to December 31, 2001.

     Purchases and sales of Partnership Preference Units and purchases of other real estate investments during the period from the start of business, March 14, 2001, to December 31, 2001, represent amounts purchased from and sold to other funds sponsored by Eaton Vance. During 2001, Belport Realty sold its majority interest in Casco to another fund sponsored by Eaton Vance and recognized a gain of $438,595.

6    Indirect Investment in Portfolio
--------------------------------------------------------------------------------
     Belvedere Capital's interest in the Portfolio at December 31, 2001, was $10,334,131,781, representing 56.4% of the Portfolio's net assets. The Fund's investment in Belvedere Capital at December 31, 2001 was $1,762,622,297, representing 17.1% of Belvedere Capital's net assets. Investment income allocated to Belvedere Capital from the Portfolio for the period from the Fund's start of business March 14, 2001, to December 31, 2001 totaled $83,457,515, of which $8,886,241 was allocated to the Fund. Expenses allocated to Belvedere Capital from the Portfolio for the period from the Fund's start of business March 14, 2001, to December 31, 2001, totaled $34,645,717, of which $3,601,116 was allocated to the Fund. Belvedere Capital allocated additional expenses to the Fund of $1,250,613 for the period from the Fund's start of business March 14, 2001, to December 31, 2001, representing $32,955 of operating expenses and $1,217,658 of service fees (Note 9).

7    Interest Rate Swap Agreements
--------------------------------------------------------------------------------
     Belport Capital has entered into current and forward interest rate swap agreements in connection with its real estate investments and associated borrowings. Under such agreements, Belport Capital has agreed to make periodic payments at fixed rates in exchange for payments at floating rates. The notional or contractual amounts of these instruments may not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these investments is meaningful only when considered in conjunction with all related assets, liabilities and agreements. As of December 31, 2001, Belport Capital has entered into interest rate swap agreements with Citibank, N.A. and Merrill Lynch Capital Services, Inc.

BELPORT CAPITAL FUND LLC AS OF DECEMBER 31, 2001
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONT'D
================================================================================

                                                                  UNREALIZED
             NOTIONAL                                            APPRECIATION
             AMOUNT                                             (DEPRECIATION)
EFFECTIVE    (000'S      FIXED      FLOATING       TERMINATION  AT DECEMBER 31,
DATE         OMITTED)    RATE       RATE           DATE              2001
--------------------------------------------------------------------------------
  3/01       $49,080    5.8075%   Libor + 0.40%      3/08          $    452,595
  5/01        73,980      5.79%   Libor + 0.40%      3/08              (797,634)
  7/01        34,905     5.995%   Libor + 0.40%      3/08              (767,018)
 12/01        57,509     5.841%   Libor + 0.40%      3/08              (786,962)
  3/08        49,080      6.45%   Libor + 0.40%      2/10              (538,733)
  3/08        73,980      6.92%   Libor + 0.40%      9/10                93,744
--------------------------------------------------------------------------------
  TOTAL                                                            $ (2,344,008)
--------------------------------------------------------------------------------

8    Debt
--------------------------------------------------------------------------------
A Mortgages -- Rental property held by Belport Realty's controlled Subsidiaries is financed through mortgages issued to the controlled subsidiaries. The mortgages are secured by the rental property and are generally without recourse to the other assets of Belport Capital's Shareholders. The value of the rental property securing the loans was $518,617,126 at December 31, 2001. Amounts outstanding at December 31, 2001, excluding unamortized debt issuance costs, are as follows:

                                        ANNUAL       MONTHLY       BALANCE AT
    MATURITY                            INTEREST     INTEREST      DECEMBER 31,
    DATE                                RATE         PAYMENT*      2001
    ----------------------------------------------------------------------------
    April 1, 2009                       7.89%        $  100,647   $  15,307,500
    March 1, 2011                       6.95%           832,842     143,800,000
    April 1, 2011                       6.57%         1,105,952     202,000,000
--------------------------------------------------------------------------------
                                                    $ 2,039,441   $ 361,107,500
--------------------------------------------------------------------------------

* Mortgages provide for monthly payments of interest only through the respective maturity date, with the entire principal balance due on the respective maturity date.

B Credit Facility -- Belport Capital has entered into a revolving securitization facility (the Commercial Paper Facility) of up to $250,000,000 with a special purpose commercial paper issuer (the CP Issuer) and Citicorp North America, Inc. as agent for the CP Issuer. The Commercial Paper Facility is supported by a committed liquidity facility (the Liquidity Facility)(collectively, the Credit Facility) provided by Citibank, N.A., under which borrowings may be made for a maximum term of seven years from Belport Capital's initial closing. On borrowings under the Commercial Paper Facility, Belport Capital pays a rate of interest equal to the CP Issuer's cost of commercial paper funding plus a margin and certain fees and expenses. Interest expense includes a commitment fee of approximately 0.18% per year on the unused portion of the Commercial Paper Facility. In the event that the CP issuer is unable or unwilling to maintain advances to the Fund, it may assign its advances to the providers of the Liquidity Facility. Borrowings under the Liquidity Facility will be at an annual rate of one-month Libor plus 0.75%. Belport Capital's obligation under the Credit Facility is secured by a pledge of substantially all of its assets, including Belport Realty common stock and shares of Belvedere Capital held by the Fund.

     Initial borrowings under the Credit Facility have been used to purchase qualifying assets, to pay organizational costs and selling expenses of the Fund, and to provide for short-term liquidity needs of the Fund. Additional Borrowings under the Credit Facility may be made in the future for these purposes. At December 31, 2001, amounts outstanding under the Credit Facility totaled $231,000,000.

     Additionally, Citibank, N.A. has provided up to $10,000,000 for use of letters of credit. As of December 31, 2001 a letter of credit in the amount of $1,908,885 is outstanding and was issued as a substitute for funding mortgage escrow accounts required by the lender of Bel Multifamily. The letter of credit expires on November 5, 2002 and automatically extends for successive one-year periods not to extend beyond March 1, 2008.

9    Management Fee and Other Transactions with Affiliates
--------------------------------------------------------------------------------
     Belport Capital and the Portfolio have engaged Boston Management as investment adviser. Under the terms of the advisory agreement with the Portfolio, Boston Management receives a monthly advisory fee of 5/96 of 1% (0.625% annually) of the average daily net assets of the Portfolio up to $500,000,000 and at reduced rates as daily net assets exceed that level. For the period from Belport Capital's start of business, March 14, 2001, to December 31, 2001, the advisory fee applicable to the Portfolio was 0.43% (annualized) of average daily net assets. Belvedere Capital's allocated portion of the advisory fee totaled $33,753,655 of which $3,487,825 was allocated to Belport Capital for the period from Belport Capital's start of business, March 14, 2001, to December 31, 2001.

     In addition, Belport Capital pays Boston Management, but for the fee cap described below, a monthly advisory and administrative fee of 1/20 of 1% (0.60% annually) of the average daily gross assets of Belport Capital reduced by the portion of the monthly advisory and management fees payable for such month by the Portfolio and Belport Realty that is attributable to the value of Belport Capital's direct or indirect investment therein (but no such reduction is made to the extent that any such fee or portion thereof has been waived by Boston Management). The term "gross assets" with respect to Belport Capital is defined to include the current value of all of Belport Capital's assets (including Belport Capital's interest in Belvedere Capital and Belport Capital's ratable share of the assets of its controlled subsidiaries), without reduction by any liabilities. Belport Realty pays Boston Management a monthly management fee at a rate of 1/20 of 1% (equivalent to 0.60% annually) of the average daily gross assets of Belport Realty. The term "gross assets" with respect to Belport Realty is defined to include the current value of all assets of Belport Realty, including Belport Realty's ratable share of the assets of its controlled subsidiaries, without reduction by any liabilities. For this purpose, the assets of Belport Realty's controlled subsidiaries are reduced by the proportionate interest therein of investors other than Belport Realty. For the period from the start of business, March 14, 2001, to December 31, 2001, the advisory and administrative fee payable to Boston Management by Belport Capital, plus the management fee payable to Boston Management by Belport Realty totaled $2,883,623.

     Eaton Vance and Boston Management do not receive separate compensation for serving as Manager of Belport Capital and Manager of Belvedere Capital, respectively.

BELPORT CAPITAL FUND LLC AS OF DECEMBER 31, 2001
================================================================================
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONT'D
================================================================================

     As compensation for its services as placement agent, Belport Capital pays EV Distributors a monthly distribution fee at a rate of 1/120 of 1% (equivalent to 0.10% annually) of Belport Capital's average daily net assets. For the period from Belport Capital's start of business March 14, 2001, to December 31, 2001, Belport Capital's distribution fees paid or accrued to EV Distributors totaled $799,935.

     Boston Management has agreed to waive a portion of the monthly advisory and administrative fee otherwise payable by Belport Capital to the extent that such a fee (prior to any reduction of such fees payable by the Portfolio that are attributable to the value of Belport Capital's direct or indirect investment therein), together with the monthly distribution fee payable to EV Distributors and the management fee payable to Boston Management, exceeds 1/20th of 1% (equivalent to 0.60% annually) of Belport Capital's average daily gross assets (as defined above). For the period from the start of business March 14, 2001, to December 31, 2001, Boston Management has waived $799,935 of the advisory and administrative fee of Belport Capital

     Pursuant to a servicing agreement between Belvedere Capital and EV Distributors, Belvedere Capital pays a servicing fee to EV Distributors for providing certain services and information to Shareholders. The servicing fee is paid on a quarterly basis at an annual rate of 0.15% of Belvedere Capital's average daily net assets and totaled $11,748,856 for the period from the start of business March 14, 2001, to December 31, 2001, of which $1,217,658 was allocated to Belport Capital. Pursuant to a servicing agreement between Belport Capital and EV Distributors, Belport Capital pays a servicing fee to EV Distributors on a quarterly basis at an annual rate of 0.25% of Belport Capital's average daily net assets, less Belport
     Capital's allocated share of the servicing fee payable by Belvedere Capital. For the period from the start of business, March 14, 2001, to December 31, 2001, the servicing fee paid directly by Belport Capital totaled $766,867. Of the amounts allocated to and incurred by Belport Capital, for the period from the start of business on March 14, 2001, to December 31, 2001, no amounts were paid to subagents.

     Management services for the real property held by Bel Multifamily, Monadnock and Casco are provided by an affiliate of each respective entity's Minority Shareholder (see Note 1B). Each management agreement provides for a management fee and allows for reimbursement of payroll expenses incurred by the managers in conjunction with managing each respective entity's properties (see Note 1B). For the period from the start of business on March 14, 2001, to December 31, 2001, Belport Realty's controlled subsidiaries paid or accrued property management fees of $1,684,578.

10   Segment Information
--------------------------------------------------------------------------------
     Belport Capital pursues its investment objective primarily by investing indirectly in the Portfolio through Belvedere Capital. The Portfolio is a diversified investment company of equity securities that emphasizes investments in common stocks of domestic and foreign growth companies that are considered to be high in quality and attractive in their long-term investment prospects. Separate from its investment in Belvedere Capital, Belport Capital invests in real estate assets through its subsidiary, Belport Realty. Belport Realty invests directly in Partnership Preference Units and indirectly in real property through controlled subsidiaries, Bel Multifamily and Monadnock (Note 1).

     Belport Capital evaluates performance of the reportable segments based on the net increase (decrease) in net assets from operations of the respective segment, which includes net investment income or loss, realized gain (loss) and unrealized gain (loss). The accounting policies of the reportable segments are the same as those for Belport Capital on a consolidated basis (Note 2). No reportable segments have been aggregated. Reportable information by segment is as follows:

                                 Tax-Managed
For the year ended                 Growth            Real
December 31, 2001 Portfolio*     Portfolio*         Estate           Total
--------------------------------------------------------------------------------

Revenues                        $    4,034,512   $ 44,207,788   $    48,242,300
Interest expense on mortgages                -    (15,287,500)      (15,287,500)
Interest expense on Credit
 Facility                                    -     (3,508,697)      (3,508,697)
Interest expense on swap
 contracts                                   -     (2,055,335)       (2,055,335)
Operating expenses                    (556,622)   (17,774,116)      (18,330,738)
Minority interest in net
 income of controlled
 subsidiaries                                -      2,599,894)       (2,599,894)
                                ---------------  -------------   ---------------
Net investment income                3,477,890      2,982,246         6,460,136
Net realized gain (loss)              (807,510)       438,595          (368,915)
Change in unrealized gain
 (loss)                            (14,025,705)    (3,973,456)      (17,999,161)
                                ---------------  -------------   ---------------
Net increase (decrease) in
 net assets from operations
 of reportable segments         $  (11,355,325)  $   (552,615)   $  (11,907,940)
                                ---------------  -------------   ---------------
Segment assets                  $1,762,622,657   $625,575,651    $2,388,198,308
Segment liabilities                          0    625,998,357       625,998,357
                                ---------------  -------------   ---------------
Net assets of reportable
 segments $1,762,622,657         1,762,622,657   $   (422,706)   $1,762,199,951
                                ---------------  -------------   ---------------

* Belport Capital invests in Tax-Managed Growth Portfolio indirectly through Belvedere Capital.

     The following tables reconcile the reported segment information to the consolidated financial statements for the year ended December 31, 2001:

Revenues from reportable segments                         $   48,242,300
Unallocated revenue                                               28,888
                                                          ---------------
Total revenue                                             $   48,271,188
                                                          ---------------

Net increase (decrease) in net assets from operations:
Net increase (decrease) in net assets from operations
 for reportable segments                                  $  (11,907,940)
Other revenues                                                    28,888
Unallocated expenses**                                        (2,912,716)
                                                          ---------------
Total net increase (decrease) in net assets from
 operations                                               $  (14,791,768)
                                                          ---------------

** Unallocated expenses include costs of Belport Capital related to the operation of the Fund, such as servicing and distribution expenses, as well as miscellaneous administrative costs of Belport Capital.

Net assets:
Net assets of reportable segments                         $1,762,199,951
Unallocated cash                                               1,570,640
Short-term investments                                         1,705,915
Loan payable on Credit Facility                              (16,170,000)
Other liabilities                                               (148,642)
                                                          ---------------
Total net assets                                          $1,749,157,864
                                                          ---------------

BELPORT CAPITAL FUND LLC AS OF DECEMBER 31, 2001
================================================================================
INDEPENDENT AUDITORS' REPORT
================================================================================
TO THE SHAREHOLDERS OF BELPORT CAPITAL FUND LLC
AND SUBSIDIARIES:
--------------------------------------------------------------------------------

We have audited the accompanying consolidated statement of assets and liabilities, including the consolidated portfolio of investments, of Belport Capital Fund LLC and Subsidiaries, (collectively, the Fund) as of December 31, 2001, the related consolidated statements of operations, consolidated cash flows, the consolidated statement of changes in net assets and financial highlights for the period from the start of business, March 14, 2001, to December 31, 2001. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2001, the results of its operations, its cash flows, the changes in its net assets and financial highlights for the period from the start of business, March 14, 2001, to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 1, 2002

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
PORTFOLIO OF INVESTMENTS
==============================================================================
COMMON STOCKS -- 97.6%

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------
Aerospace and Defense -- 1.5%
------------------------------------------------------------------------------
Boeing Company (The)                            361,794      $  14,030,371
Boeing Company (The)(1)(2)                      250,000          9,689,547
Boeing Company (The)(1)(2)                      200,000          7,752,122
General Dynamics Corp.                        1,505,000        119,858,200
Honeywell International, Inc.                   292,998          9,909,192
Northrop Grumman Corp.                          833,164         83,991,263
Raytheon Co., Class B                           313,564         10,181,423
Rockwell Collins, Inc.                          203,032          3,959,124
United Technologies Corp.                       291,354         18,830,209
------------------------------------------------------------------------------
                                                             $ 278,201,451
------------------------------------------------------------------------------
Air Freight and Couriers -- 1.5%
------------------------------------------------------------------------------
FedEx Corp.(3)                                1,631,578      $  84,646,267
Fedex Corp.(1)(2)(3)                             75,000          3,887,141
United Parcel Service, Inc., Class B          3,295,388        179,598,646
------------------------------------------------------------------------------
                                                             $ 268,132,054
------------------------------------------------------------------------------
Airlines -- 0.0%
------------------------------------------------------------------------------
Southwest Airlines Co.                           52,000      $     960,960
------------------------------------------------------------------------------
                                                             $     960,960
------------------------------------------------------------------------------
Auto Components -- 0.2%
------------------------------------------------------------------------------
Aftermarket Technology Corp.(3)                  46,000      $     745,200
Arvinmeritor, Inc.                               53,849          1,057,594
Borg-Warner Automotive, Inc.                    230,270         12,031,607
Dana Corp.                                       46,137            640,382
Delphi Automotive Systems                         6,128             83,708
Federal Signal Corp.                            283,471          6,312,899
Johnson Controls                                240,591         19,427,723
TRW, Inc.                                         2,000             74,080
Visteon Corp.                                    15,135            227,630
------------------------------------------------------------------------------
                                                             $  40,600,823
------------------------------------------------------------------------------
Automobiles -- 0.1%
------------------------------------------------------------------------------
DaimlerChrysler                                  19,952      $     831,400
Ford Motor Co.                                  179,556          2,822,620
General Motors Corp.                             13,596            660,766
Harley-Davidson, Inc.                           114,700          6,229,357

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Automobiles (continued)
------------------------------------------------------------------------------
Honda Motor Co. Ltd. ADR                          5,000      $     407,550
------------------------------------------------------------------------------
                                                             $  10,951,693
------------------------------------------------------------------------------
Banks -- 7.0%
------------------------------------------------------------------------------
AmSouth Bancorporation                        1,251,949      $  23,661,836
Associated Banc-Corp.                           624,922         22,053,497
Bank of America Corp.                         1,717,799        108,135,447
Bank of Granite Corp.                            22,500            444,825
Bank of Montreal                                273,104          6,207,654
Bank of New York Co., Inc. (The)                477,978         19,501,502
Bank One Corp.                                1,251,649         48,876,893
Banknorth Group, Inc.                            65,720          1,480,014
BB&T Corp.                                    1,016,764         36,715,348
Charter One Financial, Inc.                     544,901         14,794,062
City National Corp.                             130,000          6,090,500
Colonial Bancgroup, Inc. (The)                  396,090          5,580,908
Comerica, Inc.                                  222,464         12,747,187
Commerce Bancshares, Inc.                       206,545          8,053,190
Community First Bancshares, Inc.                418,000         10,738,420
Compass Bancshares, Inc.                        306,668          8,678,704
Credit Suisse Group                              55,136          2,352,292
Fifth Third Bancorp                             772,018         47,347,864
Fifth Third Bancorp(1)(2)                        81,626          5,001,158
First Citizens BancShares, Inc.                  65,900          6,441,725
First Financial Bancorp.                         51,122            902,303
First Midwest Bancorp, Inc.                     573,661         16,745,165
First Midwest Bancorp, Inc.(1)(2)                65,612          1,914,017
First Midwest Bancorp, Inc.(1)(2)               176,056          5,133,978
First Tennessee National Corp.                   30,912          1,120,869
FleetBoston Financial Corp.                     631,350         23,044,275
Golden West Financial Corp.                     121,800          7,167,930
GreenPoint Financial Corp.                      120,983          4,325,142
Greenpoint Financial Corp.(1)(2)                200,000          7,145,531
GreenPoint Financial Corp.(1)(2)                300,000         10,717,627
Hibernia Corp., Class A                         165,893          2,951,236
Huntington Bancshares, Inc.                     518,842          8,918,894
Investors Financial Services Corp.              205,701         13,619,463
Investors Financial Services Corp.(1)(2)         32,000          2,117,396
Keycorp                                         552,835         13,456,004
M&T Bank Corp.                                   33,977          2,475,224
Marshall and Ilsley Corp.                        92,887          5,877,889
Mellon Financial Corp.                          206,912          7,784,029


                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
PORTFOLIO OF INVESTMENTS CONT'D
==============================================================================


SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Banks (continued)
------------------------------------------------------------------------------
Mellon Financial Corp.(1)(2)                     15,000      $     564,018
National City Corp.                             567,618         16,597,150
National Commerce Financial Corp.             1,113,055         28,160,291
Northern Trust Corp.                          1,451,188         87,390,541
Pacific Century Financial Corp.                  49,425          1,279,613
PNC Financial Services Group, Inc.              171,634          9,645,831
Popular, Inc.                                       716             20,821
Regions Financial Corp.                       1,375,042         41,168,757
Royal Bank of Canada                            368,444         12,000,221
Royal Bank of Scotland Group PLC                 52,322          1,271,994
Royal Bank of Scotland Group PLC
(A.V.S.)(3)                                      50,837             58,210
S&T Bancorp, Inc.                               100,000          2,428,000
Societe Generale, Class A                       809,647         45,298,997
SouthTrust Corp.                                332,978          8,214,567
Southwest Bancorporation of Texas,
Inc.(3)                                         215,601          6,526,242
Southwest Bancorporation of Texas,
Inc.(1)(2)(3)                                   600,000         18,150,649
Sovereign Bancorporation, Inc.                  442,584          5,417,228
SunTrust Banks, Inc.                            311,574         19,535,690
Synovus Financial                             1,002,233         25,105,937
TCF Financial Corp.                             512,000         24,565,760
U.S. Bancorp                                  4,083,706         85,471,967
Union Planters Corp.                            408,979         18,457,222
Valley National Bancorp.                        323,780         10,668,551
Wachovia Corp.                                1,497,451         46,960,063
Washington Mutual, Inc.                       2,327,799         76,119,027
Wells Fargo & Co.                             2,972,457        129,153,257
Westamerica Bancorporation                      266,506         10,545,642
Whitney Holding Corp.                           245,252         10,754,300
Zions Bancorporation                            227,671         11,970,941
------------------------------------------------------------------------------
                                                            $1,283,821,485
------------------------------------------------------------------------------
Beverages -- 3.0%
------------------------------------------------------------------------------
Anheuser-Busch Cos., Inc.                     2,291,559      $ 103,601,382
Coca-Cola Company (The)                       3,068,681        144,688,309
Coca-Cola Enterprises, Inc.                     384,724          7,286,673
Panamerican Beverages, Inc., Class A             80,000          1,188,800
PepsiCo, Inc.                                 6,033,757        293,783,628
------------------------------------------------------------------------------
                                                             $ 550,548,792
------------------------------------------------------------------------------

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------
Biotechnology -- 2.1%
------------------------------------------------------------------------------
Amgen, Inc.(3)                                3,822,612      $ 215,748,221
Celera Genomics Group - Applera Corp.(3)         47,100          1,257,099
Genzyme Corp.(3)                              1,616,207         96,746,151
Genzyme Corp.(1)(2)(3)                            9,605            574,385
Genzyme Corporation - Genzyme Biosurgery
Division(3)                                      86,784            460,823
Gilead Sciences, Inc.(3)                         38,745          2,546,321
Incyte Genomics, Inc.(3)                      1,145,302         22,264,671
Invitrogen Corp.(3)                              37,645          2,331,355
Sepracor, Inc.(3)                               884,000         50,441,040
Vertex Pharmaceuticals, Inc.(3)                  83,000          2,040,970
------------------------------------------------------------------------------
                                                             $ 394,411,036
------------------------------------------------------------------------------
Building Products -- 0.6%
------------------------------------------------------------------------------
American Standard Companies, Inc.(3)            258,251      $  17,620,466
American Standard Companies,
Inc.(1)(2)(3)                                    63,436          4,327,833
Masco Corp.                                   3,506,516         85,909,642
------------------------------------------------------------------------------
                                                             $ 107,857,941
------------------------------------------------------------------------------
Chemicals -- 1.7%
------------------------------------------------------------------------------
Airgas, Inc.(3)                                 536,219      $   8,107,631
Arch Chemicals, Inc.                              4,950            114,840
Bayer AG ADR                                     40,000          1,271,448
Dow Chemical Co. (The)                          183,245          6,190,016
DuPont (E.I.) de Nemours & Co.                1,173,241         49,874,475
Eastman Chemical Co.                                148              5,775
Ecolab, Inc.                                  2,064,867         83,110,897
International Flavors & Fragrances, Inc.        148,101          4,400,081
MacDermid, Inc.                                  61,937          1,049,832
Monsanto Co.                                  2,990,100        101,065,380
Olin Corp.                                        9,900            159,786
PPG Industries, Inc.                             23,542          1,217,592
RPM, Inc.                                       470,138          6,798,195
Sigma Aldrich Corp.                             615,000         24,237,150
Solutia, Inc.                                    99,629          1,396,799
Syngenta AG ADR(3)                               10,030            106,318
Valspar Corp.                                   768,316         30,425,314
------------------------------------------------------------------------------
                                                             $ 319,531,529
------------------------------------------------------------------------------

                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
PORTFOLIO OF INVESTMENTS CONT'D
==============================================================================

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------
Commercial Services and Supplies -- 5.1%
------------------------------------------------------------------------------
Allied Waste Industries, Inc.(3)              1,675,000      $  23,550,500
Apollo Group, Inc.(3)                             5,066            228,021
Arbitron, Inc.(3)                                36,200          1,236,230
Automatic Data Processing, Inc.               3,247,523        191,279,105
Avery Dennison Corp.                          1,432,004         80,951,186
Banta Corp.                                      42,341          1,249,906
BISYS Group, Inc. (The)(3)                      107,746          6,894,667
BISYS Group, Inc. (The)(1)(2)(3)                 12,500            799,472
BISYS Group, Inc. (The)(1)(2)(3)                 20,000          1,279,032
Block (H&R), Inc.                               732,354         32,736,224
Bowne & Co., Inc.                               172,640          2,209,792
Cendant Corp.(3)                                192,150          3,768,061
Century Business Services, Inc.(3)              400,000            920,000
Ceridian Corp.(3)                               181,858          3,409,837
Certegy Inc.(3)                                  42,862          1,466,738
Cintas Corp.                                  1,410,561         67,706,928
Concord EFS, Inc.(3)                            551,454         18,076,662
Consolidated Graphics, Inc.(3)                   70,215          1,351,639
CSG Systems International, Inc.(3)               41,116          1,663,142
Deluxe Corp.                                     80,675          3,354,466
Donnelley (R.R.) & Sons Co.                     200,521          5,953,468
DST Systems, Inc.(3)                          2,017,634        100,579,055
eFunds Corp.(3)                                  44,484            611,655
Equifax, Inc.                                    85,724          2,070,235
First Data Corp.                              2,227,384        174,738,275
Harland (John H.) Co.                            51,540          1,139,034
HON Industries, Inc.                          1,270,418         35,127,058
Imagistics International Inc.(3)                  6,222             76,842
IMS Health, Inc.                                498,012          9,716,214
Manpower, Inc.                                  112,000          3,775,520
Miller (Herman), Inc.                           577,903         13,673,185
Navigant Consulting, Inc.(3)                    496,795          2,732,372
Navigant International, Inc.(3)                  59,630            682,763
Newpark Resources, Inc.(3)                       96,537            762,642
Paychex, Inc.                                   929,490         32,392,727
Pitney Bowes, Inc.                               77,782          2,925,381
ProQuest Company(3)                             115,000          3,899,650
ServiceMaster Co.                               704,262          9,718,816
Spherion Corp.(3)                                90,000            878,400
Staff Leasing, Inc.                              78,125            198,437
Steelcase, Inc., Class A                        123,000          1,810,560
Sylvan Learning Systems, Inc.(3)                815,396         17,995,790

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Commercial Services and Supplies (continued)
------------------------------------------------------------------------------
Valassis Communications, Inc.(3)                775,000      $  27,605,500
Viad Corp.                                       40,314            954,636
Waste Management, Inc.                        1,399,736         44,665,576
Workflow Management, Inc.(3)                     79,507            379,248
------------------------------------------------------------------------------
                                                             $ 939,194,647
------------------------------------------------------------------------------
Communications Equipment -- 1.5%
------------------------------------------------------------------------------
3Com Corp.(3)                                   873,949      $   5,575,795
ADC Telecommunications, Inc.(3)                 937,781          4,313,793
Advanced Fibre Communication, Inc.(3)            15,000            265,050
Alcatel S.A. ADR                                 43,728            723,698
Avaya, Inc.(3)                                   68,903            837,171
CIENA Corp.(3)                                  702,026         10,045,992
Cisco Systems, Inc.(3)                        5,430,799         98,351,770
Comverse Technology, Inc.(3)                    386,378          8,643,276
Corning, Inc.                                   705,943          6,297,012
Enterasys Networks, Inc.(3)                     989,660          8,758,491
JDS Uniphase Corp.(3)                           266,080          2,309,574
Lucent Technologies, Inc.                       954,951          6,006,642
Marconi PLC                                      23,088             14,015
McData Corp., Class A(3)                         23,016            563,892
Motorola, Inc.                                  551,445          8,282,704
Nokia Corp., Class A, ADR                     2,881,697         70,688,027
Nortel Networks Corp.                         2,131,110         15,983,325
Qualcomm, Inc.(3)                               344,112         17,377,656
Riverstone Networks, Inc.(3)                     46,005            763,683
Telefonaktiebolaget LM Ericsson, Class B
ADR                                           1,816,000          9,479,520
Tellabs, Inc.(3)                                338,790          5,068,298
------------------------------------------------------------------------------
                                                             $ 280,349,384
------------------------------------------------------------------------------
Computers and Peripherals -- 3.2%
------------------------------------------------------------------------------
Compaq Computer Corp.                            82,245      $     802,711
Dell Computer Corp.(3)                        3,630,589         98,679,409
EMC Corp.(3)                                  1,075,543         14,455,298
Gateway, Inc.(3)                              1,149,407          9,241,232
Hewlett-Packard Co.                           1,991,489         40,905,184
International Business Machines Corp.         1,039,334        125,717,841
Lexmark International, Inc.(3)                4,536,940        267,679,460
Network Appliance, Inc.(3)                      488,000         10,672,560
Palm, Inc.(3)                                 1,304,605          5,061,867


                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
PORTFOLIO OF INVESTMENTS CONT'D
==============================================================================


SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Computers and Peripherals (continued)
------------------------------------------------------------------------------
Sun Microsystems, Inc.(3)                       537,670      $   6,613,341
------------------------------------------------------------------------------
                                                             $ 579,828,903
------------------------------------------------------------------------------
Construction and Engineering -- 0.1%
------------------------------------------------------------------------------
Dycom Industries(3)                             160,464      $   2,681,353
Jacobs Engineering Group, Inc.(3)               176,233         11,631,378
Salient 3 Communications, Inc., Class A          78,125             76,953
------------------------------------------------------------------------------
                                                             $  14,389,684
------------------------------------------------------------------------------
Construction Materials -- 0.1%
------------------------------------------------------------------------------
CRH PLC                                         329,450      $   5,806,873
Vulcan Materials Co.                            136,109          6,525,065
------------------------------------------------------------------------------
                                                             $  12,331,938
------------------------------------------------------------------------------
Containers and Packaging -- 0.1%
------------------------------------------------------------------------------
Bemis Co., Inc.                                 141,000      $   6,934,380
Caraustar Industries, Inc.                      264,862          1,835,494
Sealed Air Corp.(3)                             174,914          7,139,989
Sonoco Products Co.                             160,690          4,271,140
Temple Inland, Inc.                              12,632            716,613
------------------------------------------------------------------------------
                                                             $  20,897,616
------------------------------------------------------------------------------
Distributors -- 0.0%
------------------------------------------------------------------------------
MSC Industrial Direct Co.(3)                      5,000      $      98,750
------------------------------------------------------------------------------
                                                             $      98,750
------------------------------------------------------------------------------
Diversified Financials -- 5.7%
------------------------------------------------------------------------------
Affiliated Managers Group, Inc.(3)               13,680      $     964,166
American Express Co.                            969,588         34,604,596
ANC Rental Corp.(1)(3)                          689,786              6,898
Capital One Financial Corp.                     836,371         45,122,215
Citigroup                                     3,970,061        200,408,679
E*Trade Group, Inc.(3)                          288,290          2,954,972
Fannie Mae                                    1,006,357         80,005,381
Federated Investors, Inc.                     1,634,947         52,122,110
Finova Group, Inc.(3)                           175,587            107,108
FirstPlus Financial Group, Inc.(3)              120,000              9,600
Franklin Resources, Inc.                      1,896,536         66,890,825
Freddie Mac                                     498,106         32,576,132
Freddie Mac(1)(2)                                20,000          1,307,346

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Diversified Financials (continued)
------------------------------------------------------------------------------
Goldman Sachs Group, Inc.                         9,627      $     892,904
Household International, Inc.                 1,603,743         92,920,869
ING Groep NV ADR                                210,570          5,359,007
J.P. Morgan Chase & Co.                         421,490         15,321,162
Knight Trading Group, Inc.(3)                 1,750,000         19,285,000
Legg Mason, Inc.                                217,641         10,877,697
MBNA Corp.                                      131,157          4,616,726
MBNA Corp.(1)(2)                                113,797          3,998,444
Merrill Lynch & Co., Inc.(1)(2)                 150,000          7,812,625
Merrill Lynch & Co., Inc.                     1,676,195         87,363,283
Morgan Stanley Dean Witter & Co.              3,015,769        168,702,118
Nuveen (John) Co. (The), Class A                 75,000          4,011,000
Providian Financial Corp.                       893,096          3,170,491
Raymond James Financial, Inc.(1)(2)              70,000          2,481,924
Schwab (Charles) Corp.                          699,540         10,821,884
Schwab (Charles) Corp.(1)(2)                    133,650          2,063,844
State Street Corp.                              328,000         17,138,000
Stilwell Financial, Inc.                         95,458          2,598,367
T. Rowe Price Group, Inc.                       137,827          4,786,732
Ubs AG-Registered Foreign(3)                      9,183            459,150
USA Education, Inc.                             601,539         50,541,307
Waddell & Reed Financial, Inc., Class A         150,751          4,854,182
------------------------------------------------------------------------------
                                                            $1,037,156,744
------------------------------------------------------------------------------
Diversified Telecommunication -- 2.6%
------------------------------------------------------------------------------
Alltel Corp.                                  1,375,801      $  84,928,196
American Tower Corp., Class A(3)                 93,218            882,774
AT&T Corp.                                    1,181,497         21,432,356
BellSouth Corp.                               1,439,465         54,915,590
Broadwing, Inc.(3)                              764,587          7,263,577
Citizens Communications Co.(3)                   59,563            634,942
Deutsche Telekom AG ADR(3)                    1,616,197         27,313,734
Global Crossing Ltd.(3)                         124,289            104,403
ITC Deltacom, Inc.(3)                         1,118,041            972,696
McLeodUSA, Inc.(3)                            1,608,292            595,068
NTL, Inc.(3)                                    400,390            376,367
PTEK Holdings, Inc.(3)                           28,000             95,200
Qwest Communications International(3)            81,903          1,157,289
RSL Communications Ltd.(3)                      747,161              5,230
SBC Communications, Inc.                      4,236,990        165,962,898
Sprint Corp.                                  2,656,796         53,348,464
Talk America Holdings, Inc.(3)                  247,376            101,424


                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
PORTFOLIO OF INVESTMENTS CONT'D
==============================================================================

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Diversified Telecommunication (continued)
------------------------------------------------------------------------------
Telecom Corp. of New Zealand Ltd. ADR             8,000      $     134,000
Verizon Communications, Inc.                    197,052          9,352,088
Williams Communications Group, Inc.(3)            4,086              9,602
Winstar Communications, Inc.(3)                  17,136                296
Worldcom, Inc. - MCI Group(3)                   105,035          1,333,945
WorldCom, Inc. - Worldcom Group(3)            2,799,665         39,419,283
------------------------------------------------------------------------------
                                                             $ 470,339,422
------------------------------------------------------------------------------
Electric Utilities -- 0.3%
------------------------------------------------------------------------------
AES Corp.(3)                                     69,254      $   1,132,303
Ameren Corp.                                      5,000            211,500
American Electric Power, Inc.                       960             41,789
Dominion Resources, Inc.                        210,464         12,648,886
Duke Energy Corp.                                 9,234            362,527
Exelon Corp.                                    500,000         23,940,000
P G & E Corp.(3)                                 47,705            917,844
Teco Energy, Inc.                                40,000          1,049,600
TXU Corp.                                       250,196         11,796,741
Wisconsin Energy Corp.                            9,576            216,035
------------------------------------------------------------------------------
                                                             $  52,317,225
------------------------------------------------------------------------------
Electrical Equipment -- 0.3%
------------------------------------------------------------------------------
American Power Conversion Corp.(3)              436,671      $   6,314,263
Baldor Electric Co.                             149,060          3,115,354
Emerson Electric Co.                            522,858         29,855,192
Energizer Holdings, Inc.(3)                      92,626          1,764,525
Molex, Inc., Class A                            112,582          3,045,343
Rockwell International Corp.                    203,032          3,626,152
Tecumseh Products Co., Class A                  156,420          7,919,545
Thomas and Betts Corp.                          132,863          2,810,052
------------------------------------------------------------------------------
                                                             $  58,450,426
------------------------------------------------------------------------------
Electronic Equipment - Instruments -- 0.8%
------------------------------------------------------------------------------
Agilent Technologies, Inc.(3)                   517,438      $  14,752,157
Arrow Electronics, Inc.(3)                        8,750            261,625
Flextronics International Ltd.(3)               204,816          4,913,536
Jabil Circuit, Inc.(3)                        2,127,971         48,347,501
Millipore Corp.                                 101,440          6,157,408
PerkinElmer, Inc.                               300,081         10,508,837
Plexus Corp.(3)                                 132,189          3,510,940
Plexus Corp.(1)(2)(3)                            77,757          2,063,935

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Electronic Equipment - Instruments (continued)
------------------------------------------------------------------------------
Sanmina-SCI Corp.(3)                          1,186,972      $  23,620,743
Solectron Corp.(3)                            1,818,848         20,516,605
Teledyne Technologies, Inc.(3)                    6,117             99,646
Waters Corp.(3)                                 198,320          7,684,900
X-Rite, Inc.                                    428,000          3,642,280
------------------------------------------------------------------------------
                                                             $ 146,080,113
------------------------------------------------------------------------------
Energy Equipment and Services -- 1.1%
------------------------------------------------------------------------------
Baker Hughes, Inc.                              977,604      $  35,653,218
Core Laboratories NV(3)                         205,000          2,874,100
Grant Prideco, Inc.(3)                          163,681          1,882,332
Halliburton Co.                                 504,383          6,607,417
Nabors Industries, Inc.(3)                      572,000         19,636,760
National-Oilwell, Inc.(3)                       641,199         13,215,111
National-Oilwell, Inc.(1)(2)(3)                  45,730            941,965
Noble Drilling, Inc.(3)                         170,000          5,786,800
Patterson-UTI Energy, Inc.(3)                   200,000          4,662,000
Schlumberger Ltd.                             1,455,913         80,002,419
Smith International, Inc.(3)                     70,000          3,753,400
Transocean Sedco Forex, Inc.                     73,657          2,491,080
Weatherford International(3)                    663,681         24,728,754
------------------------------------------------------------------------------
                                                             $ 202,235,356
------------------------------------------------------------------------------
Food and Drug Retailing -- 1.9%
------------------------------------------------------------------------------
Albertson's, Inc.                             1,049,367      $  33,044,567
Casey's General Stores, Inc.                     91,201          1,358,895
CVS Corp.                                       961,153         28,450,129
Kroger Co. (The)(3)                           1,066,630         22,260,568
Safeway, Inc.(3)                              1,992,734         83,196,645
Sysco Corp.                                   5,842,567        153,192,107
Sysco Corp.(1)(2)                                44,744          1,172,528
Walgreen Co.                                    643,194         21,649,910
Winn-Dixie Stores, Inc.                         506,616          7,219,278
------------------------------------------------------------------------------
                                                             $ 351,544,627
------------------------------------------------------------------------------
Food Products -- 2.3%
------------------------------------------------------------------------------
Archer-Daniels-Midland Co.                      234,652      $   3,367,256
Campbell Soup Co.                             1,243,047         37,129,814
Conagra Foods, Inc.                           1,544,015         36,701,237
Dean Foods Co.(3)                               128,072          8,734,510
Flowers Foods, Inc.(3)                           98,255          3,922,340


                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
PORTFOLIO OF INVESTMENTS CONT'D
==============================================================================


SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Food Products (continued)
------------------------------------------------------------------------------
General Mills, Inc.                             254,545      $  13,238,885
Heinz (H.J.) Co.                                191,876          7,889,941
Hershey Foods Corp.                             744,421         50,397,302
Kellogg Co.                                     101,647          3,059,575
Kraft Foods, Inc.(3)                            387,000         13,169,610
McCormick & Co., Inc.                           458,870         19,258,774
Riviana Foods, Inc.                             250,000          4,437,500
Sara Lee Corp.                                3,092,508         68,746,453
Smithfield Foods, Inc.(3)                     4,207,530         92,733,961
Tyson Foods, Inc.                               405,548          4,684,079
Unilever ADR                                    400,000         23,044,000
Wrigley (Wm.) Jr. Co.                           441,026         22,655,506
------------------------------------------------------------------------------
                                                             $ 413,170,743
------------------------------------------------------------------------------
Gas Utilities -- 0.6%
------------------------------------------------------------------------------
El Paso Corporation                             175,909      $   7,847,300
Enron Corp.                                      17,000             10,200
Kinder Morgan, Inc.(1)(2)                       500,000         27,829,337
Kinder Morgan, Inc.                           1,288,072         71,732,730
National Fuel Gas Co.                             4,000             98,800
------------------------------------------------------------------------------
                                                             $ 107,518,367
------------------------------------------------------------------------------
Health Care Equipment and Supplies -- 2.5%
-------------------------------------------------------------------------------
Applied Biosystems Group - Applera Corp.        444,800      $  17,467,296
Bausch & Lomb, Inc.                             145,054          5,462,734
Baxter International, Inc.                    3,262,710        174,979,137
Becton, Dickinson and Co.                       255,921          8,483,781
Biomet, Inc.                                    334,411         10,333,300
Biomet, Inc.(1)(2)                               76,929          2,374,749
Boston Scientific Corp.(3)                      544,685         13,137,802
Dentsply International, Inc.                     49,550          2,487,410
Edwards Lifesciences Corp.(3)                   295,714          8,170,578
Guidant Corp.(3)                                 54,616          2,719,877
Hillenbrand Industries, Inc.                    647,898         35,809,322
Lumenis Ltd.(3)                                 112,000          2,206,400
Medtronic, Inc.                               3,100,748        158,789,305
St. Jude Medical, Inc.(3)                         5,007            388,794
Steris Corp.(3)                                  56,377          1,030,008
VISX, Inc.(3)                                    50,000            662,500
Zimmer Holdings, Inc.(3)                        244,725          7,473,902
------------------------------------------------------------------------------
                                                             $ 451,976,895
------------------------------------------------------------------------------

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------
Health Care Providers and Services -- 1.9%
------------------------------------------------------------------------------
Andrx Group(3)                                   93,750      $   6,600,938
Andrx Group(1)(2)(3)                            300,000         21,108,478
Beverly Enterprises, Inc.(3)                    357,143          3,071,430
Cardinal Health, Inc.                         1,727,365        111,691,421
Cardinal Health, Inc.(1)(2)                      36,150          2,336,144
Caremark Rx, Inc.(3)                             17,696            288,622
CIGNA Corp.                                      11,236          1,041,015
Covance, Inc.(3)                                 58,750          1,333,625
Cybear Group(3)                                   2,326                768
FPA Medical Management, Inc.(1)(3)              315,000              3,150
HCA - The Healthcare Company                     53,310          2,054,567
Health Management Associates, Inc.,
Class A(3)                                    1,936,833         35,637,727
HealthSouth Corp.(3)                            314,854          4,666,136
IDX Systems Corp.(3)                             60,000            780,600
LabOne, Inc.(3)                                  53,940            830,676
McKesson HBOC, Inc.                              49,513          1,851,786
Orthodontic Centers of America, Inc.(3)         100,000          3,050,000
Pacificare Health Systems, Inc.,
Class A(3)                                       19,500            312,000
Parexel International Corp.(3)                   35,000            502,250
PhyCor, Inc.(3)                                 312,500             10,938
Quest Diagnostics, Inc.(3)                      481,250         34,510,438
Quintiles Transnational Corp.(3)                417,372          6,698,821
Renal Care Group, Inc.(3)                       371,007         11,909,325
Response Oncology, Inc.(3)                       44,761              2,462
Schein (Henry), Corp.(3)                      1,125,194         41,665,934
Schein (Henry), Corp.(1)(2)(3)                  147,354          5,453,790
Service Corp. International(3)                  145,389            725,491
Stewart Enterprises, Inc.(3)                    114,000            682,860
Sunrise Assisted Living, Inc.(3)                354,000         10,304,940
Synavant, Inc.(3)                                24,900             99,600
Tenet Healthcare Corp.(3)                       302,641         17,771,080
UnitedHealth Group, Inc.                         68,371          4,838,616
Ventiv Health, Inc.(3)                          160,833            588,649
Wellpoint Health Networks, Inc.(3)              200,000         23,370,000
------------------------------------------------------------------------------
                                                             $ 355,794,277
------------------------------------------------------------------------------
Hotels, Restaurants and Leisure -- 1.2%
------------------------------------------------------------------------------
Brinker International, Inc.(3)                  582,237      $  17,327,373
Carnival Corp.                                   54,748          1,537,324
Carnival Corp.(1)(2)                            500,000         14,032,980


                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
PORTFOLIO OF INVESTMENTS CONT'D
==============================================================================


SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Hotels, Restaurants and Leisure (continued)
------------------------------------------------------------------------------
CBRL Group, Inc.                                 62,047      $   1,826,664
Evans (Bob) Farms, Inc.                          51,662          1,269,335
International Game Technology(1)(2)(3)          100,000          6,826,585
International Speedway Corp., Class A           118,344          4,627,250
Jack in the Box, Inc.(3)                        500,000         13,770,000
Lone Star Steakhouse and Saloon, Inc.           145,981          2,164,898
Marriott International, Inc., Class A           282,392         11,479,235
McDonald's Corp.                              1,434,823         37,979,765
MGM Mirage, Inc.(3)                             269,445          7,778,877
Outback Steakhouse, Inc.(3)                   1,285,923         44,042,863
Outback Steakhouse, Inc.(1)(2)(3)               325,000         11,123,597
Papa John's International, Inc.(3)              199,997          5,495,918
Royal Caribbean Cruises Ltd.                    500,000          8,100,000
Sonic Corp.(3)                                   71,007          2,556,252
Starbucks Corp.(3)                            1,368,000         26,060,400
Tricon Global Restaurants, Inc.(3)              219,875         10,817,850
------------------------------------------------------------------------------
                                                             $ 228,817,166
------------------------------------------------------------------------------
Household Durables -- 0.4%
------------------------------------------------------------------------------
Blyth Industries, Inc.                        1,258,693      $  29,264,612
Department 56, Inc.(3)                          255,162          2,194,393
Fortune Brands, Inc.                             69,838          2,764,886
Helen of Troy Ltd.(3)                            20,000            248,200
Interface, Inc.                                 207,000          1,161,270
Interface, Inc.(1)                               54,608            306,351
Leggett & Platt, Inc.                           878,704         20,210,192
Maytag Corp.                                     27,073            840,075
Newell Rubbermaid, Inc.                         426,562         11,760,314
Snap-On, Inc.                                    51,429          1,731,100
Water Pik Technologies, Inc.(3)                   2,141             18,605
------------------------------------------------------------------------------
                                                             $  70,499,998
------------------------------------------------------------------------------
Household Products -- 1.1%
------------------------------------------------------------------------------
Clorox Co.                                       53,688      $   2,123,360
Colgate-Palmolive Co.                           608,213         35,124,301
Kimberly-Clark Corp.                          1,784,920        106,738,216
Procter & Gamble Co.                            718,761         56,875,558
------------------------------------------------------------------------------
                                                             $ 200,861,435

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Industrial Conglomerates -- 1.9%
------------------------------------------------------------------------------
General Electric Co.                          5,842,676      $ 234,174,454
Minnesota Mining & Manufacturing Co.            196,745         23,257,226
Teleflex, Inc.                                   47,559          2,250,016
Tyco International Ltd.                       1,540,147         90,714,658
------------------------------------------------------------------------------
                                                             $ 350,396,354
------------------------------------------------------------------------------
Insurance -- 6.5%
------------------------------------------------------------------------------
21st Century Insurance Group                     70,700      $   1,375,115
Aegon, NV ADR                                 2,909,484         77,886,887
Aflac Corp.                                   1,004,964         24,681,916
Allmerica Financial Corp.                         1,500             66,825
Allstate Corp. (The)                             79,921          2,693,338
American International Group, Inc.            5,687,070        451,553,358
AON Corp.                                       725,165         25,757,861
Axa ADR                                         200,000          4,204,000
Berkshire Hathaway, Inc.(3)                         511         38,631,600
Berkshire Hathaway, Inc., Class B(3)             39,512         99,767,800
Chubb Corp.                                     104,451          7,207,119
Commerce Group, Inc.                            120,000          4,522,800
Delphi Financial Group, Inc.                      6,448            214,718
Gallagher (A.J.) and Co.                        993,779         34,275,438
Hartford Financial Services Group               130,205          8,180,780
Jefferson-Pilot Corp.                           121,089          5,602,788
Kansas City Life Insurance Co.                   70,800          2,626,680
Lincoln National Corp.                           26,903          1,306,679
Marsh & McLennan Cos., Inc.                   2,230,877        239,707,734
Mercury General Corp.                             2,000             87,320
MetLife, Inc.                                 1,985,000         62,884,800
MGIC Investment Corp.                           765,000         47,215,800
Old Republic International Corp.                 38,403          1,075,668
Progressive Corp.                               197,650         29,509,145
Protective Life Corp.                            37,271          1,078,250
Radian Group, Inc.                               30,800          1,322,860
Safeco Corp.                                     19,809            617,050
St. Paul Cos., Inc. (The)                       323,841         14,239,289
Torchmark Corp.                                 282,104         11,095,150
UICI(3)                                         100,854          1,361,529
------------------------------------------------------------------------------
                                                            $1,200,750,297
------------------------------------------------------------------------------

                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
PORTFOLIO OF INVESTMENTS CONT'D
==============================================================================


SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------
Internet and Catalog Retail -- 0.0%
------------------------------------------------------------------------------
Land's End Inc.(3)                              130,000      $   6,520,800
School Specialty, Inc.(3)                        66,255          1,515,914
------------------------------------------------------------------------------
                                                             $   8,036,714
------------------------------------------------------------------------------
Internet Software and Services -- 0.2%
------------------------------------------------------------------------------
At Home Corp., Series A(3)                      371,895      $       2,157
Check Point Software Technologies
Ltd.(3)                                         343,568         13,704,928
Retek, Inc.(3)                                  554,364         16,558,853
------------------------------------------------------------------------------
                                                             $  30,265,938
------------------------------------------------------------------------------
IT Consulting and Services -- 1.6%
------------------------------------------------------------------------------

Accenture Ltd., Class A(3)                    1,038,000      $  27,942,960
Acxiom Corp.(3)                                 579,019         10,115,462
Affiliated Computer Services, Inc.(3)            20,000          2,122,600
Affiliated Computer Services,
Inc.(1)(2)(3)                                    80,327          8,519,244
Computer Sciences Corp.(3)                    1,890,302         92,586,992
Edwards (J.D.) & Co.(3)                         891,844         14,670,834
Electronic Data Systems Corp.                   157,612         10,804,303
Gartner Group, Inc.(3)                            4,811             56,241
Gartner Group, Inc., Class B(3)                  92,416          1,035,059
Keane, Inc.(3)                                  173,924          3,135,850
Perot Systems Corp., Class A(1)(2)(3)           400,000          8,162,895
Perot Systems Corp.(3)                          347,730          7,100,647
Safeguard Scientifics, Inc.(3)                   26,579             93,027
Sapient Corp.(3)                              2,049,828         15,824,672
SunGard Data Systems, Inc.(3)                 3,430,781         99,252,494
------------------------------------------------------------------------------
                                                             $ 301,423,280
------------------------------------------------------------------------------
Leisure Equipment and Products -- 0.0%
------------------------------------------------------------------------------
Callaway Golf Co.                                35,715      $     683,942
Eastman Kodak Co.                               157,202          4,626,455
Mattel, Inc.                                     22,091            379,965
-----------------------------------------------------------------------------
                                                             $   5,690,362
------------------------------------------------------------------------------
Machinery -- 0.9%
------------------------------------------------------------------------------
Deere & Co.                                   1,650,000      $  72,039,000
Dionex Corp.(3)                                 362,140          9,238,191
Donaldson Co., Inc.                              40,220          1,562,145
Dover Corp.                                     586,188         21,729,989
Illinois Tool Works, Inc.                       544,318         36,861,215
Nordson Corp.                                   163,978          4,330,659

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Machinery (continued)
------------------------------------------------------------------------------
Paccar, Inc.                                     12,894      $     846,104
Pall Corp.                                      216,000          5,196,960
Parker-Hannifin Corp.                           159,137          7,305,980
Regal-Beloit Corp.                              265,000          5,777,000
SPX Corp.(3)                                     47,862          6,552,308
Wabtec                                          232,061          2,854,350
------------------------------------------------------------------------------
                                                             $ 174,293,901
------------------------------------------------------------------------------
Media -- 6.4%
------------------------------------------------------------------------------
Advo, Inc.(3)                                   670,000      $  28,810,000
AOL Time Warner, Inc.(3)                      2,133,278         68,478,224
Belo (A.H.) Corp.                               542,924         10,179,825
Cablevision Systems New York Group(3)           130,000          6,168,500
Cablevision Systems-Rainbow Media
Group(3)                                         65,000          1,605,500
Catalina Marketing Corp.(3)                      86,297          2,994,506
Clear Channel Communications, Inc.(3)           340,290         17,324,164
Comcast Corp., Class A(3)                     4,199,177        151,170,372
Cox Communications, Inc., Class A(3)          1,508,036         63,201,789
Disney (Walt) Co.                             4,461,891         92,450,382
Dow Jones & Co., Inc.                           376,300         20,594,899
E.W. Scripps Co., Class A                        25,533          1,685,178
Gannett Co., Inc.                               708,627         47,640,993
Gaylord Entertainment Co.(3)                    428,482         10,540,657
General Motors Corp., Class H(3)              1,175,262         18,157,798
Harte-Hanks, Inc.                               128,869          3,630,240
Havas Advertising ADR(3)                      3,142,938         22,786,301
Interpublic Group Cos., Inc.                  1,571,697         46,427,929
Interpublic Group Cos., Inc.(1)(2)               26,126            771,280
Lamar Advertising Co.(3)                        857,818         36,320,014
Liberty Media Corp., Class A(3)               1,478,536         20,699,504
Liberty Media Corp., Class B(3)                  32,876            499,715
MacClatchy Co. (The), Class A                    48,066          2,259,102
McGraw-Hill Companies, Inc. (The)             1,428,164         87,089,441
Meredith Corp.                                  190,000          6,773,500
New York Times Co. (The), Class A               317,259         13,721,452
Omnicom Group, Inc.                           2,324,141        207,661,998
Publicis Groupe SA                              293,650          7,776,865
Reuters Holdings PLC ADR                        270,131         16,205,159
Shaw Communications Inc., Class B                20,000            424,000
TMP Worldwide, Inc.(3)                        1,404,426         60,249,875
Tribune Co.                                      62,327          2,332,900


                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
PORTFOLIO OF INVESTMENTS CONT'D
==============================================================================


SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Media (continued)
------------------------------------------------------------------------------
Univision Communications, Inc.(3)               663,184      $  26,832,425
Viacom, Inc., Class A(3)                         21,774            963,500
Viacom, Inc., Class B(3)                        640,391         28,273,263
Vivendi Universal ADR                           490,725         26,396,098
Washington Post Co. (The), Class B                3,600          1,908,000
Westwood One, Inc.(3)                           122,400          3,678,120
WPP Group PLC                                   488,000          5,392,595
WPP Group PLC ADR                               155,310          8,371,209
------------------------------------------------------------------------------
                                                            $1,178,447,272
------------------------------------------------------------------------------
Metals and Mining -- 0.5%
------------------------------------------------------------------------------
Alcoa, Inc.                                   1,931,687      $  68,671,473
Allegheny Technologies, Inc.                     21,408            358,584
Nucor Corp.                                     239,966         12,708,599
Phelps Dodge Corp.                               22,194            719,086
Steel Dynamics, Inc.(3)                         311,800          3,619,998
Worthington Industries                          147,466          2,094,017
------------------------------------------------------------------------------
                                                             $  88,171,757
------------------------------------------------------------------------------
Multi - Utilities -- 0.1%
--------------------------------------------------------------------------------
Dynegy, Inc.                                    451,500      $  11,513,250
Dynegy, Inc.(1)(2)                               63,525          1,618,893
Williams Cos., Inc. (The)                       222,833          5,686,698
------------------------------------------------------------------------------
                                                             $  18,818,841
------------------------------------------------------------------------------
Multiline Retail -- 2.7%
------------------------------------------------------------------------------
99 Cents Only Stores(3)                         856,674      $  32,639,279
Costco Wholesale Corporation(3)                  20,435            906,905
Costco Wholesale Corporation(1)(2)(3)            56,823          2,520,071
Dollar General Corp.                            249,983          3,724,747
Dollar Tree Stores, Inc.(3)                   1,217,053         37,619,108
Family Dollar Stores                          2,618,411         78,499,962
Kohl's Corp.(3)                                  49,500          3,486,780
May Department Stores Co. (The)                 569,660         21,066,027
Neiman Marcus Group, Inc. (The),
Class B(3)                                       65,206          1,936,618
Nordstrom, Inc.                                  65,692          1,328,949
Penney (J.C.) Company, Inc.                     837,309         22,523,612
Sears Roebuck & Co.                              15,750            750,330
Target Corporation                            2,753,362        113,025,510
Wal-Mart Stores, Inc.                         2,874,863        165,448,366

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Multiline Retail (continued)
------------------------------------------------------------------------------
Wal-Mart Stores, Inc.(1)(2)                      40,000      $   2,297,856
------------------------------------------------------------------------------
                                                             $ 487,774,120
------------------------------------------------------------------------------
Office - Electronics -- 0.0%
------------------------------------------------------------------------------
Ikon Office Solutions, Inc.                      99,415      $   1,162,161
Xerox Corp.                                      20,000            208,400
Zebra Technologies Corp.(3)                       6,000            333,060
------------------------------------------------------------------------------
                                                             $   1,703,621
------------------------------------------------------------------------------
Oil and Gas -- 3.6%
------------------------------------------------------------------------------
Anadarko Petroleum Corp.                      2,961,941      $ 168,386,346
Apache Corp.                                    886,372         44,212,250
Ashland, Inc.                                   106,674          4,915,538
BP Amoco PLC ADR                              1,328,827         61,803,744
Burlington Resources, Inc.                      928,629         34,860,733
ChevronTexaco Corp.                             999,818         89,593,691
Devon Energy Corp.                              724,853         28,015,568
Exxon Mobil Corp.                             3,612,103        141,955,648
Kerr - McGee Corp.                              267,327         14,649,520
Murphy Oil Corp.                                 29,700          2,495,988
Newfield Exploration Co.(3)                      60,000          2,130,600
Ocean Energy Inc.                               900,000         17,280,000
Pennzoil-Quaker State Co.                        74,457          1,075,904
Phillips Petroleum Co.                          510,102         30,738,747
Royal Dutch Petroleum Co.                        56,824          2,785,512
Syntroleum Corp.(3)                               2,735             19,419
USX-Marathon Group                              350,000         10,500,000
Valero Energy Corp.                              51,510          1,963,561
------------------------------------------------------------------------------
                                                             $ 657,382,769
------------------------------------------------------------------------------
Paper and Forest Products -- 0.3%
------------------------------------------------------------------------------
Georgia-Pacific Corp. - G-P Group               647,827      $  17,886,503
International Paper Co.                         219,061          8,839,111
Louisiana Pacific Corp.                          70,750            597,130
Mead Corporation (The)                           38,768          1,197,544
Plum Creek Timber Co., Inc.                     417,984         11,849,846
Westvaco Corp.                                   47,000          1,337,150
Weyerhaeuser Co.                                119,608          6,468,401
Willamette Industries, Inc.                     156,412          8,152,193
------------------------------------------------------------------------------
                                                             $  56,327,878
------------------------------------------------------------------------------


                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
PORTFOLIO OF INVESTMENTS CONT'D
==============================================================================

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------
Personal Products -- 0.6%
------------------------------------------------------------------------------
Avon Products, Inc.                             134,700      $   6,263,550
Gillette Co.                                  1,088,640         36,360,576
Lauder (Estee) Companies, Inc.                2,092,312         67,079,523
------------------------------------------------------------------------------
                                                             $ 109,703,649
------------------------------------------------------------------------------
Pharmaceutical -- 9.4%
------------------------------------------------------------------------------
Abbott Laboratories                           4,303,053      $ 239,895,205
Allergan, Inc.                                   34,340          2,577,217
American Home Products Corp.                  1,955,001        119,958,861
AstraZeneca PLC ADR                              80,720          3,761,552
Bristol-Myers Squibb Co.                      2,675,910        136,471,410
Elan Corp., PLC ADR(3)                        1,758,536         79,239,632
Forest Laboratories, Inc.(3)                     28,400          2,327,380
GlaxoSmithKline PLC ADR(3)                      630,613         31,417,140
Johnson & Johnson Co.                         5,079,253        300,183,852
King Pharmaceuticals, Inc.(3)                   200,000          8,426,000
King Pharmaceuticals, Inc.(1)(2)(3)           2,085,117         87,785,585
Lilly (Eli) & Co.                             1,216,752         95,563,702
Lilly (Eli) & Co.(1)(2)                          38,250          3,002,090
Merck & Co., Inc.                             1,743,377        102,510,568
Mylan Laboratories                              653,037         24,488,888
Novo Nordisk ADR                                292,277         11,720,308
Pfizer, Inc.                                  5,482,579        218,480,773
Pharmacia Corp.                               3,310,843        141,207,454
Schering-Plough Corp.                         1,395,760         49,982,166
Teva Pharmaceutical Industries Ltd.             300,000         18,489,000
Watson Pharmaceuticals, Inc.(3)               1,241,828         38,980,981
------------------------------------------------------------------------------
                                                            $1,716,469,764
------------------------------------------------------------------------------
Real Estate -- 0.2%
------------------------------------------------------------------------------
Avalonbay Communities, Inc.                      55,000      $   2,602,050
Catellus Development Corp.(3)                   415,722          7,649,285
Equity Office Properties Trust                    2,812             84,585
Jones Lang Lasalle, Inc.(3)                     213,193          3,848,134
Rouse Co. (The)                                 127,700          3,740,333
Trammell Crow Co.(3)                            876,098         10,250,347
Ventas, Inc.                                     25,600            294,400
------------------------------------------------------------------------------
                                                             $  28,469,134
------------------------------------------------------------------------------
Road and Rail -- 0.3%
------------------------------------------------------------------------------
Burlington Northern Santa Fe Corp.              217,094      $   6,193,692

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Road and Rail (continued)
------------------------------------------------------------------------------
CSX Corp.                                        36,496      $   1,279,185
Florida East Coast Industries, Inc.             122,888          2,844,857
Heartland Express, Inc.(3)                      312,500          8,678,125
Kansas City Southern Industrials,
Inc.(3)                                          15,215            214,988
Norfolk Southern Corp.                              390              7,149
Robinson (C.H.) Worldwide, Inc.               1,231,376         35,605,237
Union Pacific Corp.                              92,156          5,252,892
------------------------------------------------------------------------------
                                                             $  60,076,125
------------------------------------------------------------------------------
Semiconductor Equipment and Products -- 3.1%
------------------------------------------------------------------------------
Alpha Industries, Inc.(3)                        60,075      $   1,309,635
Altera Corp.(3)                                  80,516          1,708,550
Analog Devices, Inc.(3)                       3,063,534        135,990,274
Applied Materials, Inc.(3)                       80,212          3,216,501
Broadcom Corp., Class A(3)                      234,000          9,563,580
Conexant Systems(3)                             317,574          4,560,363
Cypress Semiconductor Corporation(3)            227,742          4,538,898
Intel Corp.(1)(2)                               119,093          3,743,335
Intel Corp.                                   5,791,331        182,137,360
Intel Corp.(1)(2)                               350,000         10,999,932
Intel Corp.(1)(2)                               800,000         25,147,420
Intel Corp.(1)(2)                               500,000         15,705,344
KLA-Tencor Corp.(3)                             101,498          5,030,241
Lam Research Corp.(3)                           151,152          3,509,749
Linear Technologies Corp.                       267,760         10,453,350
LSI Logic Corp.(3)                              132,810          2,095,742
Maxim Integrated Products Co.(3)                274,351         14,406,171
National Semiconductor Corp.(3)                  79,368          2,443,741
SpeedFam-IPEC, Inc.(3)                          221,000            658,580
Teradyne, Inc.(3)                                27,996            843,799
Texas Instruments, Inc.                       4,185,654        117,198,312
Ultratech Stepper, Inc.(3)                      245,129          4,049,531
Xilinx, Inc.(3)                                  68,518          2,675,628
------------------------------------------------------------------------------
                                                             $ 561,986,036
------------------------------------------------------------------------------
Software -- 3.2%
------------------------------------------------------------------------------
Adobe Systems, Inc.                             231,936      $   7,201,613
Ascential Software Corp.(3)                       6,127             24,814
BMC Software, Inc.(3)                            35,000            572,950
Cadence Design Systems, Inc.(3)                 956,000         20,955,520
Cognos, Inc.(3)                                  77,000          1,925,000


                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
PORTFOLIO OF INVESTMENTS CONT'D
==============================================================================


SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Software (continued)
------------------------------------------------------------------------------
Computer Associates International, Inc.         632,395      $  21,811,304
Compuware Corp.(3)                              153,744          1,812,642
Fair, Isaac and Co., Inc.                       358,242         22,576,411
Henry (Jack) & Associates                       201,006          4,389,971
HNC Software, Inc.(3)                           427,794          8,812,556
I2 Technologies, Inc.(3)                        233,752          1,846,641
Intuit, Inc.(3)                               1,557,278         66,620,353
Microsoft Corp.(3)                            4,581,426        303,519,473
National Instruments Corp.(3)                   466,603         17,478,948
Oracle Corp.(3)                               2,178,195         30,080,873
Parametric Technology Corp.(3)                   94,600            738,826
PeopleSoft, Inc.(3)                             478,732         19,245,026
Reynolds & Reynolds, Inc., Class A              451,043         10,937,793
RSA Security, Inc.(3)                            60,000          1,047,600
Siebel Systems, Inc.(3)                       1,396,472         39,073,287
Veritas Software Corp.(3)                        88,142          3,951,406
Wind River Systems, Inc.(3)                     111,410          1,995,353
------------------------------------------------------------------------------
                                                             $ 586,618,360
------------------------------------------------------------------------------
Specialty Retail -- 4.3%
------------------------------------------------------------------------------
Abercrombie & Fitch Co., Class A(3)              10,900      $     289,177
AutoNation, Inc.(3)                           4,598,727         56,702,304
Best Buy Co., Inc.(3)                           122,407          9,116,873
Burlington Coat Factory Warehouse Corp.         628,228         10,554,230
Circuit City Stores-Circuit City Group          216,000          5,605,200
Gap, Inc. (The)                                  21,812            304,059
Home Depot, Inc. (The)                        5,566,099        283,926,710
Intimate Brands, Inc.                            53,000            787,580
Limited, Inc. (The)                             699,309         10,293,828
Limited, Inc. (The)(1)(2)                        45,139            664,072
Limited, Inc. (The)(1)(2)                       200,000          2,942,160
Lowe's Companies                              5,775,619        268,046,478
Office Depot, Inc.(3)                           283,487          5,255,849
OfficeMax, Inc.(3)                              912,117          4,104,527
Payless Shoesource, Inc.(3)                       7,700            432,355
Pep Boys - Manny, Moe & Jack (The)               97,976          1,680,288
Pier 1 Imports, Inc.                            300,000          5,202,000
RadioShack Corporation                          643,906         19,381,571
Sherwin-Williams Co. (The)                       80,069          2,201,898
Staples, Inc.(3)                              2,192,500         40,999,750
Tiffany and Co.                                  88,000          2,769,360
TJX Companies, Inc. (The)                     1,000,000         39,860,000

SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------

Specialty Retail (continued)
------------------------------------------------------------------------------
Too, Inc.(3)                                     39,087      $   1,074,893
United Rentals, Inc.(3)                         483,278         10,970,411
------------------------------------------------------------------------------
                                                             $ 783,165,573
------------------------------------------------------------------------------
Textiles and Apparel -- 0.0%
------------------------------------------------------------------------------
Coach, Inc.(3)                                   91,430      $   3,563,941
Unifi, Inc.(3)                                   51,208            371,258
------------------------------------------------------------------------------
                                                             $   3,935,199
------------------------------------------------------------------------------
Tobacco -- 0.1%
------------------------------------------------------------------------------
Philip Morris Co., Inc.                         482,161      $  22,107,082
UST, Inc.                                           439             15,365
------------------------------------------------------------------------------
                                                             $  22,122,447
------------------------------------------------------------------------------
Trading Companies and Distributors -- 0.1%
------------------------------------------------------------------------------
Genuine Parts Co.                               326,715      $  11,990,441
------------------------------------------------------------------------------
                                                             $  11,990,441
------------------------------------------------------------------------------
Water Utilities -- 0.0%
------------------------------------------------------------------------------
American Water Works Co.                         77,310      $   3,227,693
------------------------------------------------------------------------------
                                                             $   3,227,693
------------------------------------------------------------------------------
Wireless Telecommunication Services -- 1.1%
------------------------------------------------------------------------------
AT&T Wireless Services, Inc.(3)               7,303,000      $ 104,944,110
Nextel Communications, Inc., Class A(3)         224,782          2,463,611
Sprint Corp., PCS Group(3)                    3,119,754         76,153,195
Telephone & Data Systems, Inc.                  132,964         11,933,519
Vodafone Group PLC ADR                           40,745          1,046,333
------------------------------------------------------------------------------
                                                             $ 196,540,768
------------------------------------------------------------------------------
Total Common Stocks
   (identified cost $14,839,179,959)                       $17,892,659,773
------------------------------------------------------------------------------


CONVERTIBLE PREFERRED STOCKS -- 0.0%



SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------
Gas Utilities -- 0.0%
------------------------------------------------------------------------------
Enron Corp.(1)(2)                                 3,663        $    59,949
Enron Corp.(1)(2)                                 5,555             90,959


                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
PORTFOLIO OF INVESTMENTS CONT'D
==============================================================================


SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------
Gas Utilities (continued)
------------------------------------------------------------------------------
Enron Corp.(1)(2)                                 1,832        $    29,994
------------------------------------------------------------------------------
                                                               $   180,902
------------------------------------------------------------------------------
Total Convertible Preferred Stocks
   (identified cost $16,637,836)                               $   180,902
------------------------------------------------------------------------------


PREFERRED STOCKS -- 0.0%



SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------
Banks -- 0.0%
------------------------------------------------------------------------------
Wachovia Corp.(1)(3)                            166,518        $    29,973
------------------------------------------------------------------------------
                                                               $    29,973
------------------------------------------------------------------------------
Total Preferred Stocks
   (identified cost $39,407)                                   $    29,973
------------------------------------------------------------------------------


RIGHTS -- 0.0%



SECURITY                                        SHARES           VALUE
------------------------------------------------------------------------------
Banks -- 0.0%
------------------------------------------------------------------------------
Bank United Litigation Contingent
Payment Rights, Expire 2/14/05(3)               102,072        $    10,207
------------------------------------------------------------------------------
                                                               $    10,207
------------------------------------------------------------------------------
Computers and Business Equipment -- 0.0%
------------------------------------------------------------------------------
Seagate Technology, Inc. (Tax Refund
Rights)(3)                                      197,392        $         0
------------------------------------------------------------------------------
                                                               $         0
------------------------------------------------------------------------------
Total Rights
   (identified cost $50,596)                                   $    10,207
------------------------------------------------------------------------------


COMMERCIAL PAPER -- 2.3%

                                            PRINCIPAL
                                            AMOUNT
SECURITY                                    (000'S OMITTED)       VALUE
------------------------------------------------------------------------------
American General Corp., 1.93%, 1/7/02        $  100,000       $ 99,967,833
Barton Capital Corp., 1.79%, 1/9/02              85,000         84,966,189
Delaware Corp., 1.89%, 1/22/02                   49,884         49,829,003
General Electric Capital Corp., 1.78%,
1/2/02                                           14,913         14,912,263
General Electric Capital Corp., 1.87%,
1/9/02                                           50,000         49,979,222


                                            PRINCIPAL
                                            AMOUNT
SECURITY                                    (000'S OMITTED)       VALUE
------------------------------------------------------------------------------
General Electric Capital Corp., 1.92%,
1/7/02                                       $   46,368       $ 46,353,162
Household Finance Corp., 1.85%, 1/22/02          28,895         28,863,818
Panasonic Finance America, Inc.,
2.05%, 1/2/02                                    45,243         45,240,423
------------------------------------------------------------------------------
Total Commercial Paper
   (at amortized cost, $420,111,913)                         $ 420,111,913
------------------------------------------------------------------------------
Total Investments -- 99.9%
   (identified cost $15,276,019,711)                       $18,312,992,768
------------------------------------------------------------------------------
Other Assets, Less Liabilities -- 0.1%                       $  22,872,212
------------------------------------------------------------------------------
Net Assets -- 100.0%                                       $18,335,864,980
------------------------------------------------------------------------------


 ADR - American Depositary Receipt

(1) Security valued at fair value using methods determined in good faith by or at the direction of the Trustees.
(2) Security restricted from resale for a period not exceeding two years. At December 31, 2001, the value of these securities totaled $366,043,256 or 2.0% of net assets.
(3)  Non-income producing security.

                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
FINANCIAL STATEMENTS
==============================================================================
STATEMENT OF ASSETS AND LIABILITIES

AS OF DECEMBER 31, 2001

Assets
------------------------------------------------------------------------------
Investments, at value (identified cost,
   $15,276,019,711)                                       $18,312,992,768
Cash                                                              926,215
Receivable for investments sold                                 6,078,282
Dividends receivable                                           15,975,413
Tax reclaim receivable                                             80,636
Other Assets                                                      168,677
------------------------------------------------------------------------------
TOTAL ASSETS                                              $18,336,221,991
------------------------------------------------------------------------------

Liabilities
------------------------------------------------------------------------------
Payable to affiliate for Trustees' fees                   $        7,680
Accrued expenses                                                 349,331
------------------------------------------------------------------------------
TOTAL LIABILITIES                                         $      357,011
------------------------------------------------------------------------------
NET ASSETS APPLICABLE TO INVESTORS'
   INTEREST IN PORTFOLIO                                 $18,335,864,980
------------------------------------------------------------------------------
Sources of Net Assets
------------------------------------------------------------------------------
Net proceeds from capital contributions
   and withdrawals                                       $15,298,891,403
Net unrealized appreciation (computed on
   the basis of identified cost)                           3,036,973,577
------------------------------------------------------------------------------
TOTAL                                                    $18,335,864,980
------------------------------------------------------------------------------

STATEMENT OF OPERATIONS



FOR THE YEAR ENDED
DECEMBER 31, 2001

Investment Income
------------------------------------------------------------------------------
Dividends (net of foreign taxes,
   $1,078,556)                                           $   176,692,519
Interest                                                      15,674,562
------------------------------------------------------------------------------
TOTAL INVESTMENT INCOME                                  $   192,367,081
------------------------------------------------------------------------------

Expenses
------------------------------------------------------------------------------
Investment adviser fee                                   $    76,812,367
Trustees' fees and expenses                                       16,773
Custodian fee                                                  1,818,767
Legal and accounting services                                     95,442
Miscellaneous                                                    230,033
------------------------------------------------------------------------------
TOTAL EXPENSES                                           $    78,973,382
------------------------------------------------------------------------------

NET INVESTMENT INCOME                                    $   113,393,699
------------------------------------------------------------------------------

Realized and Unrealized Gain (Loss)
------------------------------------------------------------------------------
Net realized gain (loss) --
   Investment transactions (identified
      cost basis)                                        $  (407,571,786)
   Securities sold short                                      47,451,257
   Foreign currency transactions                                     229
------------------------------------------------------------------------------
NET REALIZED LOSS                                        $  (360,120,300)
------------------------------------------------------------------------------
Change in unrealized appreciation
   (depreciation) --
   Investments (identified cost basis)                   $(1,560,996,614)
   Securities sold short                                     (44,213,817)
   Foreign currency                                                 (659)
------------------------------------------------------------------------------
NET CHANGE IN UNREALIZED APPRECIATION
   (DEPRECIATION) $(1,605,211,090)
------------------------------------------------------------------------------

NET REALIZED AND UNREALIZED LOSS                         $(1,965,331,390)
------------------------------------------------------------------------------

NET DECREASE IN NET ASSETS FROM
   OPERATIONS                                            $(1,851,937,691)
------------------------------------------------------------------------------


                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
FINANCIAL STATEMENTS CONT'D
==============================================================================
STATEMENTS OF CHANGES IN NET ASSETS


INCREASE (DECREASE)                       YEAR ENDED              YEAR ENDED
IN NET ASSETS                          DECEMBER 31, 2001      DECEMBER 31, 2000
-------------------------------------------------------------------------------
From operations --
   Net investment income                 $   113,393,699     $  113,922,828
   Net realized gain (loss)                 (360,120,300)       196,962,539
   Net change in unrealized
    appreciation (depreciation)           (1,605,211,090)       141,360,943
------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN NET ASSETS
   FROM OPERATIONS                       $(1,851,937,691)    $  452,246,310
------------------------------------------------------------------------------
Capital transactions --
   Contributions                         $ 3,921,075,957     $4,816,070,598
   Withdrawals                            (2,118,342,171)    (1,997,896,982)
------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS FROM CAPITAL
   TRANSACTIONS                          $ 1,802,733,786     $2,818,173,616
------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN NET ASSETS    $   (49,203,905)    $3,270,419,926
------------------------------------------------------------------------------

Net Assets
------------------------------------------------------------------------------
At beginning of year                     $18,385,068,885     $15,114,648,959
------------------------------------------------------------------------------
AT END OF YEAR                           $18,335,864,980     $18,385,068,885
------------------------------------------------------------------------------


                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
FINANCIAL STATEMENTS CONT'D
==============================================================================
SUPPLEMENTARY DATA

                                           YEAR ENDED DECEMBER 31,
------------------------------------------------------------------------------
                                      2001          2000          1999
------------------------------------------------------------------------------
Ratios/Supplemental Data
------------------------------------------------------------------------------
Ratios (As a percentage of
average daily net assets):
  Expenses                            0.45%         0.45%         0.46%
  Net investment income               0.64%         0.67%         0.72%
Portfolio Turnover                      18%           13%           11%
Total Return(3)                      (9.67)%         --            --
------------------------------------------------------------------------------
Net assets, end of period
 (000's omitted)                   $18,335,865   $18,385,069   $15,114,649
------------------------------------------------------------------------------


                               PERIOD ENDED          YEAR ENDED OCTOBER 31,
                               ------------          ----------------------
                           DECEMBER 31, 1998(1)      1998              1997

------------------------------------------------------------------------------
Ratios/Supplemental Data
------------------------------------------------------------------------------
Ratios (As a percentage of average daily net assets):
  Expenses                         0.48%(2)          0.50%             0.56%
  Net investment income            0.72%(2)          0.78%             0.81%
Portfolio Turnover                    3%               12%               14%
Total Return(3)                     --                --                --
------------------------------------------------------------------------------
Net assets, end of period
   (000's omitted)                $8,704,859       $6,985,678       $2,871,446
------------------------------------------------------------------------------

(1)  For the two-month period ended December 31, 1998.
(2)  Annualized.
(3) Total return is required to be disclosed for fiscal years beginning after December 15, 2000.


                        SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001

NOTES TO FINANCIAL STATEMENTS

1    Significant Accounting Policies
------------------------------------------------------------------------------
     Tax-Managed Growth Portfolio (the Portfolio) is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Portfolio, which was organized as a trust under the laws of the State of New York on December 1, 1995, seeks to provide long-term after-tax returns by investing in a diversified portfolio of equity securities. The Declaration of Trust permits the Trustees to issue interests in the Portfolio. The following is a summary of significant accounting policies consistently followed by the Portfolio in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America.

A Investment Valuations -- Marketable securities, including options, that are listed on foreign or U.S. securities exchanges or in the NASDAQ National Market System are valued at closing sale prices on the exchange where such securities are principally traded. Futures positions on securities or currencies are generally valued at closing settlement prices. Unlisted or listed securities for which closing sale prices are not available are generally valued at the mean between the latest bid and asked prices. Short-term debt securities with a remaining maturity of 60 days or less are valued at amortized cost, which approximates fair value. Other fixed income and debt securities, including listed securities and securities for which price quotations are available, will normally be valued on the basis of valuations furnished by a pricing service. Over-the-counter options are normally valued at the mean between the latest bid and asked price. Investments for which valuations or market quotations are unavailable are valued at fair value using methods determined in good faith by or at the direction of the Trustees.

B Income Taxes -- The Portfolio is treated as a partnership for federal tax purposes. No provision is made by the Portfolio for federal or state taxes on any taxable income of the Portfolio because each investor in the Portfolio is ultimately responsible for the payment of any taxes on its share of such taxable income. Since some of the Portfolio's investors are regulated investment companies that invest all or substantially all of their assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements (under the Internal Revenue Code) in order for its investors to satisfy them. The Portfolio will allocate, at least annually among its investors, each investor's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit.

C Futures Contracts -- Upon the entering of a financial futures contract, the Portfolio is required to deposit either in cash or securities an amount (initial margin) equal to a certain percentage of the purchase price indicated in the financial futures contract. Subsequent payments are made or received by the Portfolio (margin maintenance) each day, dependent on daily fluctuations in the value of the underlying security, and are recorded for book purposes as unrealized gains or losses by the Portfolio. The Portfolio's investment in financial futures contracts is designed to hedge against anticipated future changes in the price of current or anticipated portfolio positions. Should prices move unexpectedly, the Portfolio may not achieve the anticipated benefits of the financial futures contracts and may realize a loss.

D Put Options -- Upon the purchase of a put option by the Portfolio, the premium paid is recorded as an investment, the value of which is marked-to-market daily. When a purchased option expires, the Portfolio will realize a loss in the amount of the cost of the option. When the Portfolio enters into a closing sale transaction, the Portfolio will realize a gain or loss depending on whether the sales proceeds from the closing sale transaction are greater or less than the cost of the option. When the Portfolio exercises a put option, settlement is made in cash. The risk associated with purchasing options is limited to the premium originally paid.

E Securities Sold Short -- The Portfolio may sell securities it does not own in anticipation of a decline in the market price of the securities or in order to hedge portfolio positions. The Portfolio will generally borrow the security sold in order to make delivery to the buyer. Upon executing the transaction, the Portfolio records the proceeds as deposits with brokers in the Statement of Assets and Liabilities and establishes an offsetting payable for securities sold short for the securities due on settlement. The proceeds are retained by the broker as collateral for the short position. The liability is marked-to-market and the Portfolio is required to pay the lending broker any dividend or interest income earned while the short position is open. A gain or loss is recorded when the security is delivered to the broker. The Portfolio may recognize a loss on the transaction if the market value of the securities sold increases before the securities are delivered.

F Other -- Investment transactions are accounted for on the date the securities are purchased or sold. Dividend income is recorded on the ex-dividend date. However, if the ex-dividend date has passed, certain dividends from foreign securities are recorded as the Portfolio is informed of the ex-dividend date. Interest income is recorded on the accrual basis.

G Use of Estimates -- The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

2    Investment Adviser Fee and Other Transactions with Affiliates
--------------------------------------------------------------------------------
     The  investment  adviser fee is earned by Boston  Management  and  Research
     (BMR), a wholly-owned subsidiary of Eaton Vance Management (EVM), as compensation for management and investment advisory services rendered to the Portfolio. Under the advisory agreement, BMR receives a monthly advisory fee of 5/96 of 1% (0.625% annually) of the average daily net assets of the Portfolio up to $500,000,000, and at reduced rates as daily net assets exceed that level. For the year ended December 31, 2001, the adviser fee was 0.43% of the Portfolio's average net assets. Except for Trustees of the Portfolio who are not members of EVM's or BMR's organization, officers and Trustees receive remuneration for their services to the Portfolio out of such investment adviser fee. Trustees of the Portfolio who are not affiliated with the Investment Adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees' Deferred Compensation Plan. For the year ended December 31, 2001, no significant amounts have been deferred.

     Certain officers and Trustees of the Portfolio are officers of the above organizations.

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
================================================================================
NOTES TO FINANCIAL STATEMENTS CONT'D

3    Investment Transactions
--------------------------------------------------------------------------------
     For the year ended December 31, 2001, purchases and sales of investments, other than short-term obligations, aggregated $3,145,062,958 and $3,120,025,819, respectively. In addition, investments having an aggregate market value of $359,656,314 at dates of withdrawal were distributed in payment for capital withdrawals. During the year ended December 31, 2001, investors contributed securities with a value of $1,798,445,978.

4    Federal Income Tax Basis of Investments
--------------------------------------------------------------------------------
     The cost and unrealized appreciation (depreciation) in value of the investments owned at December 31, 2001 as computed on a federal income tax basis, were as follows:

    AGGREGATE COST                               $ 6,190,955,787
    --------------------------------------------------------------
    Gross unrealized appreciation                $12,129,439,542
    Gross unrealized depreciation                     (7,402,561)
    --------------------------------------------------------------
    NET UNREALIZED APPRECIATION                  $12,122,036,981
    --------------------------------------------------------------

5    Financial Instruments
--------------------------------------------------------------------------------
     The Portfolio may trade in financial instruments with off-balance sheet risk in the normal course of its investing activities to assist in managing exposure to various market risks. These financial instruments include written options, forward foreign currency exchange contracts and financial futures contracts and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes.

     The notional or contractual amounts of these instruments represent the investment the Portfolio has in particular classes of financial instruments and does not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered. The Portfolio did not have any open obligations under these financial instruments at December 31, 2001.

6    Line of Credit
--------------------------------------------------------------------------------
     The Portfolio participates with other portfolios and funds managed by BMR and EVM and its affiliates in a $150 million unsecured line of credit agreement with a group of banks. Borrowings will be made by the Portfolio solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each participating portfolio or fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.10% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. The Portfolio did not have any significant borrowings or allocated fees during the year ended December 31, 2001.

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
================================================================================
NOTES TO FINANCIAL STATEMENTS CONT'D
================================================================================


7 Restricted Securities
--------------------------------------------------------------------------------
     At December 31, 2001, the Portfolio owned the following securities (representing 2.0% of net assets) which were restricted as to public resale and not registered under the Securities Act of 1933. The securities are valued at fair value using methods determined in good faith by or at the direction of the Trustees.

                                     DATE OF
DESCRIPTION                     ACQUISITION   SHARES     COST      FAIR VALUE
------------------------------------------------------------------------------
  COMMON STOCKS
------------------------------------------------------------------------------
Affiliated Computer Services,    11/29/00     80,327  $ 4,523,414  $ 8,519.244
 Inc.
American Standard Companies,     10/04/01     63,436    3,702,125    4,327,833
 Inc.
Andrx Group                      11/29/00    300,000   19,706,250   21,108,478
Biomet, Inc.                      7/26/01     76,929    2,504,295    2,374,749
BISYS Group, Inc. (The)           7/26/01     12,500      670,125      799,472
BISYS Group, Inc. (The)          12/18/01     20,000    1,190,400    1,279,032
Boeing Company (The)              9/27/00    250,000   16,531,250    9,689,547
Boeing Company (The)              3/14/01    200,000   12,114,000    7,752,122
Cardinal Health, Inc.             9/27/00     36,150    2,291,006    2,336,144
Carnival Corp.                    3/14/01    500,000   14,160,000   14,032,980
Costco Wholesale Corporation     11/29/00     56,823    2,003,011    2,520,071
Dynegy, Inc.                     11/29/00     63,525    3,112,725    1,618,893
Fedex Corp.                       7/26/01     75,000    3,046,500    3,887,141
Fifth Third Bancorp               7/26/01     81,626    5,008,571    5,001,158
First Midwest Bancorp, Inc.       5/23/01     65,612    1,502,264    1,914,017
First Midwest Bancorp, Inc.       7/26/01    176,056    4,436,617    5,133,978
Freddie Mac                       3/14/01     20,000    1,252,000    1,307,346
Genzyme Corp.                     7/26/01      9,605      500,901      574,385
GreenPoint Financial Corp.       11/29/00    300,000    8,793,750   10,717,627
Greenpoint Financial Corp.        5/23/01    200,000    7,712,000    7,145,531
Intel Corp.                      11/29/00    350,000   14,710,955   10,999,932
Intel Corp.                      11/29/00    119,093    5,005,634    3,743,335
Intel Corp.                       3/14/01    800,000   23,500,000   25,147,420
Intel Corp.                      10/4/01     500,000   10,615,000   15,705,344

                                  DATE OF
DESCRIPTION                     ACQUISITION   SHARES     COST      FAIR VALUE
------------------------------------------------------------------------------
  COMMON STOCKS
------------------------------------------------------------------------------
International Game Technology     3/14/01    100,000  $ 5,227,000  $ 6,826,585
Interpublic Group Cos., Inc.      6/25/01     26,126    1,001,516      771,280
Investors Financial Services      5/23/01     32,000    2,301,120    2,117,396
 Corp.
Kinder Morgan, Inc.               9/27/00    500,000   19,687,500   27,829,337
King Pharmaceuticals, Inc.       11/29/00  2,085,117   77,703,201   87,785,585
Lilly (Eli) & Co.                11/29/00     38,250    3,509,437    3,002,090
Limited, Inc. (The)               9/27/00     45,139    1,001,522      664,072
Limited, Inc. (The)               5/23/01    200,000    3,382,000    2,942,160
MBNA Corp.                       12/18/01    113,797    3,768,957    3,998,444
Mellon Financial Corp.            3/14/01     15,000      635,250      564,018
Merrill Lynch & Co., Inc.        11/29/00    150,000    9,206,250    7,812,625
National-Oilwell, Inc.            9/27/00     45,730    1,349,035      941,965
Outback Steakhouse, Inc.         11/29/00    325,000   13,031,250   11,123,597
Perot Systems Corp., Class A      5/23/01    400,000    6,172,000    8,162,895
Plexus Corp.                      5/23/01     77,757    3,004,530    2,063,935
Raymond James Financial, Inc.    12/18/01     70,000    2,326,800    2,481,924
Schein (Henry), Corp.             3/14/01    147,354    5,010,036    5,453,790
Schwab (Charles) Corp.           12/18/01    133,650    2,031,480    2,063,844
Southwest Bancorporation of       5/23/01    600,000   19,296,000   18,150,649
Texas, Inc.
Sysco Corp.                       9/27/00     44,744    1,016,528    1,172,528
Wal-Mart Stores, Inc.            12/18/01     40,000    2,234,000    2,297,856
------------------------------------------------------------------------------
                                                     $351,488,205 $365,862,354
------------------------------------------------------------------------------
  CONVERTIBLE PREFERRED STOCKS
------------------------------------------------------------------------------
                                  3/14/01-
Enron Corp.                       7/25/01     11,050 $ 16,637,836    $ 180,902
------------------------------------------------------------------------------
                                                     $ 16,637,836    $ 180,902
------------------------------------------------------------------------------

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 2001
==============================================================================
INDEPENDENT AUDITORS' REPORT
==============================================================================
TO THE TRUSTEES AND INVESTORS
OF TAX-MANAGED GROWTH PORTFOLIO:
------------------------------------------------------------------------------

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Tax-Managed Growth Portfolio (the Portfolio) as of December 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for the two years then ended and the supplementary data for the three years ended December 31, 2001, the two-month period ended December 31, 1998 and for each of the years in the two-year period ended October 31, 1998. These financial statements and supplementary data are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and supplementary data based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supplementary data are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and supplementary data referred to above present fairly, in all material respects, the financial position of the Portfolio as of December 31, 2001, and the results of its operations, the changes in its net assets and its supplementary data for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 15, 2002

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned duly authorized officer on June 6, 2003.

                                            BELPORT CAPITAL FUND LLC
                                            (Registrant)




                                            By:  /s/ Michelle A. Alexander
                                                 -------------------------
                                                 Michelle A. Alexander
                                                 Chief Financial Officer
                                                 (Duly Authorized Officer and
                                                 Principal Financial Officer)

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

    3 Copy of Limited Liability Company Agreement of the Fund dated December 5, 2001 filed as Exhibit 3 to the Fund's Initial Registration Statement on Form 10 and incorporated herein by reference. (Note: the LLC Agreement also defines the rights of the holders of Shares of the Fund)

    4 Copy of Revolving Credit and Security Agreement dated as of March 14, 2001; Agreement of Amendment thereto dated as of September
               28, 2001; Agreement of Amendment thereto dated as of March 13, 2002 filed as Exhibit 4 to the Fund's Initial Registration Statement on Form 10 and incorporated herein by reference.

    9          Not applicable and not filed.

   10(1) Copy of Investment Advisory and Administration Agreement between the Fund and Boston Management and Research dated March 7, 2001 filed as Exhibit 10(1) to the Fund's Initial Registration Statement on Form 10 and incorporated herein by reference.

   10(2) Copy of Management Agreement between Belport Realty Corporation and Boston Management and Research dated March 14, 2001 filed as
               Exhibit 10(2) to the Fund's Initial Registration Statement on Form 10 and incorporated herein by reference.

   10(3) Copy of Investor Servicing Agreement between the Fund and Eaton Vance Distributors, Inc. dated December 5, 2000 filed as Exhibit 10(3) the Fund's Initial Registration Statement on Form 10 and incorporated herein by reference.

   10(4) Copy of Custody and Transfer Agency Agreement between the Fund and Investors Bank & Trust Company dated December 5, 2000 filed as Exhibit 10(4) the Fund's Initial Registration Statement on Form 10 and incorporated herein by reference.

    11         Not applicable and not filed.

    12         Not applicable and not filed.

    21         List of Subsidiaries of the Fund.

    24         Not applicable and not filed.

    99         Form N-SAR of Eaton Vance Tax-Managed  Growth Portfolio (File No.
               811-7409) for its fiscal year ended December 31, 2001 filed electronically with the Securities and Exchange Commission under the Investment Company Act of 1940 on February 27, 2002 (Accession No. 0000940394-02-000091) (incorporated herein by reference pursuant to Rule 12b-32).